As filed with the Securities and Exchange Commission on March 7, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3714 (Primary Standard Industrial Classification Number)	38-3430473 (I.R.S. Employer Identification Number)

5725 Delphi Drive Troy, Michigan 48098 (248) 813-2000 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	Robert J. Dellinger
Executive Vice President
and Chief Financial Officer
Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098
(248) 813-2000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

David M. Sherbin Vice President, General Counsel and Chief Compliance Officer Delphi Corporation 5725 Delphi Drive Troy, Michigan 48098 (248) 813-2000	Gregg A. Noel John Wm. Butler, Jr. Nicholas P. Saggese Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 (213) 687-5000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

		Proposed Maximum	Proposed Maximum
Title of Each Class	Amount to Be	Offering Price	Aggregate	Amount of
of Securities to Be Registered	Registered	per Unit	Offering Price	Registration Fee
Rights to purchase Common Stock	567,000,000	—(1)	—(1)	—(2)
Common Stock, $0.01 par value per share, issuable upon exercise of the Rights	56,700,000	$35.00	$1,984,500,000(3)	$60,924.15(4)

(1)	The rights are being issued to holders of common stock at no charge and for no separate consideration.
(2)	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required with respect to the rights because they are being registered in the same registration statement as the shares of common stock issuable upon exercise thereof.
(3)	Represents the aggregate gross proceeds from the exercise of the maximum number of rights that may be issued pursuant to this registration statement.
(4)	Pursuant to Rule 457(p) under the Securities Act, the required filing fee of $60,924.15 has been offset in part by $27,910.50, the dollar amount of the filing fee that was previously paid pursuant to the Registrant’s Registration Statement on Form S-3 and Form S-11 (File No. 333-104130 filed March 28, 2003), and is associated with securities that were not sold pursuant to such Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated March 7, 2007
PROSPECTUS

Rights Offering for
56,700,000 Shares of Common Stock

We are distributing to holders of our common stock, at no charge, transferable rights to purchase up to a total of 56,700,000 shares of common stock of Delphi following its emergence from bankruptcy, as described below (“reorganized Delphi”). Each holder of our common stock will receive one right for each share of our common stock owned of record at 5:00 p.m., New York City time, on          , 2007. Each right entitles the holder to purchase           of a share of common stock of reorganized Delphi at $35.00 per full share. Because fractional shares of common stock of reorganized Delphi will not be issued in the rights offering, and cash will not be paid in lieu of fractional shares of common stock of reorganized Delphi in the rights offering, you will need to hold at least           rights to purchase one share of common stock of reorganized Delphi. Fractional shares will be rounded to the nearest whole number, with such adjustments as may be necessary to ensure that we offer 56,700,000 shares of common stock of reorganized Delphi in the rights offering. There is no over-subscription privilege in the rights offering. Accordingly, if you hold rights exercisable for a fractional share of common stock of reorganized Delphi, you will lose any value represented by those rights unless you sell those rights or you purchase a sufficient number of rights to acquire upon exercise a whole share of common stock of reorganized Delphi.

The rights expire at 5:00 p.m., New York City time, on          , 2007, unless the exercise period is extended. If you do not exercise or sell your rights prior to their expiration, you will lose any value represented by your rights. You should carefully consider whether to exercise or sell your rights prior to the expiration of the rights offering. If you decide to exercise your rights, you should carefully comply with the exercise procedures set forth in this prospectus. Additional information about the rights offering may be found in this prospectus on page 1 in the section entitled “Questions And Answers About The Rights Offering.”

The rights offering is being made to raise a portion of the funds necessary to consummate our plan of reorganization (as it may be amended, modified or supplemented from time to time, the “Plan”). If the Plan becomes effective, on the effective date of the Plan, all existing           shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) outstanding prior to the effective date of the Plan will be canceled, and each holder of our common stock on          , 2007, will receive its pro rata share of 3,000,000 shares of common stock of reorganized Delphi and any shares of common stock of reorganized Delphi issued pursuant to rights exercised by that holder in the rights offering. As of the effective date of the Plan, there will be outstanding up to a total of 101,000,000 shares of common stock (which includes shares issued pursuant to the rights offering) and 34,285,716 shares of Senior Convertible Preferred Stock (as defined herein) (convertible at any time into shares of common stock, initially on a one-for-one basis) of reorganized Delphi. See “Capitalization.”

Exercising the rights and investing in the common stock of reorganized Delphi involve risks. We urge you to carefully read the “Risk Factors” section beginning on page 22 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2006, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to exercise your rights.

Total proceeds		$1,984,500,000
Fees to Investors		$55,125,000
Estimated offering expenses	$
Proceeds, after offering expenses, to us	$

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2007.

On October 8, 2005, we and certain of our U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), and on October 14, 2005, three additional U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Bankruptcy Court is jointly administering these cases as “In re Delphi Corporation, et al., Case No. 05-44481 (RDD).” Our non-U.S. subsidiaries, which were not included in the filings, continue their business operations without supervision from the Bankruptcy Court, and are not subject to the requirements of the Bankruptcy Code.

On December 18, 2006, we entered into a Plan Framework Support Agreement (as it may be amended, modified or supplemented from time to time, the “PSA”) with Cerberus Capital Management, L.P. (“Cerberus”), Appaloosa Management L.P. (“Appaloosa”), Harbinger Capital Partners Master Fund I, Ltd. (“Harbinger”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”), UBS Securities LLC (“UBS”) and General Motors Corporation (“GM”), which outlines, among other things, the terms of the Plan. On January 18, 2007, we entered into an Equity Purchase and Commitment Agreement (as it may be amended, modified or supplemented from time to time, the “EPCA”) with Dolce Investments LLC, an affiliate of Cerberus (“Dolce”), A-D Acquisition Holdings LLC, an affiliate of Appaloosa (“ADAH”), and Del-Auto Investment Company, Ltd., an affiliate of Harbinger (“Del-Auto” and, collectively with Dolce and ADAH, the “Affiliate Investors”), as well as with Merrill and UBS (collectively, with the Affiliate Investors and Merrill, the “Investors”), pursuant to which, and on the terms and subject to the conditions set forth in the EPCA, which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement,” the Investors would invest, assuming the full backstop commitment, up to $3.4 billion in reorganized Delphi.

On          , 2007, we filed the Plan with the Bankruptcy Court. We will not emerge from bankruptcy unless and until the Plan is confirmed by the Bankruptcy Court and becomes effective. The rights offering currently is scheduled to expire prior to the hearing date for confirmation of the Plan. We cannot assure you that the terms of the Plan will not change due to the Bankruptcy Court’s requirements or otherwise after the expiration of the rights offering. You will have no right to withdraw your exercise of rights after the withdrawal deadline, except as set forth in the following sentence. We intend to provide you with the right to withdraw your previous exercise of rights after the withdrawal deadline only if there are changes to the Plan after the withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the rights and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offering, the Plan that includes the rights offering described in this prospectus may not become effective, and we may return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offering, the Plan that includes the rights offering described in this prospectus may not become effective, and we may return to you your exercise payments, without interest.

Even if rights are exercised in the rights offering, we will not issue shares of common stock of reorganized Delphi for which those rights are exercised unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions, including the Bankruptcy Court’s confirmation of the Plan and the completion of the transactions contemplated by the EPCA. The transactions contemplated by the EPCA also are subject to a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

We will receive gross proceeds of $1,984,500,000 from the sale of shares of common stock of reorganized Delphi in connection with the rights offering, regardless of the number of rights exercised, as a result of the backstop commitment of the Investors described below. We intend to use the net proceeds from the rights offering and the $1.4 billion from the additional equity investments in reorganized Delphi by the Investors as described below, together with borrowings under our exit financing and cash-on-hand, to make payments contemplated by the Plan and for general corporate purposes. See “Use of Proceeds.”

The Investors have agreed to backstop the rights offering, on the terms and subject to the conditions of the EPCA, by purchasing from us, at the exercise price, any shares of common stock of reorganized Delphi being offered in the rights offering that are not purchased pursuant to the exercise of rights. In addition, on the terms and subject to the conditions of the EPCA, the Investors have agreed to make additional equity investments in reorganized Delphi by purchasing $1.2 billion of Senior Convertible Preferred Stock and a further $200.0 million of common stock of reorganized Delphi on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment, of up to $3.4 billion. The Investors’ backstop commitment and commitment to make the additional equity investments are subject to the satisfaction of the conditions set forth in the EPCA, as described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” We have agreed to pay the Investors aggregate fees of $76.125 million for their equity commitments, of which $55.125 million relates to the backstop commitment of the rights offering. As of the record date for the rights offering, the Investors and their affiliates beneficially owned a total of           shares, or  %, of our outstanding common stock.

On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Dolce, Del-Auto, Merrill and UBS and their respective affiliates would beneficially own1 either (1) assuming the original rights holders exercise all of their rights in the rights offering and each Investor purchases no shares of common stock pursuant to its backstop commitment, a total of          ,          ,          , and           shares, respectively, or  %,  %,  %,  % and  %, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders exercise no rights in the rights offering and each Investor purchases the full amount of its backstop commitment, a total of          ,          ,          , and           shares, respectively, or  %,  %,  %,  % and  %, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors and equity holders of Delphi pursuant to the Plan. The Investors had the ability under the EPCA to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offering reflects the expected sale of shares of common stock of reorganized Delphi to such additional investors.

Additional information about the rights offering may be found in this prospectus on page 1 in the section entitled “Questions and Answers about the Rights Offering.”

1  Although the percentage ownership of each of the Investors has been reported separately in this prospectus, the Investors have disclosed in their respective Schedule 13Ds that because of the EPCA and the PSA, each Investor may be deemed to beneficially own the shares of our common stock beneficially owned by the other Investors. In addition, following the effective date, ADAH and Dolce may be deemed to be acting as a group because of the terms of the Series A Convertible Preferred Stock of reorganized Delphi that will be issued to ADAH and Dolce, and the shareholders’ agreement that they will enter into with reorganized Delphi, in each case on the effective date of the Plan.

We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by each of ADAH and Dolce, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. We do not expect, however, that we will meet the respective listing requirements on the effective date of the Plan. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by each of ADAH and Dolce, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. The rights will not be listed on any securities exchange or quoted on any automated quotation system. Our common stock currently is quoted on the Pink Sheets LLC (the “Pink Sheets”) under the symbol “DPHIQ.” The last reported sale price of our common stock on the Pink Sheets on March 6, 2007, was $2.45 per share.

Incorporation By Reference	iii
Where You Can Find More Information	iv
Questions and Answers About the Rights Offering	1
Overview of Rights Offering	1
Q: What is the rights offering?	1
Q: What is a right?	1
Q: What is the purpose of the rights offering?	1
Q: How will you use the proceeds from the rights offering?	1
Q: Have Delphi Corporation and its U.S. subsidiaries which filed bankruptcy petitions under chapter 11 of the Bankruptcy Code completed their reorganization?	2
Q: What are Delphi’s plans regarding its emergence from bankruptcy?	2
Exercise of Rights and Other Procedural Matters	2
Q: What is the record date for the rights offering?	2
Q: How many rights am I receiving?	2
Q: Will I receive fractional shares or cash in lieu of fractional shares?	2
Q: How much does a right cost?	3
Q: How was the exercise price of $35.00 per share of common stock determined?	3
Q: When will I receive my rights certificate?	3
Q: If I own options to purchase shares of common stock as of the record date, will I receive rights?	4
Q: How do I exercise my rights?	4
Q: Will I be charged a commission or a fee if I exercise my rights?	5
Q: When do the rights expire?	5
Q: Am I required to exercise my rights?	5
Q: Do I have the right to purchase additional shares in the event not all stockholders fully exercise their rights?	5
Q: What will happen to the shares underlying rights that are not exercised?	5
Transferability of Rights	6
Q: Is there a way to realize value if I decide not to exercise my rights?	6
Q: May I transfer my rights if I do not want to purchase any shares?	6
Q: Will the rights be listed for trading on any national securities exchange or quoted on any U.S. inter-dealer quotation system?	6
Q: Will I receive interest on any funds I deposit with the rights agent to exercise my rights?	7
Issuance of Common Stock	7
Q: When will I receive the shares of common stock I am purchasing by exercising my rights?	7
Q: When can I sell the shares of common stock that I am purchasing by exercising my rights?	7
Q: Will the common stock be listed for trading on any national securities exchange or quoted on any U.S. inter-dealer quotation system?	7
Q: How many shares of common stock will be outstanding at the time the Plan becomes effective?	8
Withdrawal of Exercise of Rights; Termination of Rights Offering	8
Q: If I exercise my rights in the rights offering, may I withdraw the exercise?	8
Q: If there is a delay in confirmation of the Plan or significant modifications to or other changes in the Plan after the expiration date of the rights offering, can I change my mind about exercising my rights?	8

i

In this prospectus, “Delphi,” the “company,” “we,” “us” and “our” refer to Delphi Corporation, a Delaware corporation. We sometimes in this prospectus refer to Delphi, with respect to dates on and after the effective date of the Plan, as “reorganized Delphi,” and, accordingly, the foregoing terms, when used as of and following the effective date of the Plan, refer to reorganized Delphi.

The descriptions and disclosure in this prospectus with respect to reorganized Delphi assume that the currently proposed Plan is confirmed by the Bankruptcy Court and becomes effective on the terms currently proposed. Effectiveness of the Plan, however, is subject to a number of conditions, including the Bankruptcy Court’s confirmation of the Plan and the completion of the transactions contemplated by the EPCA. We cannot assure you that the Plan will be confirmed or will become effective on the terms described in this prospectus or at all.

References in this prospectus to our capital stock, when used with respect to dates on and after the effective date of the Plan, refer to the capital stock of reorganized Delphi. On the effective date of the Plan, all           existing           shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) outstanding prior to the effective date of the Plan will be canceled.

We are distributing the rights and offering the underlying shares of common stock of reorganized Delphi directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the rights offering, and no commissions, fees or discounts will be paid in connection with the rights offering           is acting as rights agent for the rights offering, and           is acting as information agent for the rights offering. Although some of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation.

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), this prospectus incorporates important business information about us that is contained in documents that we file with the SEC but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov (not an active hyperlink), as well as from Delphi. See “Incorporation by Reference” and “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus, and you should assume that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the common stock of reorganized Delphi.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents already on file. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below:

•	Annual Report on Form 10-K for the year ended December 31, 2006; and

•	Current Reports on Form 8-K filed January 12, 2007, January 23, 2007, January 30, 2007 and February 28, 2007.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these reports or documents at no cost, by writing or telephoning us at:

Delphi Corporation
5725 Delphi Drive
Troy, Michigan 48098
Telephone: (248) 813-2000
Attention: Investor Relations

These reports and documents also may be accessed through our Internet website at www.delphi.com (not an active hyperlink). Our website, and the information contained in, accessible from or connected to our website, shall not be deemed to be incorporated into, or otherwise constitute a part of, this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website at http://www.sec.gov (not an active hyperlink) that contains reports, proxy statements and other information that we file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the rights offering. This prospectus does not contain all of the information set forth in the registration statement and its exhibits. Statements made by us in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete. For a more complete description of these contracts, agreements and other documents, you should carefully read the exhibits to the registration statement and the documents that we refer to above under the caption “Incorporation By Reference.”

Neither the Plan nor the disclosure statement filed with the Bankruptcy Court with respect to the Plan (the “Disclosure Statement”) shall be deemed to be incorporated into, or otherwise constitute a part of, this prospectus.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information from this prospectus and the documents incorporated by reference herein. The following questions and answers do not contain all of the information that is important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents incorporated by reference herein contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to the rights offering, the common stock of reorganized Delphi, our reorganization and our business.

Exercising the rights and investing in the common stock of reorganized Delphi involves risks. We urge you to carefully read the “Risk Factors” section beginning on page 22 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2006, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to exercise rights.

Overview of Rights Offering

Q:	What is the rights offering?

A:	The rights offering is a distribution to holders of our common stock, at no charge, of transferable rights to purchase up to a total of 56,700,000 shares of common stock of reorganized Delphi. Each holder of our common stock will receive one right for each share of our common stock owned of record at 5:00 p.m., New York City time, on , 2007.

Q:	What is a right?

A:	Each full right entitles the holder to purchase of a share of common stock of reorganized Delphi at $35.00 per full share.

Because fractional shares of common stock of reorganized Delphi will not be issued in the rights offering, and cash will not be paid in lieu of fractional shares of common stock of reorganized Delphi in the rights offering, you will need to hold at least rights to purchase one share of common stock of reorganized Delphi. Fractional shares will be rounded to the nearest whole number, with such adjustments as may be necessary to ensure that we offer 56,700,000 shares of common stock of reorganized Delphi in the rights offering. There is no over-subscription privilege in the rights offering. Accordingly, if you hold rights exercisable for a fractional share of common stock of reorganized Delphi, you will lose any value represented by those rights unless you sell those rights or you purchase a sufficient number of rights to acquire upon exercise a whole share of common stock of reorganized Delphi.

Q:	What is the purpose of the rights offering?

A:	On October 8, 2005, we and certain of our U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code, and on October 14, 2005, three additional U.S. subsidiaries filed voluntary petitions for reorganization relief under the Bankruptcy Code in the Bankruptcy Court. On December 18, 2006, we entered into the PSA with the Affiliate Investors, Merrill, UBS and GM, which outlines, among other things, the terms of a framework plan of reorganization. On January 18, 2007, we entered into the EPCA with the Investors, pursuant to which, and on the terms and subject to the conditions of which, the Investors would invest, assuming the full backstop commitment, up to $3.4 billion in reorganized Delphi. The rights offering is being made to raise a portion of the funds necessary to consummate the Plan.

Q:	How will you use the proceeds from the rights offering?

A:	The gross proceeds from the rights offering (including proceeds of any shares of common stock purchased by the Investors pursuant to their backstop commitment) will be $1,984,500,000, before deducting the $55.125 million backstop commitment fee paid to the Investors and approximately $ of expenses relating to the rights offering. We intend to use the net proceeds from the rights offering and the $1.4 billion from the additional equity investments in reorganized Delphi by the Investors (after deducting the

$21.0 million preferred stock commitment fee paid to the Investors), together with borrowings under our exit financing and cash-on-hand, to make payments contemplated by the Plan and for general corporate purposes. See “Use of Proceeds” for a complete description of the application of the proceeds of the rights offering and the Plan.

Q:	Have Delphi Corporation and its U.S. subsidiaries which filed bankruptcy petitions under chapter 11 of the Bankruptcy Code completed their reorganization?

A:	No. We will not emerge from bankruptcy as a going concern unless and until a plan of reorganization is confirmed by the Bankruptcy Court and becomes effective. We filed the Plan with the Bankruptcy Court on , 2007. The hearing on the confirmation of the Plan and the effectiveness of the Plan currently are not scheduled to occur until after the expiration of the rights offering. Effectiveness of the Plan is subject to a number of conditions, including the Bankruptcy Court’s confirmation of the Plan and the completion of the transactions contemplated by the EPCA. See “Are there any conditions to the issuance of common stock if I exercise my rights?” and “What are the conditions to completion of the transactions contemplated by the EPCA?” below.

Q:	How does Delphi plan to complete its emergence from bankruptcy?

A:	On March 31, 2006, we outlined a strategic transformation plan to prepare for our return to stable, profitable business operations through a broad-based global restructuring. Consistent with our transformation plan, on December 18, 2006, we entered into the PSA with the Affiliate Investors, Merrill, UBS and GM. The PSA outlined a framework for a plan of reorganization and has been substantially incorporated into the Plan. The PSA framework contemplates, among other things, the proposed financial recovery of our stakeholders and the treatment of specific claims asserted by GM, the resolution of pension funding issues, the terms of the preferred stock to be issued under the Plan, the establishment of a joint claims oversight committee and the corporate governance of reorganized Delphi. The PSA, as well as the economics and structure of the plan framework itself, is expressly conditioned on our reaching consensual agreements with our U.S. labor unions and GM.

Exercise of Rights and Other Procedural Matters

Q:	What is the record date for the rights offering?

A:	The record date for the rights offering, which is the date used to determine the stockholders entitled to receive rights, is at 5:00 p.m., New York City time, on , 2007.

Q:	How many rights am I receiving?

A:	You are receiving one right for each share of our common stock that you hold at 5:00 p.m., New York City time, on the record date. We will issue a total of 567,000,000 rights in the rights offering, which represent rights to purchase a total of 56,700,000 shares of common stock of reorganized Delphi.

Q:	Will I receive fractional shares or cash in lieu of fractional shares?

A:	No. We will not issue fractional shares or cash in lieu of fractional shares. Because fractional shares of common stock of reorganized Delphi will not be issued in the rights offering, and cash will not be paid in lieu of fractional shares of common stock of reorganized Delphi in the rights offering, you will need to hold at least rights to purchase one share of common stock of reorganized Delphi. Fractional shares will be rounded to the nearest whole number, with such adjustments as may be necessary to ensure that we offer 56,700,000 shares of common stock of reorganized Delphi in the rights offering.

Accordingly, if you hold rights exercisable for a fractional share of common stock of reorganized Delphi, you will lose any value represented by those rights unless you sell those rights or you purchase a sufficient number of rights to acquire upon exercise a whole share of common stock of reorganized Delphi.

Q:	How much does a right cost?

A:	We are distributing the rights at no charge. To exercise rights, however, you will be required to pay $35.00 in cash for each full share of common stock for which you are exercising rights. The rights will be transferable. Therefore, you may chose to sell some of your rights and use net proceeds from the sale to pay all or a portion of the exercise price for some or all of your remaining rights. See the Questions and Answers under the heading “Transferability of Rights” below.

Q:	How many shares may I purchase if I exercise my rights?

A:	As stated above, you will receive one transferable right for each one share of our common stock that you owned as of 5:00 p.m., New York City time, on , 2007, the rights offering record date. Each right is a right to purchase of a share of common stock of reorganized Delphi. As an example, if you owned 50 shares of common stock, as of 5:00 p.m. New York City time, on , 2007, the rights offering record date, you would receive 50 rights. To calculate the number of shares of common stock you would have the right to purchase in the rights offering, you would multiply the of a share per right ratio times your 50 rights to get a product of shares. Because fractional shares of common stock of reorganized Delphi will not be issued in the rights offering, you would be entitled to purchase shares of common stock of reorganized Delphi in the rights offering. The purchase price for each share of our common stock is $35.00 per share. Under the example set forth above, if you wished to exercise in full your rights, you would be required to pay an aggregate exercise price of $($35.00 per full share multiplied by shares). Fractional shares will be rounded to the nearest whole number, with such adjustments as may be necessary to ensure that we offer 56,700,000 shares of common stock of reorganized Delphi in the rights offering. Accordingly, if you hold rights exercisable for a fractional share of common stock of reorganized Delphi, you will lose any value represented by those rights unless you sell those rights or you purchase a sufficient number of rights to acquire upon exercise a whole share of common stock of reorganized Delphi.

Q:	How was the exercise price of $35.00 per share of common stock determined?

A:	The exercise price was determined after extensive negotiations with the Investors. With the assistance of our financial advisor and investment banker, we explored alternative investment proposals from several potential investors. We worked with these various investor groups to create a limited and focused competitive investment proposal process. Through this process we developed a potential framework for our reorganization plan and our transformation plan. After several months of negotiations, we decided to pursue agreements with the Investors and we negotiated the terms under which the Investors would be willing to provide their investment to support our reorganization and transformation plan. The exercise price of $35.00 per share represents a $10.00 per share discount from the $45.00 per share deemed value for Plan distribution purposes established in the PSA. Specifically, under the Plan, our creditors will be accepting shares of common stock of reorganized Delphi in partial satisfaction of their claims, with such shares being valued for such purposes at $45.00 per share. The per share discount and the per share deemed value are subject to Bankruptcy Court approval of the Plan. See “Bankruptcy Cases.” The exercise price of the rights does not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or other common criteria used to value equity securities. The exercise price should not be considered an indication of the actual value of reorganized Delphi or the shares of its common stock.

Q:	When will I receive my rights certificate?

A:	Promptly after the date of this prospectus, the rights agent will send a rights certificate to each registered holder of our common stock as of 5:00 p.m., New York City time, on the record date, based on our stockholder registry maintained at the transfer agent for our common stock. If you hold your shares of common stock through a brokerage account, bank or other nominee, you will not receive an actual rights certificate. Instead, as described in this prospectus, you must instruct your broker, bank or nominee whether or not to exercise rights on your behalf. If you wish to obtain a separate rights certificate, you should promptly contact your broker, bank or other nominee and request a separate rights certificate. It is not necessary to have a physical rights certificate to effect a sale of your rights or to elect to exercise your rights.

Q:	If I own options to purchase shares of common stock as of the record date, will I receive rights?

A:	No. Only stockholders of record at 5:00 p.m., New York City time, on the record date are eligible to participate in the rights offering and will receive rights. On the effective date of the Plan, all outstanding options, warrants, rights to purchase shares of our common stock and other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) will be canceled pursuant to the Plan.

Q:	How do I exercise my rights?

A:	If you hold your shares of common stock through a brokerage account, bank or other nominee, your broker, bank or nominee should contact you to inquire as to whether or not you wish to exercise your rights. Your broker, bank or nominee, as the case may be, will act on your behalf if you wish to exercise your rights. Payment of the exercise price for your shares of common stock must be made by you as directed by our broker, bank or nominee. Such payment may be made from funds in your account, or if such funds are not in sufficient quantity or form for payment, you will have to provide your broker, bank or nominee with the funds in a form acceptable to it. Your broker, bank or nominee may complete at your direction, or may ask or require you to complete, the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, bank or other nominee with the other rights offering materials. See “The Rights Offering — Exercise of Rights.”

If you do not hold your shares of common stock through a brokerage account, bank or other nominee (i.e., you are a registered holder and hold a physical certificate), to exercise your rights, you must properly complete and sign your rights certificate and deliver it to , who is acting as the rights agent for the rights offering. The rights agent will not accept a facsimile transmission of your completed rights certificate. We recommend that you send your rights certificate by overnight courier or, if you send your rights certificate by mail, we recommend that you send it by registered mail, properly insured, with return receipt requested. Delivery of your rights certificate must be accompanied by full payment of the exercise price for each share of common stock you wish to purchase. Your payment of the exercise price must be made in U.S. dollars for the number of shares of common stock you are purchasing pursuant to the exercise of rights by (1) certified check drawn upon a U.S. bank payable to the rights agent, (2) cashier’s check drawn upon a U.S. bank or express money order payable to the rights agent or (3) wire transfer of immediately available funds to the account maintained by the rights agent for the purpose of the rights offering. The rights agent will not accept non-certified checks drawn on personal or business accounts. See “The Rights Offering — Exercise of Rights” and “The Rights Offering — Payment of Exercise Price.” If you cannot deliver your rights certificate to the rights agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures.”

You should deliver your rights certificate, payment of the exercise price (unless you decide to wire your payment) and any Notice of Guaranteed Delivery to the rights agent by mail or overnight courier to:

By Mail:	By Overnight Courier:	By Hand:

Telephone Number For Confirmation:

If you decide to wire your payment to the rights agent, please see “The Rights Offering — Payment of Exercise Price” for wire instructions.

Payments of the exercise price for the common stock will be held in an escrow account until the earlier of the effective date of the Plan and the date on which we withdraw or terminate the rights offering. No interest will be paid to you on the funds you deposit with the rights agent. We will retain any interest earned on the payments held by the rights agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

Q:	Will I be charged a commission or a fee if I exercise my rights?

A:	We will not charge a brokerage commission or a fee to rights holders for exercising their rights. If you exercise your rights through a broker, bank or other nominee, however, you will be responsible for any fees charged by your broker, bank or nominee.

Q:	When do the rights expire?

A:	The rights expire, if not previously exercised, at 5:00 p.m., New York City time, on , 2007, unless the exercise period is extended. See “The Rights Offering — Expiration of the Rights Offering.” If the exercise period is extended, we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the business day after the most recently announced expiration date.

We may, in our sole discretion, extend the time for exercising the rights. If there is a change in the terms of the rights offering prior to the expiration date that requires us to file a post-effective amendment to the registration statement, we will circulate an updated prospectus after the post-effective amendment has been declared effective by the SEC and, to the extent necessary, will extend the expiration date of the rights offering to allow holders of rights sufficient time to make a new investment decision. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date.

Q:	Am I required to exercise my rights?

A:	No. However, if you do not exercise all of your rights prior to the expiration of the rights offering, your rights will expire, you will lose any value represented by your rights, and any shares of common stock of reorganized Delphi into which your rights would otherwise have been exercisable will be purchased by the Investors, further diluting your ownership interest. Pursuant to the Plan, your ownership interest in us will be significantly diluted even if you do exercise your rights. At 5:00 p.m., New York City time, on the record date, shares of common stock were outstanding.

On the effective date of the Plan, any shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering), owned by you will be canceled, and each holder of our common stock at 5:00 p.m., New York City time, on , 2007, will receive its pro rata share of 3,000,000 shares of common stock of reorganized Delphi and any shares of common stock of reorganized Delphi issued pursuant to rights exercised by that holder in the rights offering. See “Risk Factors — Risks Related to the Rights Offering — Even if you fully exercise your rights, your common stock ownership interest will be significantly diluted” and “Effects of the Rights Offering on the Investors’ Ownership.” For a description of the expected capitalization of reorganized Delphi, see “Capitalization.”

Q:	Do I have the right to purchase additional shares in the event not all stockholders fully exercise their rights?

A:	No. We are not offering an over-subscription privilege.

Q:	What will happen to the shares underlying rights that are not exercised?

A:	The Investors have agreed to backstop the rights offering, on the terms and subject to the conditions of the EPCA, by purchasing from us, at the exercise price, any shares of common stock of reorganized Delphi being offered in the rights offering that are not purchased pursuant to the exercise of rights. This means that if any rights are not exercised in the rights offering, on the effective date of the Plan, the Investors will purchase from us the shares of common stock underlying those rights, further diluting your ownership interest.

On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Dolce, Del-Auto, Merrill and UBS and their respective affiliates would beneficially own either (1) assuming the original rights holders exercise all of their rights in the rights offering and each Investor purchases no shares of common stock pursuant to its backstop commitment, a total of , , , and shares, respectively, or %, %, %, % and %, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders exercise no rights in the rights offering and each Investor purchases the full amount of its backstop commitment, a total of , , , and shares, respectively, or %, %, %, % and %, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors and equity holders of Delphi pursuant to the Plan. The Investors had the ability under the EPCA to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offering reflects the expected sale of shares of common stock of reorganized Delphi to such additional investors.

Transferability of Rights

Q:	Is there a way to realize value if I decide not to exercise my rights?

A:	Rights holders who do not exercise their rights prior to the expiration date of the rights offering will lose any value represented by their rights. Your rights are transferable and, if you decide not to exercise your rights, you may realize value by selling the rights.

Q:	May I transfer my rights if I do not want to purchase any shares?

A:	Yes. The rights are transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date of the rights offering. Unless the rights offering is extended, the deadline for transfer will be 5:00 p.m., New York City time, on , 2007. See “The Rights Offering — Transferability of Rights and Listing.”

However, any transfer of rights must be made sufficiently in advance of the expiration date to comply with settlement procedures applicable to sales of securities. Although we can give no assurance that there will be any trading market for the rights, if trading in the rights is initiated, we expect that such trading will be on a customary basis in accordance with normal settlement procedures. Trades effected in rights will be required to be settled within three trading days after the trade date. A purchase and sale of rights that is effected on the date that is two days prior to the expiration date of the rights offering would be required to be settled not later than the time the rights will have expired (or, if you use the guaranteed delivery procedures, not later than 5:00 p.m., New York City time, on the third business day after the expiration date). Therefore, if rights are purchased on or after the date that is two days prior to the expiration date and you do not properly comply with the guaranteed delivery procedures, such rights may be received after they have already expired and will be of no value.

Q:	Will the rights be listed for trading on any national securities exchange or quoted on any U.S. inter-dealer quotation system?

A:	No. The rights will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the rights on the OTC Bulletin Board. The ability to trade the rights on the OTC Bulletin Board is entirely dependent upon registered broker-dealers applying to the OTC Bulletin Board to initiate quotation of the rights. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the rights will be quoted on the OTC Bulletin Board or that an active trading market for the rights will exist.

Q:	Will I receive interest on any funds I deposit with the rights agent to exercise my rights?

A:	No. No interest will be paid to you on the funds you deposit with the rights agent. We will retain any interest earned on the payments held by the rights agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

Issuance of Common Stock

Q:	When will I receive the shares of common stock I am purchasing by exercising my rights?

A:	If you properly exercise your rights and the Plan becomes effective, you will be deemed to own the shares on the effective date of the Plan. We will issue shares of common stock of reorganized Delphi for which rights are exercised as soon as practicable after the effective date of the Plan. No interest will be paid to you on the funds you deposit with the rights agent.

We have applied for qualification of the rights offering with certain state securities commissions. Prior to commencement of the rights offering, we will advise residents of any such state if the securities commission in that state has disapproved the rights offering. Such disapproval would result in holders of rights in that state not being able to exercise their rights in the rights offering. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

Q:	When can I sell the shares of common stock that I am purchasing by exercising my rights?

A:	Unless you are our affiliate, you generally may sell the shares that you are purchasing on exercise of your rights immediately after you are deemed to own such shares on the effective date of the Plan. We have agreed to provide the Investors with registration rights that would allow them to resell any shares of common stock (and shares of certain Senior Convertible Preferred Stock) of reorganized Delphi that they own. See “Certain Relationships And Related Transactions — Registration Rights Agreement.”

Q:	Will the common stock be listed for trading on any national securities exchange or quoted on any U.S. inter-dealer quotation system?

A:	We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by each of ADAH and Dolce, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. We do not expect, however, that we will meet the respective listing requirements on the effective date of the Plan. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by each of ADAH and Dolce, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system.. If we are not able to list the common stock of reorganized Delphi on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the common stock of reorganized Delphi will be quoted on the OTC Bulletin Board or that an active trading market for the common stock of reorganized Delphi will exist.

Q:	How many shares of common stock will be outstanding at the time the Plan becomes effective?

A:	On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) outstanding prior to the effective date of the Plan will be canceled. Pursuant to the Plan, on the effective date of the Plan, following the funding of the Investors’ equity commitments, there will be up to 135,285,716 shares of common stock of reorganized Delphi outstanding, assuming conversion of all of the Investors’ shares of Senior Convertible Preferred Stock. Of these shares of common stock, each holder of our common stock on the record date will receive its pro rata share of 3,000,000 shares of common stock and any shares purchased pursuant to the exercise of its rights in the rights offering. See “Risk Factors — Risks Related to the Rights Offering — Even if you fully exercise your rights, your common stock ownership interest will be significantly diluted” and “ — Effects of the Rights Offering on the Investors Ownership.”

The 135,285,716 share figure assumes that allowed trade and unsecured claims (other than funded debt claims and other than GM’s claims) total $1.7 billion, the maximum amount permitted under the Plan, and are satisfied with 18,000,000 shares of common stock of reorganized Delphi. To the extent that these claims total less than $1.7 billion, the 18,000,000 shares of common stock will be reduced proportionately.

Withdrawal of Exercise of Rights; Termination of Rights Offering

Q:	If I exercise my rights in the rights offering, may I withdraw the exercise?

A:	Yes, prior to 5:00 p.m., New York City time, on , 2007, but not thereafter, except as set forth in the following paragraph. Once you have exercised your rights, you may withdraw your exercise at any time prior to the withdrawal deadline by following the procedures described under “The Rights Offering — Withdrawal of Exercise of Rights.” The withdrawal deadline is 5:00 p.m., New York City time, on the business day prior to the expiration date of the rights offering. Unless the rights offering is extended, the withdrawal deadline will be 5:00 p.m., New York City time, on , 2007. You will have no right to withdraw your exercise of rights after the withdrawal deadline, except as set forth in the following paragraph.

We intend to provide you with the right to withdraw your previous exercise of rights after the withdrawal deadline only if there are changes to the Plan after the withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the rights and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offering, the Plan that includes the rights offering described in this prospectus may not become effective, and we may return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offering, the Plan that includes the rights offering described in this prospectus may not become effective, and we may return to you your exercise payments, without interest.

Q:	If there is a delay in confirmation of the Plan or significant modifications to or other changes in the Plan after the expiration date of the rights offering, can I change my mind about exercising my rights?

A:	No, except as set forth in the second paragraph above under “If I exercise my rights in the rights offering, may I withdraw the exercise?” Except in that limited circumstance, following the withdrawal deadline, your exercise of rights may not be withdrawn in whole or in part for any reason, including a delay in confirmation of the Plan or significant modifications to the Plan. Therefore, even if the Plan is modified or confirmation of the Plan is delayed after the expiration date in such a way that changes your mind about investing in the common stock of reorganized Delphi, except in the limited circumstance described above, you nonetheless will be legally bound to purchase the shares of common stock of reorganized Delphi for which you exercised your rights if the Plan becomes effective.

Q:	Can Delphi terminate the rights offering?

A:	We currently have no intention of terminating the rights offering, but we reserve the right to terminate the rights offering, subject to the obligation under the EPCA to use our reasonable best efforts to consummate the transactions contemplated by the EPCA and the Plan. See “The Rights Offering — Extensions, Termination and Amendments.” Completion of the rights offering is a condition of the Investors’ and our obligations under the EPCA. If we terminate the rights offering and the Investors and we do not waive the condition that the rights offering shall have occurred, the equity investments pursuant to the EPCA will not occur, and we may not be able to raise the cash needed to fund the Plan.

Q:	If the rights offering is withdrawn or terminated, will my payment be refunded to me?

A:	Yes. If the rights offering is withdrawn or terminated, the rights agent will return as soon as practicable all exercise payments. However, no interest will be paid to you on the funds you deposit with the rights agent. See “The Rights Offering — Extensions, Termination and Amendments.”

Conditions to Consummation of the Rights Offering

Q:	Do a minimum number of rights have to be exercised in the rights offering?

A:	No. There is no condition that a minimum number of rights must be exercised in the rights offering. We will receive gross proceeds of $1,984,500,000 from the sale of shares of common stock of reorganized Delphi in connection with the rights offering, regardless of the number of rights exercised, as a result of the backstop commitment of the Investors. See “The Rights Offering — Backstop Commitment.”

Q:	Are there any conditions to the issuance of the shares of common stock if I exercise my rights?

A:	Yes. The issuance of the common stock is conditioned on the Plan’s becoming effective. Effectiveness of the Plan is subject to a number of conditions, including the Bankruptcy Court’s confirmation of the Plan and the completion of the transactions contemplated by the EPCA. The transactions contemplated by the EPCA also are subject to a number of conditions which are more fully described below under “What are the conditions to completion of the transactions contemplated by the EPCA?” and under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” Payments of the exercise price for the common stock will be held in an escrow account until the earlier of the effective date of the Plan and the date on which we withdraw or terminate the rights offering. If the rights offering is withdrawn or terminated, the rights agent will return all rights exercise payments as soon as practicable. No interest will be paid to you on the funds you deposit with the rights agent.

In addition, we have applied for qualification of the rights offering with certain state securities commissions. Prior to commencement of the rights offering, we will advise residents of any such state if the securities commission in that state has disapproved the rights offering. Such disapproval would result in holders of rights in that state not being able to exercise their rights in the rights offering. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

Q:	What are the conditions to completion of the transactions contemplated by the EPCA?

A:	The obligations of the Investors to make their equity investments pursuant to the EPCA are subject to a number of conditions which are set forth in the EPCA and include the following:

• to the extent that the material terms of the following have a material impact on the Investors’ proposed investment in us, each of ADAH and Dolce must be reasonably satisfied with: (1) the Plan and any related documents, agreements or arrangements, (2) a Disclosure Statement that is consistent with the Plan, the EPCA, the PSA and the GM Settlement (as defined below), (3) an order confirming the Plan, consistent in all material respects with the Plan, the EPCA, the PSA and the GM Settlement, and (4) any amendments or supplements to the foregoing;

• ADAH and Dolce must have approved the GM Settlement and the labor agreements (as defined below) and any amendments thereto in their sole discretion and the parties to the GM Settlement and the labor agreements must have complied with their obligations under the GM Settlement and the labor agreements in all material respects through the effective date of the Plan;

• we must not have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction that is inconsistent with the EPCA, the PSA, the GM Settlement or the Plan;

• we must not have changed our recommendation or approval of the transactions contemplated by the EPCA or the PSA in a manner adverse to the Investors or approved or recommended an alternative transaction;

• each of ADAH and Dolce must be reasonably satisfied that we will achieve EBITDA at least equal to $      billion in 2008 and $2.4 billion in each of 2009 and 2010 (exclusive of certain restructuring charges); and

• the employment and compensation arrangements with our senior management must be on market terms and reasonably acceptable to ADAH and Dolce.

In addition, the obligations of both the Investors and us under the EPCA are subject to the following conditions: (1) the rights offering described in this prospectus must have occurred (although, because of the backstop commitment, there is no requirement that a particular amount of rights be exercised); and (2) we must have received the proceeds of certain debt financings which, together with the equity investments by the Investors and the gross proceeds from the rights offering, are sufficient to fund fully the Plan (to the extent we are to fund such transactions as contemplated by the Plan).

All of the Investors’ conditions may be waived with respect to all Investors by ADAH and Dolce, acting together, in their sole discretion. We can waive the conditions applicable to our obligations under the EPCA.

The EPCA also may be terminated by us or the Investors under certain circumstances. The Investors will not have to complete the equity investments contemplated by the EPCA, and we will not have to fulfill our obligations under the EPCA, if the EPCA is terminated. We can terminate the EPCA in certain circumstances described in the EPCA, including the following: (1) if we agree to engage in an alternative transaction, but we can only do so if: (a) our Board of Directors has determined that the alternative transaction is superior to the transactions contemplated by the EPCA and that failure to engage in the alternative transaction would breach their fiduciary duties; (b) we have given the Investors an opportunity to negotiate changes to the EPCA but our Board of Directors has still determined that, despite such changes, the alternative transaction is superior; and (c) we have paid the Investors an alternative transaction fee of $100 million; (2) at any time on or after August 31, 2007; and (3) by notice given on or after March 15, 2007 (but prior to a future date to be established pursuant to a 14-day notice mechanism), provided, however, that such notice may not be given after we have entered into both the GM Settlement and labor agreements, in each case, on terms and conditions presented by us and satisfactory to each of ADAH and Dolce in its sole discretion. We also have agreed to pay out-of-pocket costs and expenses reasonably incurred by the Investors or their affiliates subject to the terms, conditions and limitations set forth in the EPCA. ADAH and Dolce can terminate the EPCA in certain circumstances described in the EPCA, including the following: (1) at any time on or after , 2007; (2) if ADAH or Dolce has determined in its reasonable discretion that we will not achieve EBITDA of at least in 2008 or of at least $2.4 billion in each of 2009 and 2010 (exclusive of certain restructuring charges); (3) we have changed our recommendation or approval of the transactions contemplated by the EPCA or the PSA in a manner adverse to the Investors or approved or recommended an alternative transaction; or (4) we have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction that is inconsistent with the EPCA, the PSA, the GM Settlement or the Plan.

Backstop Commitment and Role of the Investors

Q:	Who are the Investors?

A:	ADAH, Dolce, Del-Auto, Merrill and UBS are the Investors. As of the record date for the rights offering, the Investors and their affiliates beneficially owned a total of shares, or %, of our outstanding common stock. The Investors had the ability under the EPCA to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offering reflects the expected sale of shares of common stock of reorganized Delphi to such additional investors.

Q:	How were the Investors selected?

A:	With the assistance of our financial advisor and investment banker, we explored alternative investment proposals from several potential investors. We worked with these various investor groups to create a limited and focused competitive investment proposal process. Through this process we developed a potential framework for our reorganization plan and our transformation plan. After several months of negotiations, we decided to pursue agreements with the Investors. Our selection of the Investors was based, in part, on the potential investments in support of our transformation plan and reorganization plan that they were willing to provide. Cerberus was willing to purchase convertible preferred stock of reorganized Delphi (which would contain certain corporate governance provisions) and the other Investors were willing to backstop a rights offering (which would provide value to existing equity holders). In addition, we believe that the Investors each brought certain strengths to a potential transaction. In particular, we believe that Appaloosa, by virtue of its sizable investment in our equity and bonds, has a strong interest in a positive outcome for our transformation plan and reorganization plan. Cerberus has an operations staff in the automotive sector, and we believe that Cerberus is likely to be a constructive partner to our transformation plan.

Q:	How do the Investors’ commitments work?

A:	The Investors have agreed, on the terms and subject to the conditions of the EPCA, to backstop the rights offering by purchasing from us, at a price of $35.00 per share, any shares of common stock of reorganized Delphi being offered in the rights offering that are not purchased pursuant to the exercise of rights. This obligation would include shares underlying rights distributed to the Investors, in their capacity as common stockholders, that are not exercised in the rights offering. In addition, on the terms and subject to the conditions of the EPCA, the Investors have agreed to make additional equity investments in reorganized Delphi by purchasing $1.2 billion of Senior Convertible Preferred Stock and a further $200.0 million of the common stock of reorganized Delphi on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment, of up to $3.4 billion. See “The Rights Offering — Backstop Commitment.” The obligations of the Investors to make their equity commitments pursuant to the EPCA are subject to the satisfaction of a number of conditions which are more fully described under Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” We have agreed to pay the Investors aggregate fees of $76.125 million for their equity commitments, of which $55.125 million relates to the backstop commitment of the rights offering. See “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement” for a complete description of the EPCA.

As of the record date for the rights offering, the Investors and their affiliates beneficially owned a total of shares, or %, of our outstanding common stock. On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Dolce, Del-Auto, Merrill and UBS and their respective affiliates would beneficially own either (1) assuming the original rights holders exercise all of their rights in the rights offering and each Investor purchases no shares of common stock pursuant to its backstop commitment, a total of , , , and shares, respectively, or %, %, %, % and %, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders exercise no rights in the rights offering and each Investor purchases the full amount of its backstop commitment, a total of , , , and shares, respectively, or %, %, %, % and %, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors and equity holders of Delphi pursuant to the Plan. The Investors had the ability under the EPCA to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offering reflects the expected sale of shares of common stock of reorganized Delphi to such additional investors.

The Investors are not soliciting participation by the holders of rights in the rights offering or engaging in any other marketing or sales activity in connection with the rights offering and make no recommendation to you regarding whether or not you should exercise or sell your rights.

Other Rights Offering Matters

Q:	Have you or your Board of Directors made a recommendation as to whether I should exercise my rights?

A:	No. Neither we nor our Board of Directors has made any recommendation as to whether or not you should exercise your rights. You should make an independent investment decision about whether or not to exercise your rights. If you do not exercise or sell your rights, you will lose any value represented by your rights and your percentage ownership interest in us will be further diluted.

Q:	What are the material U.S. federal income tax consequences of the rights offering to me?

A:	If you hold shares of our common stock as capital assets and are not subject to special treatment under U.S. federal income tax law (e.g., as a bank or dealer in securities), you generally will not recognize gain or loss on the receipt, exercise or expiration of your rights. You should refer to “United States Federal Income Tax Considerations” for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the rights, and the ownership and disposition of common stock of reorganized Delphi received as a result of the exercise of the rights, in light of your particular circumstances.

Q:	Is exercising my rights risky?

A:	The exercise of your rights involves risks. Exercising your rights means buying shares of the common stock of reorganized Delphi and should be considered as carefully as you would consider any other equity investment. You should carefully read the “Risk Factors” section beginning on page 16 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2006, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to exercise your rights.

Q:	What should I do if I have other questions?

A:	If you have any questions about the procedure for exercising your rights, including the procedure if you have lost your rights certificate, or otherwise about the rights offering, please contact , who is acting as our information agent, at:

[insert name/address]

For a more complete description of the rights offering, see “The Rights Offering” beginning on page 39 of this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary is not complete and does not contain all of the information that you should consider before exercising the rights to purchase common stock of reorganized Delphi. You should read carefully this entire prospectus and the documents incorporated herein by reference, including the “Risk Factors” section beginning on page 22 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2006, and all other information included or incorporated by reference in this prospectus in its entirety, before making an investment decision.

Our Company

We believe we are a leading global technology innovator with significant engineering resources and technical competencies in a variety of disciplines. We were incorporated in 1998 in contemplation of our separation from GM in 1999. Today, we are one of the largest global suppliers of vehicle electronics, transportation components, integrated systems and modules and other electronic technology. Technology developed and products manufactured by us are changing the way drivers interact with their vehicles. We are a leader in the breadth and depth of technology to help make cars and trucks smarter, safer and better. We supply products to nearly every major global automotive original equipment manufacturer.

In addition, since our separation from GM, we have diversified our customer base by taking advantage of our technological and manufacturing core competencies. We have entered and continue to pursue additional opportunities in adjacent markets such as in communications (including telematics), computer components, automotive aftermarket, consumer electronics, energy and the medical devices industry.

We have extensive technical expertise in a broad range of product lines and strong systems integration skills, which enable us to provide comprehensive, systems-based solutions to vehicle manufacturers. We have established an expansive global presence, with a network of manufacturing sites, technical centers, sales offices and joint ventures located in major regions of the world. We operate our business along the following reporting segments that are grouped on the basis of similar product, market and operating factors:

•	Electronics and Safety, which includes audio, entertainment and communications, safety systems, body controls and security systems, and power electronics, as well as advanced development of software and silicon;

•	Thermal Systems, which includes Heating, Ventilating and Air Conditioning systems, components for multiple transportation markets, and powertrain cooling and related technologies;

•	Powertrain Systems, which includes extensive systems integration expertise in gasoline, diesel and fuel handling and full end-to-end systems including fuel injection, combustion, electronics controls, exhaust handling, and test and validation capabilities;

•	Electrical/Electronic Architecture, which includes complete electrical architecture and components products;

•	Steering, which includes steering and halfshaft technology; and

•	Automotive Holdings Group, which includes non-core product lines and plant sites that do not fit our future strategic framework.

•	Corporate and Other, which includes the Product and Service Solutions business comprised of independent aftermarket, diesel aftermarket, original equipment service, consumer electronics and medical systems, in addition to the expenses of corporate administration, other expenses and income of a non-operating or strategic nature, and the elimination of inter-segment transactions.

In connection with our transformation plan, we intend to sell or wind down certain non-core product lines, including those that comprise our Automotive Holdings Group and Steering segments. The sale and wind-down process is being conducted in consultation with our customers, unions and other stakeholders to carefully manage the transition of affected product lines.

Bankruptcy Cases

Filing of Chapter 11 Cases

On October 8, 2005, we and certain of our U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code, and on October 14, 2005, three additional U.S. subsidiaries filed voluntary petitions for reorganization relief under the Bankruptcy Code. The Bankruptcy Court is jointly administering these cases as “In re Delphi Corporation, et al., Case No. 05-44481 (RDD).” Our non-U.S. subsidiaries, which were not included in the filings, continue their business operations without supervision from the Bankruptcy Court and are not subject to the requirements of the Bankruptcy Code. We and our debtor subsidiaries have been operating our businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and Bankruptcy Court orders. As debtors-in-possession, we and our debtor-subsidiaries are authorized under chapter 11 of the Bankruptcy Code to continue to operate as an ongoing business in the ordinary course, but are not permitted to engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court.

Plan Framework Support Agreement

On December 18, 2006, we entered into the PSA with the Affiliate Investors, Merrill, UBS and GM. The PSA outlines the terms of a framework plan of reorganization, including an outline of the proposed financial recovery of our stakeholders and the treatment of specific claims asserted by GM, the resolution of pension funding issues, the terms of the preferred stock to be issued under the Plan, the establishment of a joint claims oversight committee and the corporate governance of reorganized Delphi. The PSA, as well as the economics and structure of the plan framework itself, is expressly conditioned on our reaching consensual agreements with our U.S. labor unions (the labor agreements”) and a settlement agreement with GM (the “GM Settlement”).

The PSA states that it will be terminated if the EPCA described below is terminated. In addition, after April 1, 2007, any party to the PSA will be permitted to terminate the PSA for any reason or no reason by delivering a notice of termination to the other parties to the PSA. Neither we nor the Investors, however, are permitted to exercise such right after the Bankruptcy Court has approved the Disclosure Statement. In addition, if the Investors terminate the PSA after April 1, 2007, such termination will not result in termination of the EPCA. Nevertheless, we entered into the PSA in the belief that the agreements that are the basis for the PSA provide us with a platform to complete the transactions contemplated therein and promptly conclude our chapter 11 cases.

Equity Purchase and Commitment Agreement

On January 12, 2007, the Bankruptcy Court granted our motion seeking authority to enter into the PSA and further authorized us to accept an investment proposal from the Investors under the terms of the EPCA, pursuant to which the Investors would invest, assuming the full backstop commitment, up to $3.4 billion in reorganized Delphi.

On the terms and subject to the conditions of the EPCA, the Investors have agreed to backstop the rights offering by purchasing from us, at the exercise price, any shares of common stock of reorganized Delphi being offered in the rights offering that are not purchased pursuant to the exercise of rights. In addition, on the terms and subject to the conditions of the EPCA, the Investors have agreed to make additional equity investments in reorganized Delphi by purchasing $1.2 billion of Senior Convertible Preferred Stock and a further $200.0 million of common stock of reorganized Delphi on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment, of up to $3.4 billion.

The obligations of the Investors to make their equity investments pursuant to the EPCA are subject to the satisfaction of a number of conditions that are set forth in the EPCA. In addition, the EPCA also may be terminated by us or the Investors under certain circumstances. Neither we nor the Investors will have to consummate the transactions contemplated by the EPCA if the EPCA is terminated. The conditions set forth in the EPCA and the circumstances under which we or the Investors may terminate the EPCA are described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

Plan Confirmation and Effectiveness

On          , 2007, we filed the Plan with the Bankruptcy Court together with the Disclosure Statement which describes the Plan and sets forth certain information about our chapter 11 cases. The Disclosure Statement was subsequently approved by the Bankruptcy Court on          , 2007. Each creditor and each equity security holder entitled to vote on the Plan will receive a ballot to vote to accept or reject the Plan. The ability of common stockholders to vote on the Plan is independent of, and separate from, our common stockholders’ ability to participate in the rights offering.

Following the voting solicitation period, the Bankruptcy Court will consider whether or not to confirm the Plan. To be confirmed by the Bankruptcy Court, the Plan must receive sufficient votes by holders of at least one class of impaired claims and must also satisfy certain requirements of the Bankruptcy Code.

We will not emerge from bankruptcy as a going concern unless and until the Plan is confirmed by the Bankruptcy Court and becomes effective. The hearing on the confirmation of the Plan and the effectiveness of the Plan currently are not scheduled to occur until after the expiration of the rights offering. Even if rights are exercised in the rights offering, we will not issue shares of common stock of reorganized Delphi for which those rights are exercised unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions, including the Bankruptcy Court’s confirmation of the Plan and the completion of the transactions contemplated by the EPCA. The transactions contemplated by the EPCA also are subject to the satisfaction of a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

We cannot assure you that the terms of the Plan will not change due to the Bankruptcy Court’s requirements or otherwise after the expiration of the rights offering and prior to confirmation of the Plan. You will have no right to withdraw your exercise of rights after the withdrawal deadline except as set forth in the following sentence. We intend to provide you with the right to withdraw your previous exercise of rights after the withdrawal deadline only if there are changes to the Plan after the withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the rights and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offering, the Plan that includes the rights offering described in this prospectus may not become effective, and we may return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offering, the Plan that includes the rights offering described in this prospectus may not become effective, and we may return to you your exercise payments, without interest.

Our principal executive offices are located at 5725 Delphi Drive, Troy, Michigan 48098 and our telephone number is (248) 813-2000.

THE OFFERING

Rights	We are distributing to holders of our common stock, at no charge, transferable rights to purchase a total of 56,700,000 shares of common stock of reorganized Delphi. Each holder of our common stock will receive one right for each share of our common stock owned of record at 5:00 p.m., New York City time, on , 2007.

Exercise Price	Each full right entitles the holder to purchase of a share of common stock of reorganized Delphi at a price of $35.00 per full share. Because fractional shares of common stock of reorganized Delphi will not be issued in the rights offering, and cash will not be paid in lieu of fractional shares of common stock of reorganized Delphi in the rights offering, you will need to hold at least rights to purchase one share of common stock of reorganized Delphi. Fractional shares will be rounded to the nearest whole number, with such adjustments as may be necessary to ensure that we offer 56,700,000 shares of common stock of reorganized Delphi in the rights offering. There is no over-subscription privilege in the rights offering. Accordingly, if you hold rights exercisable for a fractional share of common stock of reorganized Delphi, you will lose any value represented by those rights unless you sell those rights or you purchase a sufficient number of rights to acquire upon exercise a whole share of common stock of reorganized Delphi.

Record Date	, 2007, which was the date used to determine the stockholders entitled to receive rights.

Expiration	The rights expire, if not previously exercised, at 5:00 p.m., New York City time, on , 2007, unless the exercise period is extended. The rights offering currently is scheduled to expire prior to the hearing date for confirmation of the Plan. We cannot assure you that the terms of the Plan will not change due to the Bankruptcy Court’s requirements or otherwise after the expiration of the rights offering and prior to confirmation of the Plan, even though you will have no right to withdraw your exercise of rights after the withdrawal deadline.

Shares of Common Stock Outstanding After the Rights Offering	Up to 135,285,716 shares, assuming conversion of all of the Investors’ shares of Senior Convertible Preferred Stock.

If the Plan becomes effective, on the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) outstanding prior to the effective date of the Plan will be canceled, and up to a total of 101,000,000 shares of common stock and 34,285,716 shares of Senior Convertible Preferred Stock (convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis), will be issued as set forth in the Plan. See “Capitalization.”

Investors	ADAH, Del-Auto, Dolce, Merrill and UBS are the Investors.

Backstop Commitment	The Investors have agreed, on the terms and subject to the conditions of the EPCA, to backstop the rights offering by purchasing from us, at the exercise price, any shares of common stock of reorganized Delphi being offered in the rights offering that are not purchased pursuant to the exercise of rights. We have agreed to pay the Investors a fee of $55.125 million for their backstop commitment.

On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Dolce, Del-Auto, Merrill and UBS and their respective affiliates would beneficially own either (1) assuming the original rights holders exercise all of their rights in the rights offering and each Investor purchases no shares of common stock pursuant to its backstop commitment, a total of , , , and shares, respectively, or %, %, %, % and %, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders exercise no rights in the rights offering and each Investor purchases the full amount of its backstop commitment, a total of , , , and shares, respectively, or %, %, %, % and %, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors and equity holders of Delphi pursuant to the Plan. The Investors had the ability under the EPCA to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offering reflects the expected sale of shares of common stock of reorganized Delphi to such additional investors. See “The Rights Offering — Backstop Commitment.”

The Investors are not soliciting participation by the holders of rights in the rights offering or engaging in any other marketing or sales activity in connection with the rights offering and make no recommendation to you regarding whether or not you should exercise or sell your rights.

The Investors’ backstop commitment and commitment to make the additional equity investments are subject to the satisfaction of numerous conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

Procedures for Exercise	If you hold your shares of common stock through a brokerage account, bank or other nominee, your broker, bank or nominee should contact you to inquire as to whether or not you wish to exercise your rights. Your broker, bank or nominee, as the case may be, will act on your behalf if you wish to exercise your rights.

If you do not hold your shares of common stock through a brokerage account, bank or other nominee (i.e., you are a registered holder and hold a physical certificate), to exercise your rights, you must properly complete and sign your rights certificate and deliver it to the rights agent. Delivery of your rights certificate must be accompanied by full payment of the exercise price for each share you wish to purchase. See “The Rights Offering — Exercise of Rights” and “— Payment of Exercise Price.”

No Oversubscription Privilege	There is no over-subscription privilege in the rights offering. If a rights holder does not fully exercise its rights, those unexercised rights will expire and the shares of common stock of reorganized Delphi into which those rights would have otherwise been exercisable will be purchased by the Investors.

Transferability of Rights	The rights are transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date of the rights offering. Unless the rights offering is extended, the deadline for transfer will be 5:00 p.m., New York City time, on , 2007. See “The Rights Offering — Transferability of Rights and Listing.”

No Listing of Rights	The rights will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the rights on the OTC Bulletin Board. The ability to trade the rights on the OTC Bulletin Board is entirely dependent upon registered broker-dealers applying to the OTC Bulletin Board to initiate quotation of the rights. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the rights will be quoted on the OTC Bulletin Board or that an active trading market for the rights will exist.

Issuance of Common Stock	If you properly exercise your rights and the Plan becomes effective, you will be deemed to own the shares on the effective date of the Plan. We will issue shares of common stock of reorganized Delphi for which rights are exercised as soon as practicable after the effective date of the Plan. No interest will be paid to you on the funds you deposit with the rights agent.

Blue Sky Laws	We have applied for qualification of the rights offering with certain state securities commissions. Prior to commencement of the rights offering, we will advise residents of any such state if the securities commission in that state has disapproved the rights offering. Such disapproval would result in holders of rights in that state not being able to exercise their rights in the rights offering. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

Withdrawal of Exercise of Rights.	Your exercise of rights may be validly withdrawn at any time prior to the withdrawal deadline, but not thereafter, except as set forth in the following paragraph. The withdrawal deadline is 5:00 p.m., New York City time, on the business day prior to the expiration date of the rights offering. Unless the rights offering is extended, the withdrawal deadline will be 5:00 p.m., New York City time, on , 2007. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the rights agent prior to the withdrawal deadline at its address set forth under “The Rights Offering — Delivery of Rights Certificate and Payment.”

We intend to provide you with the right to withdraw your previous exercise of rights after the withdrawal deadline only if there are changes to the Plan after the withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the rights and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offering, the Plan that includes the rights offering described in this prospectus may not become effective, and we may return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offering, the Plan that includes the rights offering described in this prospectus may not become effective, and we may return to you your exercise payments, without interest.

Use of Proceeds	Our gross proceeds from the rights offering (including proceeds of any shares of common stock purchased by the Investors pursuant to their backstop commitment) will be $1,984,500,000, before deducting the $55.125 million backstop commitment fee paid to the Investors and approximately $ of expenses related to the rights offering. We intend to use the net proceeds from the rights offering and the $1.4 billion from the additional equity investments in reorganized Delphi by the Investors (after deducting the $21.0 million preferred stock commitment fee paid to the Investors), together with borrowings under our exit financing and cash-on-hand, to make payments contemplated by the Plan and for general corporate purposes. See “Use of Proceeds” for a complete description of the application of the proceeds of the rights offering and the Plan.

No Recommendation	Neither we nor our Board of Directors has made any recommendation as to whether or not you should exercise your rights. You should make an independent investment decision about whether or not to exercise your rights.

Termination of Rights Offering	We currently have no intention of terminating the rights offering, but we reserve the right to terminate the rights offering, subject to our obligations under the EPCA to use our reasonable best efforts to complete the rights offering. Completion of the rights offering is a condition of the Investors’ obligations under the EPCA. If we terminate the rights offering and the Investors and we do not waive the condition that the rights offering shall have occurred, the equity investments pursuant to the EPCA will not occur, and we may not be able to raise the cash needed to fund the Plan. If the rights offering is withdrawn or terminated, the rights agent will return all exercise payments as soon as practicable. No interest will be paid to you on the funds you deposit with the rights agent.

Transferability of Common Stock	Unless you are our affiliate, you generally may sell the shares that you are purchasing on exercise of your rights immediately after you are deemed to own such shares on the effective date of the Plan. We have agreed to provide the Investors with registration rights that would allow them to resell any shares of common stock (and shares of certain Senior Convertible Preferred Stock) of reorganized Delphi that they own. See “Certain Relationships And Related Transactions — Registration Rights Agreement.”

Trading of Common Stock	Our outstanding common stock is quoted on the Pink Sheets, a quotation service for over the counter (“OTC”) securities, under the symbol “DPHIQ.” On , 2007, the last trading day prior to the record date, the last reported sale price for our common stock on the Pink Sheets was $ per share.

We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by each of ADAH and Dolce, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. We do not expect, however, that we will meet the respective listing requirements on the effective date of the Plan. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by each of ADAH and Dolce, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list the common stock of reorganized Delphi on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the common stock of reorganized Delphi will be quoted on the OTC Bulletin Board or that an active trading market for the common stock of reorganized Delphi will exist.

Material U.S. Federal Income Tax Consequences of Rights Offering	If you hold shares of our common stock as capital assets and are not subject to special treatment under U.S. federal income tax law (e.g., as a bank or dealer in securities), you generally will not recognize gain or loss on the receipt, exercise or expiration of your rights. You should refer to “United States Federal Income Tax Considerations” for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the rights, and the ownership and disposition of common stock of reorganized Delphi received as a result of the exercise of the rights, in light of your particular circumstances.

Rights Agent and Information Agent	is acting as rights agent for the rights offering, and is acting as information agent for the rights offering.

Risk Factors	Exercising the rights and investing in the common stock of reorganized Delphi involve substantial risks. We urge you to carefully read the “Risk Factors” section beginning on page 22 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in this prospectus, and all other information included or incorporated by reference in this prospectus in its entirety, before you decide whether or not to exercise rights.

KEY DATES

Record Date	, 2007, which was the date used to determine the stockholders entitled to receive rights.

Commencement Date	, 2007.

Expiration Date	The rights expire, if not previously exercised, at 5:00 p.m., New York City time, on , 2007, unless we extend the exercise period. Any rights unexercised at the end of the exercise period will expire without any payment to the holders of those unexercised rights.

Withdrawal Deadline	The withdrawal deadline is 5:00 p.m., New York City time, on the business day prior to the expiration date of the rights offering. Unless we extend the rights offering, the withdrawal deadline will be 5:00 p.m., New York City time, on , 2007.

RISK FACTORS

An investment in the common stock of reorganized Delphi involves a high degree of risk. You should consider carefully the following information about these risks, together with the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2006, which are incorporated herein by reference, and the other information contained in this prospectus and incorporated herein by reference, in its entirety before exercising the rights to purchase common stock of reorganized Delphi. Any of the risks we describe below or in the information incorporated herein by reference could cause our business, financial condition and/or operating results to suffer. The market price of the common stock of reorganized Delphi could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. Some of the statements in “Risk Factors” are forward-looking statements. For more information about forward-looking statements, please see “Special Note Regarding Forward-Looking Statements.”

Risks Related to the Rights Offering

On the effective date of the Plan, all of the shares of common stock owned by you prior to that time will be canceled. Whether or not you exercise your rights, your common stock ownership interest will be diluted.

On the effective date of the Plan, all existing           shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) outstanding prior to the effective date of the Plan will be canceled. Pursuant to the PSA and the EPCA, the Plan will provide that, on its effective date, reorganized Delphi will issue up to 101,000,000 shares of common stock and 34,285,716 shares of Senior Convertible Preferred Stock (initially convertible into common stock on a one-for-one basis) of reorganized Delphi as follows:

•	3,000,000 shares of common stock of reorganized Delphi to the holders of our common stock on 2007;

•	56,700,000 shares of common stock of reorganized Delphi in the rights offering (including the sale of any shares of common stock purchased by the Investors pursuant to their backstop commitment);

•	6,300,000 shares of common stock of reorganized Delphi to the Investors (without giving effect to any shares purchased pursuant to their backstop commitment);

•	7,000,000 shares of common stock of reorganized Delphi to GM;

•	up to 18,000,000 shares of common stock of reorganized Delphi to the holders (other than GM, addressed in the immediately preceding bullet point) of certain unsecured claims and our senior unsecured debt (this figure assumes that allowed trade and unsecured claims, other than funded debt claims, total $1.7 billion, the maximum amount permitted under the Plan, and to the extent that these claims total less than $1.7 billion, the 18,000,000 shares of common stock will be reduced proportionately);

•	10,000,000 shares of common stock of reorganized Delphi to the holders of our subordinated debt;

•	17,142,858 shares of Series A Senior Convertible Preferred Stock of reorganized Delphi to certain of the Investors; and

•	17,142,858 shares of Series B Senior Convertible Preferred Stock of reorganized Delphi to certain of the Investors.

Assuming conversion of all of the Investors’ shares of Senior Convertible Preferred Stock, there will be up to 135,285,716 shares of common stock of reorganized Delphi outstanding on the effective date of the Plan.

Therefore, even if you fully exercise your rights in the rights offering, your common stock ownership interest will be significantly reduced at the effective date of the Plan. If you do not fully exercise your rights in the rights offering, your common stock ownership interest will be even further reduced. The magnitude of the reduction of your percentage ownership will depend on the number of shares of common stock, if any, you purchase in the rights offering. Rights holders who do not exercise or sell their rights prior to the expiration of the rights offering will lose any value represented by their rights.

We will issue a total of 56,700,000 shares of common stock in connection with the rights offering, regardless of the number of rights exercised, as a result of the backstop commitment of the Investors.

Even if rights are exercised in the rights offering, we will not issue shares of common stock of reorganized Delphi for which those rights are exercised unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions.

Even if you exercise rights, we will only issue shares of common stock of reorganized Delphi for which those rights were exercised if the Plan becomes effective. If the Plan does not become effective, we will refund to you the total amount of the exercise price, if any, paid by you upon exercise of your rights, without interest. Effectiveness of the Plan is subject to a number of conditions, including the Bankruptcy Court’s confirmation of the Plan and the completion of the transactions contemplated by the EPCA. The transactions contemplated by the EPCA also are subject to the satisfaction of a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

Following the withdrawal deadline, your exercise of rights may not be withdrawn, except in very limited circumstances.

Once you have exercised your rights, you may withdraw your exercise at any time prior to the withdrawal deadline, but not thereafter, except as set forth in the following paragraph. The withdrawal deadline is 5:00 p.m., New York City time, on the business day prior to the expiration date of the rights offering. Unless the rights offering is extended, the withdrawal deadline will be 5:00 p.m., New York City time, on          , 2007.

We intend to provide you with the right to withdraw your previous exercise of rights after the withdrawal deadline only if there are changes to the Plan after the withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the rights and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offering, the Plan that includes the rights offering described in this prospectus may not become effective, and we may return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offering, the Plan that includes the rights offering described in this prospectus may not become effective, and we may return to you your exercise payments, without interest.

Following the withdrawal deadline, except in the limited circumstance described above, you may not withdraw your exercise of rights in whole or in part for any reason, including a decline in our common stock price or changes in the Plan, even though we have not already issued the shares to you and the withdrawal deadline has occurred. Even if circumstances arise after you have exercised your rights that change your mind about investing in the common stock of reorganized Delphi, you will be legally bound to purchase the shares of common stock of reorganized Delphi for which you exercised your rights if the Plan becomes effective.

We may make significant changes to the Plan following the expiration of the rights offering, but you will no longer be able to withdraw your exercise of rights, except in very limited circumstances.

The rights offering is scheduled to expire prior to the hearing date for confirmation of the Plan. We cannot assure you that the terms of the Plan will not change due to the Bankruptcy Court’s requirements or otherwise after the expiration of the rights offering. The Bankruptcy Court will consider the best interests of all claim and equity security holders in Delphi’s chapter 11 cases, and could require changes to the Plan which could have an adverse impact on your interests as a common stockholder. The value of your common stock may also be adversely affected. In addition, to overcome objections to the Plan by parties-in-interest, we may negotiate other changes to the Plan.

Following the withdrawal deadline, your exercise of rights may not be withdrawn in whole or in part for any reason, including a delay in confirmation of the Plan or significant modifications to the Plan, unless there are changes to the Plan after the withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the rights and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offering, the Plan that includes the rights offering described in this prospectus may not become effective, and we may return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offering, the Plan that includes the rights offering described in this prospectus may not become effective, and we may return to you your exercise payments, without interest.

Therefore, except in that limited circumstance, even if the Plan is modified or confirmation of the Plan is delayed after the expiration date, and you change your mind about investing in the common stock of reorganized Delphi, you nonetheless will be legally bound to purchase the shares of common stock of reorganized Delphi for which you exercised your rights if the Plan becomes effective.

The commitments of the Investors are conditioned upon specified factors, and if these conditions are not met, we may not be able to raise the proceeds necessary to fund our cash obligations under the Plan, and the Plan may not become effective.

The Investors’ obligations under the EPCA are subject to the satisfaction of numerous conditions as described under “Certain Relationships and Related Transactions — Equity Purchase Commitment Agreement.” Some of these conditions are not in our control. If we are not able to meet these conditions, the Investors may be unwilling to waive the conditions and would no longer be obligated to purchase any shares of common stock that are not purchased pursuant to the exercise of rights in the rights offering or make an additional $1.4 billion equity investment in reorganized Delphi. As a result, we may not be able to raise the proceeds necessary to fund our cash obligations under the Plan, and the Plan may not become effective. If this happens, we may be forced to propose an alternate plan or make significant modifications to our currently proposed Plan, any of which actions could have an adverse impact on your interest as a common stockholder or the value of your shares of common stock.

The exercise price does not reflect a determination of our value or the value of the common stock of reorganized Delphi.

Each holder of our common stock will receive one right for each share of our common stock owned of record at 5:00 p.m., New York City time, on          , 2007. We will not issue fractional shares or cash in lieu of fractional shares. Each full right entitles the holder to purchase           of a share of common stock of reorganized Delphi at $35.00 per share. The exercise price was determined after extensive negotiations with the Investors. With the assistance of our financial advisor and investment banker, we explored alternative investment proposals from several potential investors. Through this process we developed a potential framework for our reorganization plan and our transformation plan. After several months of negotiations, we decided to pursue agreements with the Investors and we negotiated the terms under which the Investors would be willing to provide their investment to support our reorganization and transformation plan. The exercise price of $35.00 per share represents a $10.00 per share discount from the $45.00 per share deemed value for Plan distribution purposes established in the PSA. Specifically, under the Plan, our creditors will be accepting shares of common stock of reorganized Delphi in partial satisfaction of their claims, with such shares being valued for such purposes at $45.00 per share. The per share discount and the per share deemed value are subject to Bankruptcy Court approval of the Plan. See “Bankruptcy Cases.” The exercise price of the rights does not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or other common criteria used to value equity securities. The exercise price should not be considered an indication of the actual value of reorganized Delphi or the shares of its common stock.

The rights offering may be terminated at any time prior to the expiration date, and neither we nor the rights agent will have any obligation to you except to return your exercise payment, without interest.

We may decide not to continue with the rights offering, and we may terminate the rights offering prior to the expiration date. If the rights offering is withdrawn or terminated, the rights agent will return as soon as practicable all exercise payments, without interest, and you will not be able to purchase common stock from us at the exercise price. No interest will be paid to you on the funds you deposit with the rights agent. Completion of the rights offering is a condition of the Investors’ obligations under the EPCA. If we terminate the rights offering and the Investors and we do not waive the condition that the rights offering shall have occurred, their equity commitment obligations, including their obligation to backstop the rights offering by purchasing from us any shares of common stock of reorganized Delphi being offered in the rights offering that are not purchased pursuant to the exercise of rights and their obligation to make $1.4 billion of additional equity investments in reorganized Delphi, will be discharged, and we may not be able to raise the cash needed to fund the Plan.

You must act promptly and follow instructions carefully if you want to exercise your rights.

If you desire to exercise rights in the rights offering, you and, if applicable, brokers, banks or other nominees acting on your behalf, must act promptly to ensure that all required certificates and payments are actually received by          , the rights agent, prior to the expiration of the rights offering (or you properly follow the guaranteed delivery procedures). The time period to exercise rights is limited. If you or your broker, bank or other nominee, as applicable, fails to complete and sign the required rights certificate, sends an incorrect payment amount or otherwise fails to follow the procedures that apply to the exercise of your rights, we may, depending on the circumstances, reject your exercise of rights or accept it only to the extent of the payment received. Neither we nor the rights agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect rights certificate or payment or contact you concerning whether a broker, bank or other nominee holds rights on your behalf. We have the sole discretion to determine whether an exercise properly follows the procedures that apply to the exercise of your rights.

No prior market exists for the rights.

The rights are a new issue of securities with no established trading market. The rights are transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date of the rights offering. Unless the rights offering is extended, the deadline for transfer will be 5:00 p.m., New York City time, on          , 2007. Unless exercised, the rights will cease to have any value following the expiration date. The rights will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the rights on the OTC Bulletin Board. The ability to trade the rights on the OTC Bulletin Board is entirely dependent upon registered broker-dealers applying to the OTC Bulletin Board to initiate quotation of the rights, which we cannot predict will be initiated or, if initiated, will continue. We can give no assurance that a market for the rights will develop or, if a market does develop, as to how long it will continue, the liquidity of the market or at what price the rights will trade.

Even if a trading market does develop for the rights, the rights may expire and be of no value if they are purchased prior to the expiration date but such purchase is not settled before 5:00 p.m., New York City time, on the expiration date.

Although we can give no assurance that there will be any trading market for the rights, if trading in the rights is initiated on the OTC Bulletin Board, we expect that such trading will be on a customary basis in accordance with normal settlement procedures applicable to sales of securities. Trades effected in rights will be required to be settled within three trading days after the trade date. A purchase and sale of rights that is effected on the date that is two days prior to the expiration date of the rights offering would be required to be settled not later than the time the rights will have expired (or, if you use the guaranteed delivery procedures, not later than 5:00 p.m., New York City time, on the third business day after the expiration date). Therefore, if rights are purchased on or after the date that is two days prior to the expiration date and you do not properly comply with the guaranteed delivery procedures, such rights may be received after they have already expired and will be of no value.

In some states, you will not be able to exercise your rights unless the securities commission of that state has approved the rights offering or an exemption from registration or qualification in that state is available.

We have applied for qualification of the rights offering with certain state securities commissions. Prior to commencement of the rights offering, we will advise residents of any such state if the securities commission in that state has disapproved the rights offering. Such disapproval would result in holders of rights in that state not being able to exercise their rights in the rights offering. We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws.

In addition, under the securities laws of some states, shares of common stock can be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, shares of common stock may not be sold unless these shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. The requirement of a seller to comply with the requirements of state blue sky laws may lead to delay or inability of a holder of our securities to dispose of such securities, thereby causing an adverse effect on the resale price of our securities and your investment in reorganized Delphi.

If you elect to exercise your rights, your proposed acquisition of common stock may be subject to notification obligations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

If as a result of exercising your rights you would hold shares of common stock of reorganized Delphi worth more than $59.8 million as of the effective date of the Plan, your proposed acquisition may trigger notification obligations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and all waiting periods under the HSR Act will need to have expired or otherwise been terminated. In such case, we will require that you provide evidence to us that such waiting periods have expired or otherwise have been terminated, before we can satisfy your exercise of rights. There can be no guarantee that the Federal Trade Commission and U.S. Department of Justice will allow the waiting periods to expire or terminate. You may consider seeking advice of legal counsel to determine the applicability of the HSR Act to your rights.

Risks Related to Common Stock of Reorganized Delphi

The common stock of reorganized Delphi may not have an active trading market and its public float will be significantly reduced if rights holders do not exercise rights in the rights offering.

There will be up to 101,000,000 shares of common stock of reorganized Delphi outstanding on the effective date of the Plan, not assuming conversion of all of the Investors’ shares of Senior Convertible Preferred Stock, compared to approximately           shares of our common stock outstanding prior to the effective date of the Plan.

If rights holders do not exercise all of their rights in the rights offering and the Investors purchase all or a portion of their backstop commitment, the public float of the common stock of reorganized Delphi may be significantly reduced to the extent that the Investors’ shares are excluded from the calculation of the public float. On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Dolce, Del-Auto, Merrill and UBS and their respective affiliates would beneficially own either (1) assuming the original rights holders exercise all of their rights in the rights offering and each Investor purchases no shares of common stock pursuant to its backstop commitment, a total of          ,          ,          , and          shares, respectively, or  %,  %,  %,  % and  %, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders exercise no rights in the rights offering and each Investor purchases the full amount of its backstop commitment, a total of          ,          ,          , and          shares, respectively, or  %,  %,  %,  % and  %, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors and equity holders of Delphi pursuant to the Plan. The Investors had the ability under the EPCA to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offering reflects the expected sale of shares of common stock of reorganized Delphi to such additional investors. There can be no assurance that any of the Investors would actively participate in any trading market for the common stock of reorganized Delphi that may develop. Consequently, it is possible that there would be limited liquidity for the shares of common stock of reorganized Delphi, even if such shares are listed on any securities exchange or traded on the Pink Sheets.

Following our delisting in October 2005 from the New York Stock Exchange, price quotations for our common stock have been available on the Pink Sheets. Delisting from the New York Stock Exchange resulted in a reduction in the liquidity of our common stock. We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by each of ADAH and Dolce, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. We do not expect, however, that we will meet the respective listing requirements on the effective date of the Plan. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by each of ADAH and Dolce, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list or quote the common stock of reorganized Delphi on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board.

Trading on the OTC Bulletin Board is dependent on a broker-dealer being willing to make a market in the common stock of reorganized Delphi, which we cannot predict will be initiated or, if initiated, will continue. No assurance can be given that the common stock of reorganized Delphi will be quoted on the OTC Bulletin Board or that an active trading market will exist. The nature of OTC Bulletin Board trading may limit your ability to resell your shares of the common stock of reorganized Delphi if an active trading market for the common stock of reorganized Delphi does not emerge. Even if an active market does develop for the common stock of reorganized Delphi, we can give no assurance as to how long it will continue, the liquidity of the market or at what price the common stock of reorganized Delphi will trade. Lack of liquidity of the common stock of reorganized Delphi also may make it more difficult for us to raise additional capital, if necessary, through equity financings.

The terms of the exit financing and the Series A Senior Convertible Preferred Stock will restrict the ability of reorganized Delphi to pay cash dividends on its common stock.

On September 8, 2005, our Board of Directors announced the elimination of the quarterly dividend on our common stock. After the Plan becomes effective, the payment of any future dividends on shares of reorganized

Delphi will be at the discretion of the Board of Directors of reorganized Delphi and will depend upon various factors, including our earnings, operations, financial condition, cash and capital requirements, restrictions in financing agreements, business conditions and other factors. Under Delaware law, unless a corporation has available surplus, it cannot declare or pay dividends on its capital stock. In addition, our exit financing is expected to include negative covenants, similar to those currently contained in our debtor-in-possession financing, that will restrict or condition our payment of dividends, and the terms of the Series A Senior Convertible Preferred Stock to be issued on the effective date of the Plan will prevent us from paying cash dividends on shares of common stock if ADAH and Dolce, the holders thereof, object to the payment of such dividends. Because of these limitations, we do not expect to pay dividends on the common stock of reorganized Delphi so long as our exit financing is in effect or the Series A Senior Convertible Preferred Stock is outstanding.

The price of our common stock currently is below, and the price of the common stock of reorganized Delphi may be below, the exercise price of the rights. Our stock price historically has been, and the stock price of shares of reorganized Delphi is likely to continue to be, volatile, and you may lose all or part of your investment in reorganized Delphi.

On           , 2007, the closing price of our common stock on the Pink Sheets was $      per share, and there were approximately          shares of our common stock outstanding. Giving effect to the cancellation of all of our existing shares of common stock on the effective date of the Plan and assuming there are 135,285,716 shares of common stock of reorganized Delphi that will be outstanding on the effective date of the Plan, (assuming conversion of all of the Investors’ shares of Senior Convertible Preferred Stock), the adjusted closing price of our common stock on           , 2007, would have been $      per share. This adjusted closing price was determined based on a purely mathematical calculation and should not be deemed to be indicative of comparative share values.

The exercise price of the rights is $35.00 per full share of common stock of reorganized Delphi. We cannot assure you that the market price of the common stock of reorganized Delphi will not be below the exercise price of the rights, or decline further below the exercise price, after the closing of the rights offering. If that occurs, you will suffer an immediate unrealized loss on those shares as a result. The exercise price of the rights should not be considered an indication of the future trading price of the common stock of reorganized Delphi. The market price of our common stock has been, and the market price of the common stock of reorganized Delphi is likely to continue to be, volatile, experiencing wide fluctuations in response to numerous factors, many of which are beyond our control. Such factors include:

•	our obligations that remain after our emergence from our reorganization cases;

•	our operating performance and the performance of our competitors and other similar companies;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	changes in earnings estimates or recommendations by research analysts who track the common stock of reorganized Delphi or the stocks of other companies in our industry;

•	changes in general economic conditions;

•	the number of shares outstanding;

•	actions of our current and future stockholders;

•	our involvement in legal proceedings;

•	the arrival or departure of key personnel;

•	the extent to which, if at all, broker-dealers choose to make a market in the common stock of reorganized Delphi;

•	acquisitions, strategic alliances or joint ventures involving us or our competitors; and

•	other developments affecting us, our industry or our competitors.

In addition, the stock market historically has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of the common stock of reorganized Delphi. The price of the common stock of reorganized Delphi could fluctuate based upon factors that have little or nothing to do with us or our performance, and these fluctuations could materially reduce our stock price.

As a result, you may not be able to resell your shares of the common stock of reorganized Delphi at or above the rights offering exercise price, and you may lose all or part of your investment in the common stock of reorganized Delphi.

Substantial future sales of shares of the common stock of reorganized Delphi in the public market could cause our stock price to fall.

On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) outstanding prior to the effective date of the Plan will be canceled. On the effective date of the Plan, following the funding of the Investors’ equity commitments, there will be up to 135,285,716 shares of common stock of reorganized Delphi outstanding, assuming conversion of all of the Investors’ shares of Senior Convertible Preferred Stock. These newly issued shares will be freely tradeable without restriction in the public market, except that any such shares held by our “affiliates,” as the term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the restrictions of Rule 144 under the Securities Act or pursuant to an effective registration statement.

We have agreed as part of the Plan to grant registration rights to the Investors with respect to all of their shares of common stock of reorganized Delphi (which could be as many as           shares if each Investor purchases the full amount of its backstop commitment) and all of their 17,142,858 shares of Series B Senior Convertible Preferred Stock of reorganized Delphi. The Investors therefore will have the right to require us to file registration statements covering the resale of those shares or to include them in registration statements that we may file for ourselves or other stockholders. Following their registration and resale under the applicable registration statement, those shares of our capital stock would be freely tradeable unless acquired by an affiliate of ours. By exercising their registration rights and selling a large number of shares, the Investors could cause the price of the common stock of reorganized Delphi to decline.

Our ability to utilize our net operating loss carryovers and other tax attributes may be limited.

We have significant net operating loss carryovers (“NOLs”) and other U.S. federal income tax attributes. Section 382 of the Internal Revenue Code of 1986, as amended, limits a corporation’s ability to utilize NOLs and other tax attributes following a Section 382 ownership change. While we believe that we have not undergone any Section 382 ownership change to date, we cannot give you any assurance that we will not undergo a Section 382 ownership change prior to the implementation of the Plan. We expect that we will undergo a Section 382 ownership change upon the implementation of the Plan and, consequently, our ability to utilize our NOLs and other tax attributes may be limited.

The preferred stock to be issued to the Investors on the effective date of the Plan will rank senior to the common stock with respect to the payment of dividends and with respect to distributions upon our liquidation, dissolution or winding up.

On the effective date of the Plan, following the funding of the Investors’ equity commitments, reorganized Delphi will issue to the Investors a total of 34,285,716 shares of Senior Convertible Preferred Stock (convertible at any time into shares of common stock of reorganized Delphi, initially on a one-for-one basis). This Senior Convertible Preferred Stock will rank senior to the common stock of reorganized Delphi with respect to the payment of dividends and with respect to distributions if we liquidate, dissolve or wind up.

Holders of Series A Senior Convertible Preferred Stock have voting rights that may restrict our ability to take corporate actions.

On the effective date of the Plan, reorganized Delphi will issue a total of 17,142,858 shares of Series A Senior Convertible Preferred Stock and 13,714,286 shares of Series B Senior Convertible Preferred Stock to affiliates ADAH and Dolce (total liquidation value of approximately $1.39 billion). Until the liquidation value of the Senior Convertible Preferred Stock beneficially owned by ADAH and Dolce (together with all common stock of reorganized Delphi owned by them, valued at $45.00 per share for purposes of the Plan) is less than $600 million, reorganized Delphi and its subsidiaries will be prohibited from taking specified actions if all of the holders of the Series A Senior Convertible Preferred Stock object. These specified actions include, subject to limited exceptions:

•	any new debt or lease financing or guarantees in excess of $100 million in any twelve-month period after the effective date of the Plan;

•	the grant of any new lien, mortgage or security interest in any assets having a value in excess of $100 million in any twelve-month period after the effective date of the Plan;

•	a sale, transfer or other disposition of all or substantially all of the assets of reorganized Delphi;

•	any merger or consolidation involving a change in control of reorganized Delphi;

•	any acquisition or investment in any other person or entity having a value in excess of $100 million in any twelve-month period after the effective date of the Plan;

•	any action to liquidate reorganized Delphi;

•	any issuance of equity securities or rights to acquire equity securities at less than fair market value;

•	other than pursuant to any conversion provisions, any redemption, repurchase or other acquisition of shares of capital stock involving aggregate payments in excess of $10 million in any twelve-month period after the effective date of the Plan;

•	payment of any dividends in cash or other assets (other than additional shares of common stock); and

•	any amendment to the charter or bylaws of reorganized Delphi.

If any holder of the Series A Senior Convertible Preferred Stock objects to any of the foregoing actions that we desire to take, it could have an adverse impact on the business and the market price of the common stock of reorganized Delphi.

The issuance of additional preferred stock or additional common stock may adversely affect holders of common stock of reorganized Delphi.

The Board of Directors of reorganized Delphi will have the authority, without any further vote or action by our common stockholders, subject to the rights of the holders of the Series A Senior Convertible Preferred Stock, to issue up to           shares of preferred stock of reorganized Delphi and to determine the terms, including voting and conversion rights, of those shares and to issue up to           shares of common stock of reorganized Delphi. The voting and other rights of the holders of the common stock of reorganized Delphi will be subject to, and may be adversely affected by, the rights of the holders of Series A Senior Convertible Preferred Stock and any other preferred stock that may be issued in the future. Similarly, subject to the rights of the holders of Series A Senior Convertible Preferred Stock and the limitations imposed by the rules of any stock exchange on which our common stock may be listed or quoted, the Board of Directors of reorganized Delphi may issue additional shares of common stock without any further vote or action by our common stockholders, which would have the effect of diluting common stockholders. An issuance could occur in the context of another public or private offering of shares of common stock or preferred stock or in a situation in which the common stock or preferred stock is used to acquire the assets or stock of another company. The issuance of common stock or preferred stock, while providing desirable flexibility in connection with possible acquisitions, investments and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control.

Certain of the Investors will beneficially own a large percentage of our voting stock and could be able to significantly influence our business and affairs.

On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Dolce, Del-Auto, Merrill and UBS and their respective affiliates would beneficially own either (1) assuming the original rights holders exercise all of their rights in the rights offering and each Investor purchases no shares of common stock pursuant to its backstop commitment, a total of          ,          ,          , and           shares, respectively, or  %,  %,  %,  % and  %, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders exercise no rights in the rights offering and each Investor purchases the full amount of its backstop commitment, a total of           ,          ,          , and          shares, respectively, or  %,  %,  %,  % and  %, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors and equity holders of Delphi pursuant to the Plan. The Investors had the ability under the EPCA to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offering reflects the expected sale of shares of common stock of reorganized Delphi to such additional investors.

In addition, holders of Series A Senior Convertible Preferred Stock will have board representation rights and veto rights over some corporate actions that we may desire to take. See “— Holders of our Series A Senior Convertible Preferred Stock have voting rights that may restrict our ability to take corporate actions,” “— The new directors of reorganized Delphi following the effective date of the Plan may change our current long-range plan,” “Board Of Directors” and “Description Of Capital Stock — Preferred Stock.”

Because certain of our Investors have a large total percentage of ownership and board representation and voting rights, such Investors could have significant influence over our management and policies, including the composition of the Board of Directors of reorganized Delphi, any amendments to our certificate of incorporation and mergers or sales of all or substantially all of our assets, and any other matters requiring a stockholder vote.

The new directors of reorganized Delphi from and after the effective date of the Plan may change our current long-range plan.

As of the effective date of the Plan, reorganized Delphi will have a new Board of Directors. Of the twelve director board of reorganized Delphi, six directors will be chosen by the holders of the Series A Senior Convertible Preferred Stock, four directors will be elected by the holders of the common stock of reorganized Delphi and the Series B Senior Convertible Preferred Stock voting as a class (with the initial such directors being selected by a selection committee), one director will be the Executive Chairman (appointed by a selection committee) and the twelfth director will be Rodney O’Neal, who will continue as the chief executive officer and president of reorganized Delphi. All such appointments will be made no later than the effective date of the Plan. Following the effective date of the Plan, the new Board of Directors of reorganized Delphi may make changes, which could be material, to our business, operations and current long-range plan described in this prospectus. It is impossible to predict what these changes will be and the impact they will have on our future results of operations and price of the common stock of reorganized Delphi. See “Board Of Directors.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference in this prospectus, as well as other statements made by us may contain forward-looking statements that reflect, when made, our current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to our operations and business environment which may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements.

In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors, including the risks discussed under the “Risk Factors” section beginning on page 22 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2006, that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following:

•	our ability to continue as a going concern;

•	our ability to consummate the Plan;

•	substantial levels of debt, including the compliance with the restrictions and covenants, and satisfaction of the financial tests, contained in that debt;

•	the potential adverse impact of the chapter 11 cases on our liquidity or results of operations;

•	our ability to fund and execute our business plan (including our transformation plan) and to do so in a timely manner;

•	the cyclical nature of automotive sales and products;

•	our ability to obtain and maintain normal terms with vendors and service providers;

•	our ability to maintain contracts that are critical to our operations;

•	dependence on GM as a customer;

•	our ability to attract and retain customers, as well as changes in market share and product mix offered by, and cost cutting initiatives adopted by, our customers;

•	competition, including asset impairments and restructuring charges as a result of changes in the competitive environment;

•	disruptions in supply of, and changes to the competitive environment for, raw materials;

•	changes in technology and technological risks and our response thereto, including development of our intellectual property into commercial viable products and losses and costs as a result of product liability and warranty claims and intellectual property infringement actions;

•	foreign currency risk and other risks associated with doing business in non-U.S. jurisdictions;

•	incurrence of significant legal costs in connection with our securities litigation;

•	environmental factors relating to transformation activities;

•	failure to achieve and maintain effective internal controls and other costs of compliance with the requirements of the Sarbanes-Oxley Act;

•	our ability to attract, motivate and/or retain key executives and associates; and

•	our ability to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of our unionized employees.

Although we believe the expectations reflected in the forward-looking statements at the time they are made are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.

In connection with the Plan, we are required to submit projected financial information to demonstrate to the Bankruptcy Court the feasibility of the Plan and our ability to continue operations upon emergence from bankruptcy. These projections are not part of this prospectus and should not be relied on in connection with any offering of the common stock of reorganized Delphi. The projections were not prepared for the purpose of any offering of the common stock of reorganized Delphi and may not be updated on an ongoing basis. The projections reflect numerous assumptions concerning our anticipated future performance and prevailing and anticipated market and economic conditions at the time they were prepared that were and continue to be beyond our control and that may not materialize. Projections are inherently subject to uncertainties and to a wide variety of significant business, economic and competitive risks, including those risks discussed in the “Risk Factors” section beginning on page 16 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2006. Our actual results will vary from those contemplated by the projections and the variations may be material. As a result, you should not rely upon the projections in deciding whether to invest in the common stock of reorganized Delphi.

USE OF PROCEEDS

Our gross proceeds from the rights offering (including proceeds of any shares of common stock purchased by the Investors pursuant to the backstop commitment) will be $1,984,500,000, before deducting the $55.125 million backstop commitment fee paid to the Investors and approximately $           of expenses related to the rights offering. We intend to use the net proceeds from the rights offering and the $1.4 billion from the additional equity investments in reorganized Delphi by the Investors (after deducting the $21.0 million preferred commitment fee to be paid to the Investors), together with borrowings under our exit financing and cash-on-hand, to make payments contemplated by the Plan and for general corporate purposes.

The following table sets forth the estimated sources and uses of funds in connection with the rights offering and the Plan, as if the effective date of the Plan will be          , 2007 (dollar amounts in millions, rounded to the nearest thousand):

Sources of Funds

Rights offering gross proceeds(1)	$1,984.5
Equity commitment of Investors(2)	1,420.5
[DIP Exit Financing Borrowings]
Cash-on-hand

Total sources

Uses of Funds

Investor backstop commitment fee	$55.1
[Repayment of indebtedness]
[Pension Plans]
Offering expenses
Working capital

Total uses

(1)	Includes proceeds from the Investors’ backstop commitment, to the extent any rights are not exercised in the rights offering.

(2)	Consists of the purchase of 6,300,000 shares of common stock and 34,285,716 shares of Senior Convertible Preferred Stock, in each case at a price of $35.00 per share.

DIVIDEND POLICY

In 2004, we declared dividends on our common stock of $0.07 per share on March 1, June 22, September 9 and December 8, 2004, which were paid on April 12, August 3, and October 19, 2004 and January 18, 2005, respectively. In 2005, we declared dividends on our common stock of $0.03 per share on March 23, 2005 and $0.015 per share on June 22, 2005, which were paid on May 2, and August 2, 2005, respectively. On September 8, 2005, our Board of Directors announced the elimination of the quarterly dividend on our common stock.

Our exit financing is expected to include negative covenants, similar to those currently contained in our debtor-in-possession financing, that will restrict or condition our payment of dividends, and the terms of Series A Senior Convertible Preferred Stock to be issued on the effective date of the Plan will prevent us from paying cash dividends on shares of common stock if ADAH and Dolce, the holders thereof, object to the payment of such dividends. Because of these limitations, we do not expect to pay dividends on the common stock of reorganized Delphi so long as our exit financing is in effect or the Series A Senior Convertible Preferred Stock is outstanding.

PRICE RANGE OF COMMON STOCK

Our outstanding common stock was traded through the New York Stock Exchange under the symbol “DPH” until such stock was delisted by New York Stock Exchange effective October 11, 2005. This action followed the announcement by the New York Stock Exchange on October 10, 2005, that it was reviewing our continued listing status in light of our announcements involving the filing of voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code. The New York Stock Exchange subsequently determined to suspend trading based on the trading price for our common stock, which closed at $0.33 on October 10, 2005, and completed delisting procedures effective October 11, 2005.

Our common stock is quoted on the Pink Sheets, a quotation service for OTC securities, under the symbol “DPHIQ.” Pink Sheets is a centralized quotation service that collects and publishes market maker quotes for OTC securities in real-time. Our listing status on the Pink Sheets is dependent on market makers’ willingness to provide the service of accepting trades to buyers and sellers of the stock. Quotes for OTC securities reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. Unlike securities traded on a stock exchange, such as the New York Stock Exchange, issuers of securities traded on the Pink Sheets do not have to meet any specific quantitative and qualitative listing and maintenance standards.

The following table sets forth the high and low sales price per share of our common stock, as reported by the New York Stock Exchange, for the periods through October 10, 2005, and thereafter the high and low OTC bid information:

2005	High	Low

First Quarter	$9.07	$4.15
Second Quarter	$5.40	$3.20
Third Quarter	$6.68	$2.42
Fourth Quarter(1)	$2.99	$0.23
2006
First Quarter	$1.02	$0.03
Second Quarter	$1.99	$0.60
Third Quarter	$1.88	$1.07
Fourth Quarter	$3.92	$1.35
2007
First Quarter (through March 6, 2007)	$3.86	$2.39

(1)	Effective October 11, 2005, our common stock was delisted by the New York Stock Exchange and began trading OTC.

The transfer agent and registrar for our common stock is The Bank of New York Mellon Corporation. On January 31, 2007, there were 285,274 holders of record of our common stock. On March 6, 2007, the closing price of our common stock on the Pink Sheets was $2.45 per share. As of January 31, 2007, there were approximately 561,781,590 shares of our common stock outstanding.

We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by each of ADAH and Dolce, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. We do not expect, however, that we will meet the respective listing requirements on the effective date of the Plan. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by each of ADAH and Dolce, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list or quote the common stock of reorganized Delphi on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board. Trading on the OTC Bulletin Board is dependent on a broker-dealer being willing to make a market in the common stock of reorganized Delphi, which we cannot predict will be initiated or, if initiated, will continue. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. Even if an active market does develop for the common stock of reorganized Delphi, we can give no assurance as to how long it will continue, the liquidity of the market or at what price the common stock of reorganized Delphi will trade.

The rights will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the rights on the OTC Bulletin Board. Trading on the OTC Bulletin Board is dependent on a broker-dealer being willing to make a market in the rights, which we cannot predict will be initiated or, if initiated, will continue. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We can give no assurance that a market for the rights will develop or, if a market does develop, as to how long it will continue, the liquidity of the market or at what price the rights will trade.

CAPITALIZATION

The table on the following page sets forth our cash and cash equivalents, long-term debt and capitalization as of December 31, 2006. Our capitalization is presented on an actual basis and on an as adjusted basis to reflect the rights offering and the other transactions contemplated by the Plan, including:

•	the cancellation on the effective date of the Plan of any shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) outstanding prior to the effective date of the Plan;

•	the issuance of 3,000,000 shares of common stock of reorganized Delphi to holders of our common stock on the record date of the rights offering;

•	the issuance of 56,700,000 shares of common stock of reorganized Delphi (pursuant to either the rights offering or the backstop commitment of the Investors);

•	the issuance of 6,300,000 shares of common stock of reorganized Delphi to the Investors;

•	the issuance of 7,000,000 shares of common stock of reorganized Delphi to GM;

•	the issuance of up to 18,000,000 shares of common stock of reorganized Delphi to the holders (other than GM, addressed in the immediately preceding bullet point) of our senior unsecured debt (this figure assumes that allowed trade and unsecured claims, other than funded debt claims and other than GM’s claims, total $1.7 billion, the maximum amount permitted under the Plan, and to the extent that these claims total less than $1.7 billion, the 18,000,000 shares of common stock will be reduced proportionately);

•	the issuance of 10,000,000 shares of common stock of reorganized Delphi to the holders of our subordinated debt.

•	the issuance of 17,142,858 shares of Series A Senior Convertible Preferred Stock of reorganized Delphi pursuant to the EPCA to certain of the Investors;

•	the issuance of 17,142,858 shares of Series B Senior Convertible Preferred Stock of reorganized Delphi pursuant to the EPCA to certain of the Investors;

•	the cancellation of all of our funded unsecured debt obligations outstanding as of the effective date of the Plan; and

•	the replacement on the effective date of the Plan of our debtor-in-possession financing with new exit financing.

This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements and Notes thereto incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2006.

	December 31, 2006
	Actual	As Adjusted
	(Dollars in millions,
	except share and per share data)

Cash and cash equivalents	1,667
Restricted cash	146
Debt:
Commercial paper program	—
6.55% unsecured notes, due 2006 (subject to compromise)	500
6.50% unsecured notes, due 2009 (subject to compromise)	498
6.50% unsecured notes, due 2013 (subject to compromise)	493
7.125% debentures, due 2029 (subject to compromise)	493
DIP term loan(1)	250
Prepetition term loan facility(1)	985
Prepetition revolving credit facility(1)	1,507
European securitization program	122
Accounts receivable factoring	409
Capital leases and other debt	115
Capital leases and other debt (subject to compromise)	70
Junior subordinated notes due 2033 (subject to compromise)	391
Refinanced DIP Credit Facility:
[Debtor-in-Possession First Priority Term Loan]	—
[Debtor-in-Possession Second Priority Term Loan]	—
[Debtor-in-Possession Credit Facility]	—

Total debt	5,833
Stockholders’ Equity:
Series A-1 Senior Convertible Preferred Stock, $0.10 par value, no shares authorized, actual; shares authorized, as adjusted; no shares issued and outstanding, actual; 8,571,429 shares issued and outstanding, as adjusted	—
Series A-2 Senior Convertible Preferred Stock, $0.10 par value, no shares authorized, actual; shares authorized, as adjusted; no shares issued and outstanding, actual; 8,571,429 shares issued and outstanding, as adjusted	—
Series B Senior Convertible Preferred Stock, $0.10 par value, no shares authorized, actual; shares authorized, as adjusted; no shares issued and outstanding, actual; 17,142,858 shares issued and outstanding, as adjusted	—
Common Stock, $0.01 par value, 1,350,000,000 shares authorized, actual and as adjusted; 565,000,000 shares issued and outstanding, actual; 101,000,000 shares issued and outstanding, as adjusted	6
Additional paid-in capital	2,769
Accumulated deficit	(11,893)
Accumulated other comprehensive income (loss):
Employee benefit plans	(3,041)
Other	156

Total accumulated other comprehensive income (loss)	(2,885)
Treasury stock, at cost (3,200,000 shares in 2006)	(52)

Total Stockholders’ Equity	(12,055)

(1)	On January 9, 2007, we entered into a Revolving Credit, Term Loan, and Guaranty Agreement to obtain replacement financing of approximately $4.5 billion from a syndicate of lenders to refinance both our $2.0 billion DIP financing and our $2.5 billion prepetition secured indebtedness.

THE RIGHTS OFFERING

The Rights

We are distributing to holders of our common stock, at no charge, transferable rights to purchase a total of 56,700,000 shares of common stock of reorganized Delphi. Each holder of our common stock will receive one right for each share of our common stock owned of record at 5:00 p.m., New York City time, on          , 2007. Each right entitles the holder to purchase           of a share of common stock of reorganized Delphi at $35.00 per full share.

Because fractional shares of common stock of reorganized Delphi will not be issued in the rights offering, and cash will not be paid in lieu of fractional shares of common stock of reorganized Delphi in the rights offering, you will need to hold at least           rights to purchase one share of common stock of reorganized Delphi. Fractional shares will be rounded to the nearest whole number, with such adjustments as may be necessary to ensure that we offer 56,700,000 shares of common stock of reorganized Delphi in the rights offering. There is no over-subscription privilege in the rights offering. Accordingly, if you hold rights exercisable for a fractional share of common stock of reorganized Delphi, you will lose any value represented by those rights unless you sell those rights or you purchase a sufficient number of rights to acquire upon exercise a whole share of common stock of reorganized Delphi.

Even if you exercise rights in the rights offering, we will not issue the shares of common stock of reorganized Delphi for which those rights are exercised unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions, including the Bankruptcy Court’s confirmation of the Plan and the completion of the transactions contemplated by the EPCA. The transactions contemplated by the EPCA also are subject to the satisfaction of a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

You are not required to exercise any or all of your rights.

Promptly after the date of this prospectus, the rights agent will send a rights certificate to each registered holder of our common stock as of 5:00 p.m., New York City time, on the record date, based on our stockholder registry maintained by          , the transfer agent for our common stock. If you own your shares of common stock through a broker, bank or other nominee, you will not receive an actual rights certificate. Instead, as described in this prospectus, you must instruct your broker, bank or nominee whether or not to exercise rights on your behalf. If you wish to obtain a separate rights certificate, you should promptly contact your broker, bank or other nominee and request a separate rights certificate. It is not necessary to have a physical rights certificate to effect a sale of your rights or elect to exercise your rights.

Record Date

The record date for the rights offering, which is the date used to determine the stockholders entitled to receive rights, is          , 2007.

Exercise Price

Each holder of our common stock will receive one right for each share of our common stock owned of record at 5:00 p.m., New York City time, on          , 2007. Each full right entitles the holder to purchase           of a share of common stock of reorganized Delphi at $35.00 per full share. We will not issue fractional shares or cash in lieu of fractional shares. As described below under “— No Fractional Shares; Divisibility of Subscription Rights Certificates,” fractional shares will be rounded to the nearest whole number, with such adjustments as may be necessary to ensure that we offer 56,700,000 shares of common stock of reorganized Delphi in the rights offering. Accordingly, if you hold rights exercisable for a fractional share of common stock of reorganized Delphi, you will lose any value represented by those rights unless you sell those rights or you purchase a sufficient number of rights to acquire upon exercise a whole share of common stock of reorganized Delphi.

Expiration of the Rights Offering

The rights expire at 5:00 p.m., New York City time, on          , 2007, unless the exercise period is extended. You are not required to exercise any or all of your rights. If you do not exercise all of your rights prior to the expiration of the rights offering, your rights will expire, you will lose any value represented by your rights, and the shares of common stock of reorganized Delphi into which your rights would otherwise have been exercisable will be purchased by the Investors.

We will not be required to satisfy your attempt to exercise rights if the rights agent receives your rights certificate and payment of the exercise price relating to your exercise after your rights expire (or, if you use the guaranteed delivery procedures, after 5:00 p.m., New York City time, on the third business day after the expiration date), regardless of when you transmitted the documents.

We may, in our sole discretion, extend the time for exercising the rights. If there is a change in the terms of the rights offering prior to the expiration date that requires us to file a post-effective amendment to the registration statement, we will circulate an updated prospectus after the post-effective amendment has been declared effective by the SEC and, to the extent necessary, will extend the expiration date of the rights offering to allow holders of rights sufficient time to make a new investment decision. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date.

If the exercise period is extended, we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the business day after the most recently announced expiration date. See “— Extensions, Termination and Amendments.”

No Fractional Shares; Divisibility of Subscription Rights Certificates

Fractional shares will not be issued in the rights offering. Instead, fractional shares will be rounded to the nearest whole number, with such adjustments as may be necessary to ensure that we offer 56,700,000 shares of common stock of reorganized Delphi in the rights offering.

As an example, if you owned 50 shares of our common stock as of 5:00 p.m., New York City time, on          , 2007, the rights offering record date, you would receive 50 rights. To calculate the number of shares you would have the right to purchase pursuant to your exercise of rights, you would multiply the           of a share per right ratio times your 50 rights to get a product of          shares. Because fractional shares of common stock of reorganized Delphi will not be issued in the rights offering, you would be entitled to purchase           shares of common stock of reorganized Delphi in the rights offering. To facilitate the administration of the rights offering, we rounded to four decimal places the ratio at which you are entitled to purchase shares of common stock of reorganized Delphi per right. The purchase price for each share of common stock of reorganized Delphi is $35.00 per full share.

Accordingly, if you hold rights exercisable for a fractional share of common stock of reorganized Delphi, you will lose any value represented by those rights unless you sell those rights or you purchase a sufficient number of rights to acquire upon exercise a whole share of common stock of reorganized Delphi.

You may request that the subscription agent divide your rights certificate into transferable parts, for instance, if you are the record holder for a number of beneficial holders of our common stock or if you desire to transfer a portion of your rights. The rights agent will only facilitate subdivisions or transfers of rights certificates until 5:00 p.m., New York City time, on          , 2007, three business days prior to the schedule          , 2007 expiration date.

Exercise of Rights

You should read and follow the instructions accompanying the rights certificate(s) carefully.

If you hold your shares of common stock through a brokerage account, bank or other nominee, your broker, bank or nominee should contact you to inquire as to whether or not you wish to exercise your rights. Your broker, bank or nominee, as the case may be, will act on your behalf if you wish to exercise your rights. Payment for your shares of common stock must be made by you as directed by your broker, bank or other nominee. Such payment may be made from funds in your account, or if such funds are not in sufficient quantity or form for payment, you will have to provide your broker, bank or nominee with the funds in a form acceptable to it. Your new shares will appear in your account automatically at the time of delivery. Your broker, bank or nominee may complete at your direction, or may ask or require you to complete, the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, bank or other nominee with the other rights offering materials.

If you do not hold your shares of common stock through a brokerage account, bank or other nominee (i.e., you are a registered holder and hold a physical certificate), you may exercise your rights by properly completing and signing your rights certificate and delivering it to          , who is acting as the rights agent for the rights offering. The rights agent will not accept a facsimile transmission of your completed rights certificate. We recommend that you send your rights certificate by overnight courier or, if you send your rights certificate by mail, we recommend that you send it by registered mail, properly insured, with return receipt requested. Delivery of your rights certificate must be accompanied by full payment of the exercise price for each share you wish to purchase. Your payment of the exercise price must be made in U.S. dollars for the full number of shares of common stock you are purchasing pursuant to the exercise of rights as set forth below under “— Payment of Exercise Price.” If you cannot deliver your rights certificate to the rights agent prior to the expiration of the rights offering, you may follow the guaranteed delivery procedures described under “— Guaranteed Delivery Procedures.”

Payment of Exercise Price

Your payment of the exercise price must be made in U.S. dollars for the number of shares of common stock you are purchasing pursuant to the exercise of rights by:

•	certified check drawn upon a U.S. bank payable to the rights agent;

•	cashier’s check drawn upon a U.S. bank or express money order payable to the rights agent; or

•	wire transfer of immediately available funds to the account maintained by the rights agent for the purpose of the rights offering at:

[insert wire transfer instructions]

For wire transfer of funds, please ensure that the wire instructions include the rights certificate number and send your rights certificate via overnight courier to be delivered on the next business day following the day of the wire transfer to the rights agent.

Your payment will be considered received by the rights agent only upon receipt of payment in the manner set forth above. The rights agent will not accept non-certified checks drawn on personal or business accounts. Payments of the exercise price for the common stock will be held in an escrow account until the earlier of the effective date of the Plan and the date on which we withdraw or terminate the rights offering. See “— Extensions, Termination and Amendments.” No interest will be paid to you on the funds you deposit with the rights agent. We will retain any interest earned on the payments held by the rights agent before your shares have been issued to you or your payment is returned to you, without interest, because your exercise has not been satisfied for any reason.

Delivery of Rights Certificate and Payment

You should deliver your rights certificate, payment of the exercise price (unless you decide to wire your payment) and any Notice of Guaranteed Delivery to          , who is acting as our rights agent, by mail or overnight courier to:

By Mail:	By Overnight Courier:	By Hand:

Telephone Number For Confirmation:

You are responsible for the method of delivery of your rights certificate and payment of the exercise price. We recommend that you send your rights certificate by overnight courier or, if you send your rights certificate by mail, we recommend that you send it by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery of your rights certificate and payment to the rights agent prior to the expiration of the rights offering. Payment of the exercise price by wire transfer may be made as provided above under “— Payment of Exercise Price.”

Do not send your rights certificate(s) and exercise price payment to Delphi. Your delivery to an address other than the address set forth above will not constitute valid delivery.

If you have questions about whether your completed rights certificate or payment has been received, you may call the information agent at (    )    -     .

Guaranteed Delivery Procedures

If you wish to exercise your rights, but you do not have sufficient time to deliver the rights certificate evidencing your rights to the rights agent on or before the time the rights offering expires, you may exercise your rights by the following guaranteed delivery procedures:

•	deliver to the rights agent on or prior to the rights offering expiration date your payment of the exercise price in full for each share for which you exercised your rights in the manner set forth above in “— Payment of Exercise Price”;

•	deliver to the rights agent on or prior to the expiration date the form entitled “Notice of Guaranteed Delivery,” substantially in the form provided with the documents distributed with your rights certificate(s) in the manner set forth above in “— Delivery of Rights Certificate and Payment”; and

•	deliver the properly completed rights certificate(s) evidencing your rights being exercised and the related nominee holder certification, if applicable, with any required signature guarantee, to the rights agent within three business days following the date of your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with the Instructions for Completion of the Rights Certificates, distributed to you with your rights certificate. Your Notice of Guaranteed Delivery must come from an eligible institution (defined below). In your Notice of Guaranteed Delivery, you must state:

•	your name;

•	the number of rights represented by your rights certificate(s);

•	the number of shares of common stock of reorganized Delphi for which you are exercising your rights; and

•	your guarantee that you will deliver to the rights agent any rights certificate(s) evidencing the rights you are exercising within three business days following the date the rights agent receives your Notice of Guaranteed Delivery.

An “eligible institution” is a “financial institution,” which term includes most commercial banks, savings and loan associations and brokerage houses, which is a participant in any of the following:

•	the Securities Transfer Agents Medallion Program;

•	the New York Stock Exchange, Inc. Medallion Signature Program; or

•	the Stock Exchanges Medallion Program.

You may deliver your Notice of Guaranteed Delivery to the rights agent in the same manner as your rights certificates at the address set forth above under “— Delivery of Rights Certificate and Payment.” You may alternatively transmit your Notice of Guaranteed Delivery to the rights agent by facsimile transmission (Facsimile No.: (    )    -     ). To confirm facsimile deliveries, you may call (    )    -     . The information agent will send you additional copies of the form of Notice of Guaranteed Delivery if you request them. Please call (    )    -     to request any copies of the form of Notice of Guaranteed Delivery. Banks and brokerage firms should call collect at (    )    -     to request any copies of the form of Notice of Guaranteed Delivery.

Calculation of Rights Exercised

If you do not indicate the number of rights being exercised, or you do not forward full payment of the total exercise price for the number of rights that you indicate are being exercised, then you will be deemed to have exercised your rights with respect to the maximum number of rights that may be exercised with the total payment you delivered to the rights agent. If we do not apply your full exercise price payment to your purchase of shares of common stock of reorganized Delphi, we will return the excess amount to you by mail without interest as soon as practicable after the expiration date of the rights offering.

Exercising a Portion of Your Rights

If you elect to purchase fewer than all of the shares of common stock of reorganized Delphi represented by your rights certificate, you may obtain a rights certificate representing your unexercised rights by contacting the rights agent at the rights agent’s address set forth above under “— Delivery of Rights Certificate and Payment.”

Issuance of Common Stock of Reorganized Delphi

If you properly exercise your rights and the Plan becomes effective, you will be deemed to own the shares on the effective date of the Plan. We will issue shares as soon as practicable after the effective date of the Plan. We will not be able to calculate the number of shares to be issued to each exercising holder until 5:00 p.m., New York City time, on the third business day after the expiration date of the rights offering, which is the latest time by which rights certificates may be delivered to the rights agent under the guaranteed delivery procedures described above under “— Guaranteed Delivery Procedures.” We have the discretion to delay or to refuse altogether the distribution of any shares you may elect to purchase through the exercise of rights if necessary to comply with applicable securities laws.

Even if you exercise rights in the rights offering, we will not issue the shares of common stock of reorganized Delphi for which those rights are exercised unless and until the Plan becomes effective. Effectiveness of the Plan is subject to a number of conditions, including the Bankruptcy Court’s confirmation of the Plan and the completion of the transactions contemplated by the EPCA. The transactions contemplated by the EPCA also are subject to the satisfaction of a number of conditions which are more fully described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.”

Transferability of Rights and Listing

The rights are transferable until 5:00 p.m., New York City time, on the business day prior to the expiration date of the rights offering. Unless the rights offering is extended, the deadline for transfer will be 5:00 p.m., New York City time, on          , 2007. The rights will not be listed on any securities exchange or quoted on any automated quotation system. We intend, however, to cooperate with any registered broker-dealer who may seek to initiate price quotations for the rights on the OTC Bulletin Board. The ability to trade the rights on the OTC Bulletin Board is entirely dependent on registered broker-dealers applying to the OTC Bulletin Board to initiate quotation of the rights. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board.

Although we can give no assurance that there will be any trading market for the rights, if trading in the rights is initiated, we expect that such trading will be on a customary basis in accordance with normal settlement procedures applicable to sales of securities. Trades effected in rights will be required to be settled within three trading days after the trade date. A purchase and sale of rights that is effected on the date that is two days prior to the expiration date of the rights offering would be required to be settled not later than the time the rights will have expired (or, if you use the guaranteed delivery procedures, not later than 5:00 p.m., New York City time, on the third business day after the expiration date). Therefore, if rights are purchased on or after the date that is two days prior to the expiration date and you do not properly comply with the guaranteed delivery procedures, such rights may be received after they have already expired and will be of no value.

Signature Guarantee May Be Required

Your signature on your rights certificate must be guaranteed by an eligible institution if you are exercising your rights, unless:

•	your rights certificate provides that shares are to be delivered to you as registered holder of those rights; or

•	you are an eligible institution.

In addition, your signature on your rights certificate must be guaranteed by an eligible institution if you are withdrawing a previous exercise of your rights, unless:

•	your rights certificate provides that shares are to be delivered to you as registered holder of those rights; or

•	you are an eligible institution.

Withdrawal of Exercise of Rights

Once you have exercised your rights, you may withdraw your exercise at any time prior to the withdrawal deadline. The withdrawal deadline is 5:00 p.m., New York City time, on the business day prior to the expiration date of the rights offering. Unless the rights offering is extended, the withdrawal deadline will be 5:00 p.m., New York City time, on          , 2007.

Following the withdrawal deadline, your exercise of rights may not be withdrawn in whole or in part for any reason, including a decline in our common stock price, even if we have not issued the shares to you, unless there are changes to the Plan after the withdrawal deadline that the Bankruptcy Court determines are materially adverse to the holders of the rights and the Bankruptcy Court requires resolicitation of votes under section 1126 of the Bankruptcy Code or an opportunity to change previously cast acceptances or rejections of the Plan. If you withdraw your exercise of rights, we will return to you your exercise payments with respect to any rights so withdrawn, without interest. If (1) we provide rights holders with withdrawal rights and (2) either (a) we and the Investors have not entered into an amendment to the EPCA providing that the Investors’ backstop commitment applies to any rights that are so withdrawn, or (b) we have not otherwise established funding for the Plan, then we may terminate the rights offering, the Plan that includes the rights offering described in this prospectus may not become effective, and we may return to you your exercise payments, without interest. We can give no assurance, however, that if we grant withdrawal rights to holders that we and the Investors will enter into an amendment to the EPCA or that we will otherwise establish funding for the Plan as described above. In addition, if the EPCA otherwise terminates after the expiration date, then we may terminate the rights offering, the Plan that includes the rights offering described in this prospectus may not become effective, and we may return to you your exercise payments, without interest.

For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the rights agent prior to the withdrawal deadline at its address set forth above under “— Delivery of Rights Certificate and Payment.” Any notice of withdrawal must (1) specify the name of the person who exercised the rights, which exercise is to be withdrawn, (2) contain the number of rights exercised, which exercise is to be withdrawn, and (3) be signed by the holder of the rights in the same manner as the original signature on the rights certificate by which the rights were exercised (including any required signature guarantees). Any rights the exercise of which have been properly withdrawn will be deemed not to have been exercised for purposes of the rights offering.

Withdrawals of exercised rights can be accomplished only in accordance with the foregoing procedures. Any permitted withdrawals may not be rescinded, and any rights the exercise of which have been properly withdrawn will thereafter be deemed not exercised for purposes of the rights offering; provided that rights may be re-exercised by again following one of the appropriate procedures described in this prospectus at any time prior to the expiration date of the rights offering.

Determinations Regarding the Exercise or Withdrawal of Exercise of Your Rights

We, in our sole discretion, will decide all questions concerning the timeliness, validity, form and eligibility of your exercise or the withdrawal of the exercise of your rights and our determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time period as we may determine. We, in our sole discretion, may reject the exercise or the withdrawal of the exercise of any of your rights because of any defect or irregularity in the exercise or withdrawal, and we, in our sole discretion, may accept your exercise only to the extent of the payment received if you or your broker, bank or other nominee sends an incorrect payment amount. We will not receive or accept any exercise or withdrawal of exercise of rights until all irregularities have been waived by us or cured by you by the time that we decide, in our sole discretion. We and the rights agent will also not accept your exercise of rights if we and the rights agent believe, in our sole discretion, that our issuance of shares of common stock to you could be deemed unlawful under applicable law. Neither we nor the rights agent will be under any duty to notify you of any defect or irregularity in connection with the submission of your rights certificate or notice of withdrawal, as the case may be, and we will not be liable for failure to notify you of any defect or irregularity.

Extensions, Termination and Amendments

We may, in our sole discretion, extend the time for exercising the rights. If the exercise period is extended, we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the business day after the most recently announced expiration date. If there is a change in the terms of the rights offering prior to the expiration date that requires us to file a post-effective amendment to the registration statement, we will circulate an updated prospectus after the post-effective amendment has been declared effective by the SEC and, to the extent necessary, will extend the expiration date of the rights offering to allow holders of rights sufficient time to make a new investment decision. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the rights offering and the new expiration date.

In addition, although we currently have no intention of terminating the rights offering, we reserve the right to terminate the rights offering in our discretion, subject to our obligation under the EPCA to use our reasonable best efforts to consummate the transactions contemplated by the EPCA and the Plan. Completion of the rights offering is a condition of the Investors’ and our obligations under the EPCA. If we terminate the rights offering and the Investors and we do not waive the condition that the rights offering shall have occurred, the equity investments pursuant to the EPCA will not occur, and we may not be able to raise the cash needed to fund the Plan. If the rights offering is terminated, the rights agent will return as soon as practicable all exercise payments. No interest will be paid to you on the funds you deposit with the rights agent.

We also reserve the right to amend or modify the terms of the rights offering, subject to our obligation under the EPCA to use our reasonable best efforts to consummate the transactions contemplated by the EPCA and the Plan.

No Board of Directors Recommendation

Neither we nor our Board of Directors makes any recommendation as to whether or not you should exercise your rights. You should make an independent investment decision about whether or not to exercise your rights. If you do not exercise your rights, you will lose any value inherent in the rights and your percentage ownership interest in us will be further diluted.

Questions About Exercising Rights

If you have any questions about or require assistance regarding the procedure for exercising your rights, including the procedure if you have lost your rights certificate, have other questions about the rights offering or would like additional copies of this prospectus or the Instructions for Completion of the Rights Certificates, please contact          , who is acting as our information agent, at:

[insert name/address]

Rights Agent and Information Agent

We have appointed           to act as rights agent for the rights offering, and           to act as information agent for the rights offering. We will pay all customary fees and expenses of the rights agent and the information agent related to the rights offering. We also have agreed to indemnify the rights agent and the information agent from liabilities that they may incur in connection with the rights offering.

Commissions, Fees and Other Expenses

We will not charge a brokerage commission or a fee to rights holders for exercising their rights. If you exercise your rights through a broker, bank or other nominee, however, you will be responsible for any fees charged by your broker, bank or nominee.

Notice to Nominees

If you are a broker, bank or other nominee holder who holds shares of our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn of their intentions with respect to exercising their rights. You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificate and submit it to the rights agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of rights to which all such beneficial owners otherwise would have been entitled had they been direct holders of our common stock on the record date, provided, however, that you, as a nominee record holder, make a proper showing to the rights agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your rights offering materials.

Procedures for DTC Participants

We expect that your exercise of your rights may be effected through the facilities of the Depository Trust Company (“DTC”). If your rights are held of record through DTC, you may exercise your rights for each beneficial holder by instructing DTC, or having your broker instruct DTC, to transfer your rights from your account to the account of the rights agent, together with certification as to the total number of rights you are exercising and the exercise price for each share you are purchasing pursuant to your exercise of rights.

HSR Act Limitations

We will not be required to issue shares of common stock of reorganized Delphi to you under the rights offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control the shares and, if at the expiration of the rights offering, you have not obtained that clearance or approval and provided evidence thereof to us. For example, if as a result of exercising your rights, you would hold shares of common stock of reorganized Delphi worth more than $59.8 million as of the effective date of the Plan, you and we may be required to make a filing under the HSR Act and wait for any applicable waiting periods to expire or terminate before we can satisfy your exercise of rights.

Shares of Common Stock Outstanding after the Rights Offering

On the record date for the rights offering, there were          shares of our common stock outstanding. On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) outstanding prior to the effective date of the Plan will be canceled. Pursuant to the Plan, on the effective date of the Plan, following the funding of the Investors’ equity commitments, there will be up to 135,285,716 shares of common stock of reorganized Delphi outstanding, assuming conversion of all of the Investors’ shares of Senior Convertible Preferred Stock.

Transferability of Common Stock and Listing

Unless you are our affiliate, you generally may sell the shares that you are purchasing on exercise of your rights immediately after you are deemed to own such shares on the effective date of the Plan. We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by each of ADAH and Dolce, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. We do not expect, however, that we will meet the respective listing requirements on the effective date of the Plan. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by each of ADAH and Dolce, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list our common stock on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for our common stock on the OTC Bulletin Board. Trading on the OTC Bulletin Board is dependent on a broker-dealer being willing to make a market in the rights, which we cannot predict will be initiated or, if initiated, will continue. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that our common stock will be quoted on the OTC Bulletin Board or that an active trading market will exist.

Material U.S. Federal Income Tax Consequences of the Rights Offering

If you hold shares of our common stock as capital assets and are not subject to special treatment under U.S. federal income tax law (e.g., as a bank or dealer in securities), you generally will not recognize gain or loss on the receipt, exercise or expiration of your rights. You should refer to “United States Federal Income Tax Considerations” for a more complete discussion, including additional qualifications and limitations. In addition, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, disposition and expiration of the rights, and the ownership and disposition of common stock received as a result of the exercise of the rights, in light of your particular circumstances.

State Securities and Blue Sky Matters

We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we selling or accepting any offers to purchase any shares of our common stock from rights holders who are residents of those states or other jurisdictions.

We have applied for qualification of the rights offering with certain state securities commissions. Prior to commencement of the rights offering, we will advise residents of any such state if the securities commission in that state has disapproved the rights offering. Such disapproval would result in holders of rights in that state not being able to exercise their rights in the rights offering.

We have the discretion to delay or to refuse to distribute any shares you may elect to purchase through the exercise of rights if we deem it necessary to comply with applicable securities laws, including state securities and blue sky laws. We also may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in order to comply with the securities law requirements of those states or other jurisdictions. In addition, we may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions, you will not be eligible to participate in the rights offering.

Backstop Commitment

The Investors have agreed, on the terms and subject to the conditions of the EPCA, to backstop the rights offering by purchasing from us, at the exercise price, any shares of common stock of reorganized Delphi being offered in the rights offering that are not purchased pursuant to the exercise of rights. In addition, on the terms and subject to the conditions of the EPCA, the Investors have agreed to make additional equity investments in reorganized Delphi by purchasing $1.2 billion of Senior Convertible Preferred Stock of reorganized Delphi and a further $200.0 million of reorganized Delphi common stock of reorganized Delphi on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment, of up to $3.4 billion. The Investors’ backstop commitment and commitment to make the additional equity investments are subject to the satisfaction of the conditions set forth in the EPCA, as described under “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement.” We have agreed to pay the Investors aggregate fees of $76.125 million for their equity commitments, of which $55.125 million relates to the backstop commitment of the rights offering.

As of the record date for the rights offering, the Investors and their affiliates beneficially owned a total of           shares, or  %, of our outstanding common stock. On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Dolce, Del-Auto, Merrill and UBS and their respective affiliates would beneficially own either (1) assuming the original rights holders exercise all of their rights in the rights offering and each Investor purchases no shares of common stock pursuant to its backstop commitment, a total of          ,          ,          , and          shares, respectively, or  %,  %,  %,  % and  %, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders exercise no rights in the rights offering and each Investor purchases the full amount of its backstop commitment, a total of          ,          ,          , and          shares, respectively, or  %,  %,  %,  % and  %, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors and equity holders of Delphi pursuant to the Plan. The Investors had the ability under the EPCA to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offering reflects the expected sale of shares of common stock of reorganized Delphi to such additional investors.

The obligations of the Investors to make their equity investments pursuant to the EPCA are subject to the satisfaction of a number of conditions which are set forth in the EPCA and include the following conditions:

•	to the extent that the material terms of the following have a material impact on the Investors’ proposed investment in us, each of ADAH and Dolce must be reasonably satisfied with:

•	the Plan and any related documents, agreements or arrangements

•	a Disclosure Statement consistent with the Plan, the EPCA, the PSA and the GM Settlement,

•	an order confirming the Plan, consistent in all material respects with the Plan, the EPCA, the PSA and the GM Settlement, and

•	any amendments or supplements to the foregoing;

•	ADAH and Dolce must have approved the GM Settlement and the labor agreements and any amendments thereto in their sole discretion and the parties to the GM Settlement and the labor agreements must have complied with their obligations under the GM Settlement and the labor agreements in all material respects through the effective date of the Plan;

•	we must not have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction that is inconsistent with the EPCA, the PSA, the GM Settlement or the Plan;

•	we must not have changed our recommendation or approval of the transactions contemplated by the EPCA or the PSA in a manner adverse to the Investors or approved or recommended an alternative transaction;

•	each of ADAH and Dolce must be reasonably satisfied that we will achieve EBITDA at least equal to $ billion in 2008 and $2.4 billion in each of 2009 and 2010 (exclusive of certain restructuring charges); and

•	the employment and compensation arrangements with our senior management must be on market terms and reasonably acceptable to ADAH and Dolce and must have resolved claims of former executives on acceptable terms.

The obligations of both the Investors and us under the EPCA are subject to the following conditions:

•	the rights offering described in this prospectus must have occurred (although, because of the backstop commitment, there is no requirement that a particular amount of rights be exercised); and

•	we must have received the proceeds of certain debt financings which, together with the equity investments by the Investors and the gross proceeds from the rights offering, are sufficient to fund fully the Plan (to the extent we are to fund such transactions as contemplated by the Plan).

All of the Investors’ conditions may be waived with respect to all Investors by ADAH and Dolce, acting together, in their sole discretion. We can waive the conditions applicable to our obligations under the EPCA.

The Investors will not have to complete the equity investments contemplated by the EPCA, and we will not have to perform our obligations under the EPCA, if the EPCA is terminated. We can terminate the EPCA in certain circumstances described in the EPCA, including the following:

•	if we agree to engage in an alternative transaction, but we can only do so if:

•	our Board of Directors has determined that the alternative transaction is superior to the transactions contemplated by the EPCA and that failure to engage in the alternative transaction would breach their fiduciary duties;

•	we have given the Investors an opportunity to negotiate changes to the EPCA but our Board of Directors has still determined that, despite such changes, the alternative transaction is superior; and

•	we have paid the Investors an alternative transaction fee of $100 million;

•	by notice given on or after March 15, 2007 (but prior to a future date to be established pursuant to a 14-day notice mechanism), provided, however, that such notice may not be given after we have entered into both the GM Settlement and labor agreements, in each case, on terms and conditions presented by us and satisfactory to each of ADAH and Dolce in its sole discretion; and

•	at any time on or after August 31, 2007.

ADAH and Dolce can terminate the EPCA in certain circumstances described in the EPCA, including the following:

•	at any time on or after , 2007;

•	by notice given on or after March 15, 2007 (but prior to a future date to be established pursuant to a 14-day notice mechanism), provided, however, that such notice may not be given after we have entered into both the GM Settlement and labor agreements, in each case, on terms and conditions presented by us and satisfactory to each of ADAH and Dolce in its sole discretion;

•	if ADAH or Dolce has determined in its reasonable discretion that we will not achieve EBITDA of at least in 2008 or of at least $2.4 billion in each of 2009 and 2010 (exclusive of certain restructuring charges);

•	we have changed our recommendation or approval of the transactions contemplated by the EPCA or the PSA in a manner adverse to the Investors or approved or recommended an alternative transaction; or

•	we have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction that is inconsistent with the EPCA or the PSA.

The Investors are not soliciting participation by the holders of rights in the rights offering or engaging in any other marketing or sales activity in connection with the rights offering and make no recommendation to you regarding whether or not you should exercise or sell your rights.

BOARD OF DIRECTORS

Board of Directors Structure

As of the effective date of the Plan, we will be subject to the corporate governance provisions set forth in the Plan and in the certificates of designations for the Senior Convertible Preferred Stock of reorganized Delphi. So long as any of the Series A Senior Convertible Preferred Stock is outstanding, the following provisions will apply:

The Board of Directors of reorganized Delphi will consist of twelve directors:

•	three of whom initially will be elected by the holders of Series A-1 Senior Convertible Preferred Stock,

•	three of whom initially will be elected by the holders of Series A-2 Senior Convertible Preferred Stock,

•	one of whom will be the Executive Chairman selected as described below under “Executive Chairman,”

•	one of whom will be our Chief Executive Officer, and

•	four of whom will be elected by the holders of the common stock and Series B Senior Convertible Preferred Stock, voting as a class (the “common directors”) (provided, however, that the Series A Senior Convertible Preferred Stock will not vote with respect to the common directors and any holders of Series A Senior Convertible Preferred Stock and their affiliates will not vote their shares of Series B Senior Convertible Preferred Stock in respect of the common directors).

Our Board of Directors will satisfy all applicable independence requirements of any stock exchange on which the shares of common stock of reorganized Delphi are listed or quoted. Rodney O’Neal, our current Chief Executive Officer and President, will continue as the Chief Executive Officer and President of reorganized Delphi.

The four common directors will initially be selected by a search committee (the “selection committee”) consisting of two representatives selected by the Investors who will purchase the Series A Senior Convertible Preferred Stock, one representative of the creditors’ committee, one representative of the equity committee and John D. Opie, the current lead independent director of Delphi, who will serve as Delphi’s representative. The selection will be made by unanimous vote of the selection committee, provided that the representatives of the holders of the Series A Senior Convertible Preferred Stock will not be entitled to vote on the selection.

Thereafter, (1) the nominees for election of the common directors will be selected by the Nominating and Corporate Governance Committee of the Board of Directors of reorganized Delphi with representatives of the holders of the Series A Senior Convertible Preferred Stock on the Nominating and Corporate Governance Committee not entitled to vote on that selection and (2) any successor Executive Chairman will be selected as described below under “Executive Chairman.”

At least one common director will serve on each committee of the Board of Directors of reorganized Delphi subject, in the case of the Audit Committee, to applicable qualification requirements and all applicable independence requirements of the SEC and any stock exchange on which the shares of common stock of reorganized Delphi are listed or quoted.

If any changes occur in the number of outstanding shares of Series A Senior Convertible Preferred Stock, the directors selected by the holders of Series A Senior Convertible Preferred Stock will be reallocated between the holders of Series A-1 Senior Convertible Preferred Stock and Series A-2 Senior Convertible Preferred Stock as follows:

•	If either series of Series A Senior Convertible Preferred Stock represents less than 33 1/3% and 16 2/3 % or more of the outstanding shares of Series A Senior Convertible Preferred Stock, then the series with the fewer number of shares will elect two directors and the series with the larger number of shares will elect four directors.

•	If either series of Series A Senior Convertible Preferred Stock represents less than 16 2/3% and more than 0% of Series A Senior Convertible Preferred Stock, then the series with the fewer number of shares will elect one director and the series with the larger number of shares will elect five directors.

•	If any series of Series A Senior Convertible Preferred Stock ceases to be outstanding, then the holders of the other series will elect all six directors to which Series A Senior Convertible Preferred Stock is entitled (unless both series have ceased to be outstanding, in which case, the holders of common stock and Series B Senior Convertible Preferred Stock will elect those six directors).

All twelve new directors will be publicly identified not later than the day that is ten days prior to the date scheduled for the hearing of the Bankruptcy Court to confirm the Plan.

Executive Chairman

So long as any of Series A Senior Convertible Preferred Stock is outstanding, the following provisions will apply:

•	The initial Executive Chairman will be selected by the selection committee by a supermajority vote of four of the five members of the selection committee, including the affirmative vote of the representatives of the holders of the Series A Senior Convertible Preferred Stock. Any successor Executive Chairman will be selected by the Nominating and Corporate Governance Committee with the affirmative approval of the holders of the Series A Senior Convertible Preferred Stock.

•	The Executive Chairman will be our full-time employee with his or her principal office in our world headquarters in Troy, Michigan and will devote substantially all of his or her business activity to our business affairs.

•	The Executive Chairman may be removed at any time by the affirmative vote of all of the holders of Series A Senior Convertible Preferred Stock.

•	The Executive Chairman will cause us to and we will be obligated to meaningfully consult with the representatives of the holders of Series A Senior Convertible Preferred Stock with respect to the annual budget and material modifications thereto prior to the time it is submitted to our Board of Directors for approval.

•	The employment agreements entered into by us with the Executive Chairman and the Chief Executive Officer will provide that (1) upon any termination of employment, the Executive Chairman and/or the Chief Executive Officer will resign as a director (and the employment agreements will require delivery at the time such agreements are entered into of an executed irrevocable resignation that will become effective upon such termination) and (2) the right to receive any payments or other benefits upon termination of employment will be conditioned on such resignation. If for any reason the Executive Chairman or the Chief Executive Officer does not resign or the irrevocable resignation is determined to be ineffective, then the holders of Series A Senior Convertible Preferred Stock, acting together as a single class, may remove the Executive Chairman and/or Chief Executive Officer as a director.

Board Committees

We expect that as of the effective date of the Plan the Board of Directors will have three standing committees, each comprised solely of non-employee directors: (1) an audit committee, (2) a compensation committee, and (3) a nominating committee.

At least one common director will serve on each of these standing committees of the Board of Directors of reorganized Delphi subject, in the case of the audit committee, to applicable qualification requirements and all applicable independence requirements of the SEC and any stock exchange on which the shares of common stock of reorganized Delphi are listed or quoted. In addition, the majority of the members of our compensation committee will initially be made up of directors designated by Cerberus and Appaloosa. Pursuant to the shareholders agreement or other arrangements, we will agree to maintain the right of Cerberus and Appaloosa to designate that majority.

EFFECTS OF THE RIGHTS OFFERING ON THE INVESTORS’ OWNERSHIP

The Investors have agreed, on the terms and subject to the conditions of the EPCA, to backstop the rights offering by purchasing from us, at the exercise price, any shares of common stock of reorganized Delphi being offered in the rights offering that are not purchased pursuant to the exercise of rights. In addition, on the terms and subject to the conditions of the EPCA, the Investors have agreed to make additional equity investments in reorganized Delphi by purchasing $1.2 billion of Senior Convertible Preferred Stock and a further $200.0 million of our common stock on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment, of up to $3.4 billion. The Investors’ backstop commitment and commitment to make the additional equity investments are subject to the satisfaction of the conditions set forth in the EPCA. We have agreed to pay the Investors a fee of $76.125 million for their equity commitments. See “Certain Relationships and Related Transactions — Equity Purchase and Commitment Agreement” for a complete description of the EPCA.

Set forth below, for illustrative purposes only, are scenarios which indicate the effect that the rights offering and related share issuances could have on the Investors’ relative voting and economic interests. The following scenarios (and the beneficial ownership percentages of the Investors, as of the effective date of the Plan, that are set forth in this prospectus) assume that there are a total of 135,285,716 shares of common stock of reorganized Delphi outstanding on the effective date of the Plan, assuming conversion of all of the Investors’ shares of Senior Convertible Preferred Stock. The 135,285,716 share figure assumes that allowed trade and unsecured claims (other than funded debt claims and other than GM’s claims) total $1.7 billion, the maximum amount permitted under the Plan, and are satisfied with 18,000,000 shares of common stock of reorganized Delphi. To the extent that these claims total less than $1.7 billion, the 18,000,000 shares of common stock will be reduced proportionately.

As of the record date for the rights offering, the Investors and their affiliates beneficially owned a total of           shares, or  %, of our outstanding common stock. On the effective date of the Plan, following the cancellation of all existing shares of our common stock and all of our other existing equity securities outstanding prior to the effective date of the Plan and following the funding of the Investors’ equity commitments, each of ADAH, Dolce, Del-Auto, Merrill and UBS and their respective affiliates would beneficially own either (1) assuming the original rights holders exercise all of their rights in the rights offering and each Investor purchases no shares of common stock pursuant to its backstop commitment, a total of          ,          ,          , and          shares, respectively, or  %,  %,  %,  % and  %, respectively, of the outstanding common stock of reorganized Delphi, or (2) assuming rights holders exercise no rights in the rights offering and each Investor purchases the full amount of its backstop commitment, a total of          ,          ,          , and          shares, respectively, or  %,  %,  %,  % and  %, respectively, of the outstanding common stock of reorganized Delphi, in each case assuming conversion of all of the Investors’ shares of Senior Convertible Preferred Stock and taking into account shares of common stock of reorganized Delphi received by certain Investors in their capacity as creditors and equity holders of Delphi pursuant to the Plan. The Investors had the ability under the EPCA to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offering reflects the expected sale of shares of common stock of reorganized Delphi to such additional investors.

	Prior to the Rights Offering	Full Exercise of Rights by Non-Investor Stockholders (Investors Purchase No Shares of Common Stock Pursuant to Their			No Exercise of Rights by Non-Investor Stockholders (Investors Purchase All of the 56,700,000 Shares Offered in the
	(as of the Record Date)	Backstop Commitment)			Rights Offering)
	Number of Shares %	Number of Shares		%	Number of Shares		%
	(In millions)	(In millions)			(In millions)

Investors:
Cerberus Capital Management, L.P.			(1)			(1)	(2)
Appaloosa Management L.P.			(1)			(1)	(2)
Harbinger Capital Partners Master Fund I, Ltd.							(2)
Merrill Lynch, Pierce, Fenner & Smith Incorporated							(2)
UBS Securities LLC							(2)
General Motors Corporation			(3)			(3)
Other Stockholders(4)
All Officers and Directors
Total		135,285,716	(5)		135,285,716	(5)

(1)	Reflects the conversion of all Series A Senior Convertible Preferred Stock and Series B Senior Convertible Preferred Stock, which are initially convertible into shares of common stock on a one-for-one basis at any time at the option of the holder.

(2)	The Investors had the ability under the EPCA to arrange for a limited number of additional investors to whom the Investors may sell, in accordance with the EPCA and applicable securities laws, any shares of common stock of reorganized Delphi that they purchase pursuant to the backstop commitment. The Investors have informed us that they have arranged for such sales to additional investors. The amount and percentage of shares to be owned by the Investors assuming no rights are exercised in the rights offering reflects the expected sale of shares of common stock of reorganized Delphi to such additional investors.

(3)	All claims and rights of GM and its affiliates (subject to some exceptions) will be satisfied with (a) 7,000,000 shares of our common stock and (b) $2.63 billion in cash.

(4)	Includes all other holders of our common stock on the record date of the rights offering and the sale to additional investors as of the effective date of the Plan as referred to in note (2) above.

(5)	Reflects the conversion of all 17,142,858 shares of Series A Senior Convertible Preferred Stock and all 17,142,858 shares of Series B Senior Convertible Preferred Stock, which are initially convertible into shares of common stock on a one-for-one basis at any time at the option of the holder.

BANKRUPTCY CASES

On October 8, 2005, we and certain of our U.S. subsidiaries filed voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code, and on October 14, 2005, three additional U.S. subsidiaries filed voluntary petitions for reorganization relief under the Bankruptcy Code in the Bankruptcy Court. The October 8, 2005 and the October 14, 2005 filings are referred to as the “Chapter 11 Filings.” The Bankruptcy Court is jointly administering these cases as “In re Delphi Corporation, et al., Case No. 05-44481 (RDD).” Our non-U.S. subsidiaries, which were not included in the filings, continue their business operations without supervision from the Bankruptcy Court, and are not subject to the requirements of the Bankruptcy Code.

We continue to operate our business and manage our property as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. Shortly after the Chapter 11 Filings, the Bankruptcy Court entered orders designed to stabilize our business relationships with customers, suppliers, employees, and others. The orders granted us permission to, among other things, pay our employees’ salaries, wages, and benefits, develop payment programs for our financially-stressed vendors, honor prepetition obligations to our customers and continue customer programs in the ordinary course of business, and utilize our existing cash management systems. On October 28, 2005, the Bankruptcy Court entered an order granting our request for $2 billion in senior secured debtor-in-possession (“DIP”) financing being provided by a group of lenders led by JPMorgan Chase Bank and Citigroup Global Markets, Inc. The Bankruptcy Court also approved an adequate protection package for our outstanding $2.5 billion prepetition secured indebtedness under our prepetition credit facility. On January 5, 2007, the Bankruptcy Court granted our motion to obtain replacement postpetition financing of approximately $4.5 billion to refinance both our $2.0 billion DIP financing and our $2.5 billion prepetition secured indebtedness. On January 9, 2007, we entered into a Revolving Credit, Term Loan, and Guaranty Agreement (the “Refinanced DIP Credit Facility”) to borrow up to approximately $4.5 billion from a syndicate of lenders. The Refinanced DIP Credit Facility consists of a $1.75 billion first priority revolving credit facility, a $250 million first priority term loan, and an approximate $2.5 billion second priority term loan.

On October 17, 2005, the United States Trustee for the Southern District of New York (the “U.S. Trustee”) formed a committee of unsecured creditors in the chapter 11 cases (the “Creditors’ Committee”), and on March 6, 2006, following the resignation of one member, appointed a replacement member. The following creditors currently are members of the Creditors’ Committee: (1) Electronic Data Systems Corp.; (2) General Electric Company; (3) the Industrial Division of the Communication Workers of America (IUE-CWA); (4) Capital Research and Management Company; (5) Wilmington Trust Company, as Indenture Trustee; (6) Freescale Semiconductor, Inc.; and (7) Tyco Electronics Corporation. The UAW and the PBGC are ex-officio members of the Creditors’ Committee. On April 28, 2006, the U.S. Trustee, acting pursuant to the Bankruptcy Court’s order issued March 30, 2006, formed an equity committee to represent holders of our common stock in the chapter 11 cases (the “Equity Committee” and together with the Creditors’ Committee, the “Statutory Committees”). The following equity holders currently serve as members of the Equity Committee: (1) Brandes Investment Partners, L.P.; (2) Luqman Yacub; (3) James E. Bishop, Sr.; (4) James N. Koury, trustee of the Koury Family Trust; (5) James H. Kelly; and (6) Pardus European Special Opportunities Master Fund, L.P.

On February 17, 2006 and June 30, 2006, the Bankruptcy Court entered orders granting our motions to implement short-term annual incentive plans for certain employees. At the time the orders were entered, the Debtors agreed to defer consideration of the elements of a Key Employee Compensation Plan relating to proposed cash and equity incentive emergence awards until the Debtors proposed a plan of reorganization.

We have notified all of our known potential creditors of the Chapter 11 Filings for the purposes of identifying and quantifying all prepetition claims. The Chapter 11 Filings triggered defaults on substantially all of our debt obligations. Subject to certain exceptions under the Bankruptcy Code, the Chapter 11 Filings automatically stayed the continuation of any judicial or administrative proceedings or other actions against the Debtors or their property to recover on, collect or secure a claim arising prior to October 8, 2005 or October 14, 2005, as applicable. On April 12, 2006, the Bankruptcy Court entered an order establishing July 31, 2006 as the bar date by which claims against us arising prior to our Chapter 11 Filings were required to be filed if the claimants wished to receive any distribution in our chapter 11 cases. On April 17, 2006, we commenced notification, including publication, to all known actual and potential creditors, informing them of the bar date and the required procedures with respect to the filing of proofs of claim with the Bankruptcy Court.

As of December 31, 2006, we had received approximately 16,500 proofs of claim, a portion of which assert, in part or in whole, unliquidated claims. In addition, we have compared proofs of claim received to scheduled liabilities and determined that there are certain scheduled liabilities for which no proof of claim was filed. In the aggregate, total proofs of claim and scheduled liabilities assert approximately $37 billion in liquidated amounts plus certain unliquidated amounts. Although we have not completed the process of reconciling these proofs of claim and thus the ultimate amount of such liabilities is not determinable at this time, we believe that the aggregate amount of claims filed is likely to exceed the amount that will ultimately be allowed by the Bankruptcy Court. As of February 15, 2007, we have objected to approximately 10,733 proofs of claim which asserted approximately $9.0 billion in aggregate liquidated amounts plus additional unliquidated amounts. The Bankruptcy Court has entered orders disallowing approximately 7,800 of those proofs of claim, which orders reduced the amount of asserted claims by approximately $8.0 billion in aggregate liquidated amounts plus additional unliquidated amounts. We anticipate that additional proofs of claim will be the subject of future objections as such proofs of claim are reconciled. Nonetheless, the determination of how liabilities will ultimately be settled and treated cannot be made until the Bankruptcy Court approves a chapter 11 plan of reorganization.

To exit chapter 11, we must obtain confirmation by the Bankruptcy Court of the Plan. On December 18, 2006, we entered into the PSA with the Affiliate Investors, Merrill, UBS and GM. The PSA outlined a framework for a plan of reorganization and has been substantially incorporated into the Plan. The Plan currently provides for the recoveries described below. These recoveries, however, are subject to change as a result of the Plan confirmation process. See “Risk Factors — Risks Related to the Rights Offering — We may be required to make significant changes to the Plan following the expiration of the rights offering, but, you will no longer be able to withdraw your exercise of rights, except in very limited circumstances.”

•	All senior secured debt will be refinanced and paid in full and all allowed administrative and priority claims will be paid in full.

•	Trade and other unsecured claims and unsecured funded debt claims will be satisfied in full with $810 million of common stock (18 million of a total of 135.3 million shares) in reorganized Delphi, at a deemed value of $45.00 per share, and the balance in cash. The Plan requires that the amount of allowed trade and unsecured claims (other than funded debt claims and other than GM’s claims) not exceed $1.7 billion, excluding all allowed accrued postpetition interest thereon, and that the common stock and cash distributed to trade and other unsecured funded debt claims will be reduced proportionately by the amount that allowed trade and other unsecured claims (excluding funded debt claims) are less than $1.7 billion.

•	In satisfaction of GM’s claims and rights (subject to some exceptions) against us, GM will receive 7 million of a total of 135.3 million shares of common stock of reorganized Delphi, $2.63 billion in cash, and an unconditional release of all estate claims against GM. In addition, as with other customers, certain GM claims will flow through the chapter 11 cases and be satisfied by reorganized Delphi in the ordinary course of business.

•	All subordinated debt claims will be allowed and satisfied with $450 million of common stock (10 million of a total of 135.3 million shares) in reorganized Delphi, at a deemed value of $45.00 per share and the balance in cash.

•	Holders of our existing equity securities will receive $135 million of common stock (3 million of a total of 135.3 million shares) in reorganized Delphi, at a deemed value of $45.00 per share, and rights to purchase 56.7 million shares of common stock of reorganized Delphi pursuant to the rights offering.

•	The Plan also reaffirms our earlier commitment to the preservation of our salaried and hourly defined benefit pension plans and an arrangement to fund approximately $3.5 billion of pension obligations. Between $1.5 billion and $2 billion of this amount will be satisfied through GM taking an assignment of our net pension obligations under applicable federal law. GM will receive a note in the amount of such assignment on market terms and the note will be paid in full within ten days following the effective date of the Plan.

Through this funding, we will make up required contributions to the pension plans that were not made in full during our chapter 11 cases.

On          , 2007, we filed the Disclosure Statement and Plan with the Bankruptcy Court. On          , 2007, the Bankruptcy Code entered an order approving the Disclosure Statement and setting a date for the hearing on the confirmation of the Plan on          , 2007.

As a condition to confirmation, the Bankruptcy Code requires that each class of claims and interests entitled to vote on the Plan vote to accept the Plan. Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of claims in that class, but only those who actually vote to accept or reject the Plan count for that purpose. Thus, a class of claims will have voted to accept the Plan only if two-thirds in amount and a majority in number actually voting cast their ballots in favor of acceptance. Under section 1126(d) of the Bankruptcy Code, a class of interests will have voted to accept the Plan if holders of such interests holding at least two-thirds in amount actually voting vote to accept the Plan. Holders of claims or interests who fail to vote are not counted as either accepting or rejecting the Plan.

The parties to the PSA have agreed to support the confirmation of the Plan, but nothing in the PSA binds the parties thereto to vote to accept or reject the Plan.

The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the requirements of the Bankruptcy Code and that the disclosures by the Debtors concerning the Plan have been adequate and include information concerning all payments made or promised by the Debtors to be made in connection with the Plan and our chapter 11 cases. In addition, the Bankruptcy Court must determine that the Plan has been proposed in good faith and not by any means forbidden by law. The Bankruptcy Court may make this determination without receiving evidence if no objection is timely filed.

In particular, the Bankruptcy Code requires the Bankruptcy Court to find, among other things, that (a) the Plan has been accepted by the requisite votes of all Classes of impaired Claims and Interests unless at least one class of impaired claims has accepted the Plan by the requisite vote and approval will be sought under section 1129(b) of the Bankruptcy Code in spite of the nonacceptance by one or more other such Classes, (b) the Plan is “feasible,” which means that there is a reasonable probability that the Debtors will be able to perform their obligations under the Plan and continue to operate their businesses without further financial reorganization or liquidation, and (c) the Plan is in the “best interests” of all holders of claims and interests, which means that such holders will receive at least as much under the Plan as they would receive in a liquidation under chapter 7 of the Bankruptcy Code.

The Bankruptcy Court must find that all conditions described above, among others, are met before it can confirm the Plan. Even if all the classes entitled to vote were to accept the Plan by the requisite votes, the Bankruptcy Court must still make an independent finding that the Plan satisfies these requirements of the Bankruptcy Code, that the Plan is feasible, and that the Plan is in the best interests of the holders of claims and interests in the Debtors.

If the Bankruptcy Court confirms the plan, we expect to emerge from chapter 11 as a stronger, more financially sound business with viable U.S. operations that are well-positioned to advance global enterprise objectives. We cannot assure you, however, that we will be successful in achieving our objectives. Our ability to achieve our objectives is conditioned on the approval of the Bankruptcy Court, and the support of our stakeholders, including GM, our labor unions, the Statutory Committees, and our creditors and equity holders. For a discussion of certain risks and uncertainties related to the our chapter 11 cases and reorganization objectives, you should carefully read the “Risk Factors” section in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2006, and all other information included or incorporated by reference in this prospectus in its entirety.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the rights offering, we have entered into several transactions with related parties as described below. We have filed copies of the agreements described in this section with the SEC as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy of each of these agreements. For a full description of certain relationships and related transactions please see “Certain Relationships and Related Transactions, and Director Independence” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, incorporated by reference herein.

Plan Framework and Support Agreement

On December 18, 2006, we entered into the PSA with the Affiliate Investors, Merrill, UBS and GM The PSA outlines a framework plan of reorganization, including an outline of the proposed financial recovery of our stakeholders and the treatment of specific claims asserted by GM, the resolution of pension funding issues, the terms of the preferred stock to be issued under the Plan, the establishment of a joint claims oversight committee and our corporate governance. The PSA, as well as the economics and structure of the plan framework itself, are expressly conditioned on our reaching consensual agreements with our U.S. labor unions and GM.

The plan framework described in the PSA outlines the potential recoveries to our stakeholders set forth above under “Bankruptcy Cases.” These recoveries, however, are subject to change as a result of the Plan confirmation process.

The PSA will be terminated if the EPCA described below is terminated. In addition, after April 1, 2007, any party to the PSA will be permitted to terminate the PSA for any reason or no reason by delivering a notice of termination to the other parties to the PSA. However, neither we nor the Investors will be permitted to exercise such right after the Bankruptcy Court has approved the Disclosure Statement. In addition, if the Investors terminate the PSA after April 1, 2007, such termination will not result in termination of the EPCA. Nevertheless, we entered into the PSA in the belief that the agreements that are the basis for the PSA provide us with a platform to complete the transactions contemplated therein and promptly conclude our chapter 11 cases.

Equity Purchase and Commitment Agreement

On January 12, 2007, the Bankruptcy Court granted our motion seeking authority to enter into the PSA and further authorized us to accept an investment proposal from the Investors under the terms of the EPCA, pursuant to which the Investors would invest, assuming the full backstop commitment, up to $3.4 billion in reorganized Delphi. We entered into the EPCA with the Investors on January 18, 2007.

On the terms and subject to the conditions of the EPCA, each of the Investors has agreed to backstop the rights offering by purchasing, at the exercise price, any shares of common stock of reorganized Delphi being offered in the rights offering that are not purchased pursuant to the exercise of rights. In addition, on the terms and subject to the conditions of the EPCA, the Investors have agreed to make additional equity investments in reorganized Delphi by purchasing $1.2 billion of Senior Convertible Preferred Stock of reorganized Delphi and a further $200.0 million of common stock of reorganized Delphi on the effective date of the Plan, for total equity investments in reorganized Delphi, assuming the full backstop commitment, of up to $3.4 billion.

Conditions to Parties’ Obligations under the EPCA

The obligations of the Investors to make their equity investments pursuant to the EPCA are subject to the satisfaction of a number of conditions which are set forth in the EPCA and include the following conditions:

•	to the extent that the material terms of the following have a material impact on the Investors’ proposed investment in reorganized Delphi, each of ADAH and Dolce must be reasonably satisfied with:

•	the Plan and any related documents, agreements or arrangements,

•	a Disclosure Statement consistent with the Plan, the EPCA, the PSA and the GM Settlement,

•	an order confirming the Plan, consistent in all material respects with the Plan, the EPCA, the PSA and the GM Settlement, and

•	any amendments or supplements to the foregoing;

•	ADAH and Dolce must have approved the GM Settlement and the labor agreements and any amendments thereto in their sole discretion and the parties to the GM Settlement and the labor agreements must have complied with their obligations under the GM Settlement and the labor agreements in all material respects through the effective date of the Plan;

•	we must not have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction that is inconsistent with the EPCA, the PSA, the GM Settlement or the Plan;

•	we must not have changed our recommendation or approval of the transactions contemplated by the EPCA or the PSA in a manner adverse to the Investors or approved or recommended an alternative transaction;

•	each of ADAH and Dolce must be reasonably satisfied that we will achieve EBITDA at least equal to $ billion in 2008 and $2.4 billion in each of 2009 and 2010 (exclusive of certain restructuring charges); and

•	the employment and compensation arrangements with our senior management must be on market terms and reasonably acceptable to ADAH and Dolce and must have resolved claims of former executives on acceptable terms.

The obligations of both the Investors and us under the EPCA are subject to the following conditions:

•	the rights offering described in this prospectus must have occurred (although, because of the backstop commitment, there is no requirement that a particular amount of rights be exercised); and

•	we must have received the proceeds of certain debt financings which, together with the equity investment by the Investors, are sufficient to fund fully the Plan (to the extent we are to fund such transactions as contemplated by the Plan).

All of the Investors’ conditions may be waived with respect to all Investors by ADAH and Dolce, acting together, in their sole discretion. We can waive the conditions applicable to our obligations under the EPCA.

Termination of EPCA

The Investors will not have to complete the equity investments contemplated by the EPCA, and we will not have to comply with our obligations under the EPCA, if the EPCA is terminated. We can terminate the EPCA in certain circumstances described in the EPCA, including the following:

•	if we agree to engage in an alternative transaction, but we can only do so if:

•	our Board of Directors has determined that the alternative transaction is superior to the transactions contemplated by the EPCA and that failure to engage in the alternative transaction would breach their fiduciary duties;

•	we have given the Investors an opportunity to negotiate changes to the EPCA but our Board of Directors has still determined that, despite such changes, the alternative transaction is superior; and

•	we have paid the Investors an alternative transaction fee of $100 million; and

•	by notice given on or after March 15, 2007 (but prior to a future date to be established pursuant to a 14-day notice mechanism), provided, however, that such notice may not be given after we have entered into both the GM Settlement and labor agreements, in each case, on terms and conditions presented by us and satisfactory to each of ADAH and Dolce in its sole discretion; and

•	at any time on or after August 31, 2007.

ADAH and Dolce can terminate the EPCA in certain circumstances described in the EPCA, including the following:

•	at any time on or after , 2007;

•	by notice given on or after March 15, 2007 (but prior to a future date to be established pursuant to a 14-day notice mechanism), provided, however, that such notice may not be given after we have entered into both the GM Settlement and labor agreements, in each case, on terms and conditions presented by us and satisfactory to each of ADAH and Dolce in its sole discretion;

•	if ADAH or Dolce has determined in its reasonable discretion that we will not achieve EBITDA of at least in 2008 or of at least $2.4 billion in each of 2009 and 2010 (exclusive of certain restructuring charges);

•	we have changed our recommendation or approval of the transactions contemplated by the EPCA or the PSA in a manner adverse to the Investors or approved or recommended an alternative transaction; or

•	we have entered into any agreement, or taken any action to seek Bankruptcy Court approval relating to any plan, proposal, offer or transaction that is inconsistent with the EPCA or the PSA.

Commitment Fees Paid to the Investors

In exchange for the Investors’ commitment to purchase approximately $200.0 million of common stock and the shares of common stock of reorganized Delphi being offered in the rights offering that are not purchased pursuant to the exercise of rights, we will pay a commitment fee to the Investors of $55.125 million. In exchange for the Investors’ commitment to make an additional equity investment in reorganized Delphi by purchasing $1.2 billion of Senior Convertible Preferred Stock, we will pay a commitment fee to the Investors of $21.0 million. The commitment fees are payable in installments. The first $10 million is payable upon expiration or earlier waiver by the Investors of their due diligence termination right set forth in the EPCA. An additional $28.0 million is payable when the Investors approve a settlement of certain claims asserted by or against GM in our reorganization cases. The remaining $38.0 million is payable when the Bankruptcy Court approves the Disclosure Statement, as outlined in the PSA (the “Disclosure Statement Approval Date”).

In addition, we are required to pay the Investors $100 million if:

•	ADAH or Dolce has terminated the EPCA because we have entered into any agreement that is inconsistent with the EPCA or the PSA;

•	we have terminated the EPCA because we have entered into any agreement that is inconsistent with the EPCA or the PSA, and we have complied with the following;

•	our Board of Directors has determined that the alternative transaction is superior to the transactions contemplated by the EPCA and that failure to engage in the alternative transaction would breach their fiduciary duties, and

•	we have given the Investors an opportunity to negotiate changes to the EPCA but our Board of Directors has still determined that despite such changes, the alternative transaction is superior;

•	ADAH or Dolce has terminated the EPCA because we have changed our recommendation or approval of the transactions contemplated by the EPCA or the PSA in a manner adverse to the Investors or approved or recommended an alternative transaction and, within 24 months of such termination, we enter into an agreement for or complete an alternative transaction; or

•	ADAH or Dolce has terminated the EPCA because we have willfully breached the EPCA and, within 24 months of such termination, we enter into an agreement for or complete an alternative transaction.

We also have agreed to pay out-of-pocket costs and expenses reasonably incurred by the Investors or their affiliates subject to the terms, conditions and limitations set forth in the EPCA. In no event, however, shall our aggregate liability under the EPCA, including any liability for willful breach, exceed $100 million on or prior to the Disclosure Statement Approval Date, or $250 million thereafter.

Shareholders Agreement

The obligations of the Investors to make their equity investments in reorganized Delphi pursuant to the EPCA, including their backstop commitment of the rights offering and the $1.4 billion additional equity investments, are subject to us having entered into a shareholders agreement with ADAH and Dolce that is reasonably satisfactory to ADAH and Dolce.

The shareholders agreement will provide that, so long as ADAH and Dolce and their respective affiliates beneficially own, in the aggregate, Series A Senior Convertible Preferred Stock with a liquidation value of $250 million or more, the holders of Senior Convertible Preferred Stock will be entitled to participate pro rata in any offering of equity securities of reorganized Delphi, other than with respect to (1) shares issued or underlying options issued to management and employees and (2) shares issued in connection with business combination transactions. In addition, the shareholders agreement will contain certain of the governance provisions described above under “Board of Directors.”

Registration Rights Agreement

The obligations of the Investors to make their equity investments in reorganized Delphi, including their backstop commitment of the rights offering and the $1.4 billion additional equity investments, are subject to our having entered into a registration rights agreement with the Investors that is reasonably satisfactory to ADAH and Dolce to the extent that the material terms of the registration rights agreement would have a material impact on the Investors’ proposed investment in reorganized Delphi.

The registration rights agreement will provide for, among other things, the following:

•	Resale Shelf Registration Statement. As soon as practicable, and in any event no later than seven days, after the effective date of the Plan, we will prepare and file with the SEC a registration statement, including all exhibits thereto, pursuant to Rule 415 under the Securities Act registering offers and sales by the Investors, and any ultimate purchasers of the common stock or Series B Senior Convertible Preferred Stock to be purchased by the Investors, of their shares of common stock and their shares of Series B Senior Convertible Preferred Stock. We have agreed to cause the resale registration statement to be declared effective by the SEC as soon as practicable after the filing thereof and in any event no later than 30 days after the effective date of the Plan.

•	Demand Registrations. The holders of registrable securities will be entitled to four demand registrations; provided, however, that following the time that we are eligible to use Form S-3, the holders will be entitled to an unlimited number of demand registrations. Any demand registration may, at the option of the holder, be a “shelf” registration pursuant to Rule 415 under the Securities Act.

•	Piggyback Registrations. The holders of registrable securities also will be entitled to unlimited piggyback registration rights, subject to customary provisions relating to priority in such registrations.

•	Registrable Securities. The demand and piggyback registrations will cover Series B Senior Convertible Preferred Stock, any shares of common stock issuable upon conversion of the Series A Senior Convertible Preferred Stock, the Series B Senior Convertible Preferred Stock, any other shares of common stock held by any Investor (including shares acquired in the rights offering or upon the exercise of preemptive rights), and any additional securities issued or distributed by way of a dividend or other distribution in respect of any securities. Securities will cease to be registrable securities upon sale to the public pursuant to a registration statement or Rule 144 under the Securities Act, or when all shares held by an Investor may be transferred without restriction pursuant to Rule 144(k).

•	Expenses. All registrations will be at our expense (except underwriting fees, discounts and commissions agreed to be paid by the selling holders), including, without limitation, fees and expenses of one counsel for any holders selling registrable securities in connection with any such registration.

The registration rights agreement will contain customary terms and provisions consistent with such terms, including customary hold-back, cutback and indemnification provisions.

Amended and Restated Certificate of Incorporation

The obligations of the Investors to make their equity investments in reorganized Delphi, including their backstop commitment of the rights offering and the $1.4 billion additional equity investments, are subject to our having adopted an Amended and Restated Certificate of Incorporation and Amended Bylaws that are consistent with the EPCA and the PSA and are otherwise reasonably satisfactory to ADAH and Dolce to the extent that the material terms of the certificate of incorporation or bylaws would have a material impact on the Investors’ proposed investment in reorganized Delphi.

The amended and restated certificate of incorporation will prohibit the following:

•	for so long as ADAH or Dolce or their affiliates own any shares of Series A Senior Convertible Preferred Stock, any transactions between reorganized Delphi or any of its subsidiaries, on the one hand, and ADAH and Dolce or their respective affiliates, on the other hand (including any “going private” transaction sponsored by Cerberus or Appaloosa or their respective affiliates), unless such transaction is approved by (1) directors constituting not less than 75% of the number of common directors and (2) in the case of any transaction with ADAH or its affiliates, Dolce, and in the case of any transaction with Dolce or its affiliates, ADAH, and

•	any transaction between reorganized Delphi or any of its subsidiaries, on the one hand, and a director, on the other hand, other than a director appointed by the holders of Series A Senior Convertible Preferred, unless such transaction is approved by directors having no material interest in such transaction constituting not less than 75% of the total number of such disinterested directors.

The foregoing will not require any approval of any arrangements in effect as of December 18, 2006 with either General Motors Acceptance Corporation (“GMAC”) or GM as a result of the ownership by Dolce and its affiliates of securities of GMAC or their other arrangements in effect as of that date with GM with respect to GMAC.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of the capital stock of reorganized Delphi from and after the effective date of the Plan, including the material terms of the Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), Amended Bylaws (“Bylaws”), the Certificates of Designations for the Series A-1 Senior Convertible Preferred Stock, the Series A-2 Senior Convertible Preferred Stock and the Series B Senior Convertible Preferred Stock (collectively, the “Certificates of Designations”) and applicable provisions of law. Reference is made to the more detailed provisions of, and such descriptions are qualified in their entirety by reference to, the Certificate of Incorporation, the Bylaws and the Certificates of Designations, which are incorporated by reference in the registration statement that we filed with the SEC. You should read the Certificate of Incorporation, the Bylaws and the Certificates of Designations for the provisions that are important to you.

General

On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) outstanding prior to the effective date of the Plan will be canceled.

The authorized capital stock of reorganized Delphi will consist of           shares, of which           shares will be common stock, $0.01 par value per share, and           shares will be preferred stock, $0.01 par value per share. Of the shares of reorganized Delphi’s preferred stock,          shares will be designated as Series A-1 Senior Convertible Preferred Stock,          shares will be designated as Series A-2 Senior Convertible Preferred Stock and           shares will be designated as Series B Senior Convertible Preferred Stock. As of the effective date of the Plan, we will have outstanding:

•	up to 101,000,000 shares of common stock;

•	8,571,429 shares of Series A-1 Senior Convertible Preferred Stock;

•	8,571,429 shares of Series A-2 Senior Convertible Preferred Stock; and

•	17,142,858 shares of Series B Senior Convertible Preferred Stock.

Common Stock

Holders of common stock of reorganized Delphi will be entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Except as described below with respect to the shares of Senior Convertible Preferred Stock and except as may be provided in connection with any other preferred stock in a certificate of designations filed pursuant to the DGCL (as defined below), or as may otherwise be required by law or our Certificate of Incorporation, the common stock will be the only capital stock of Delphi entitled to vote in the election of directors and on all other matters presented to the stockholders of Delphi; provided, however, that holders of common stock, as such, will not be entitled to vote on any matter that solely relates to the terms of any outstanding series of preferred stock or the number of shares of such series and that does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. The common stock will not have cumulative voting rights.

Subject to the prior rights of holders of preferred stock, holders of common stock will be entitled to receive such dividends as may be lawfully declared from time to time by the Board of Directors of reorganized Delphi. Upon any liquidation, dissolution or winding up of us, whether voluntary or involuntary, holders of common stock will be entitled to receive such assets as are available for distribution to stockholders after there shall have been paid or set apart for payment the full amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series.

The outstanding shares of common stock, including the shares of common stock issued pursuant to the rights being offered hereby, will be upon payment therefor, validly issued, fully paid and non-assessable. The common stock issued in connection with the exercise of rights in this offering will not have any preemptive, subscription or conversion rights. Additional shares of authorized common stock may be issued, as determined by the Board of

Directors of reorganized Delphi from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements and subject to the terms of the Series A Senior Convertible Preferred Stock.

We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by each of ADAH and Dolce, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. We do not expect, however, that we will meet the respective listing requirements on the effective date of the Plan. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by each of ADAH and Dolce, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list our common stock on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for our common stock on the OTC Bulletin Board. We cannot assure you that our common stock will be quoted on the OTC Bulletin Board or that an active trading market will exist.

Preferred Stock

Our Certificate of Incorporation will provide that we may issues shares of preferred stock from time to time in one or more series. Our Board of Directors will be authorized to provide for the issuance of shares of preferred stock in series and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereon.

On the effective date of the Plan, we will have no preferred stock outstanding other than the Series A-1 Senior Convertible Preferred Stock, the Series A-2 Senior Convertible Preferred Stock and the Series B Senior Convertible Preferred Stock issued pursuant to the Plan. The descriptions of the terms of the preferred stock included in this prospectus are not complete and are qualified in their entireties by reference to the Certificate of Designations for the applicable series of preferred stock.

Series A Senior Convertible Preferred Stock

On the effective date of the Plan, we will have outstanding 8,571,429 shares of Series A-1 Senior Convertible Preferred Stock, all of which will be held by Dolce, an affiliate of Cerberus, and 8,571,429 shares of Series A-2 Senior Convertible Preferred Stock, all of which will be held by ADAH, an affiliate of Appaloosa. We refer to the Series A-1 Senior Convertible Preferred Stock and the Series A-2 Senior Convertible Preferred Stock together as the “Series A Senior Convertible Preferred Stock.” Except as described below under “— Voting Rights,” the Series A-1 Senior Convertible Preferred Stock and the Series A-2 Senior Convertible Preferred Stock are identical.

Liquidation.  The Series A Senior Convertible Preferred Stock will rank pari passu with the Series B Senior Convertible Preferred Stock described below with respect to any distributions if we liquidate, dissolve or wind up. The Series A Senior Convertible Preferred Stock will rank senior to the common stock and any other class or series of capital stock of the company (other than the Series B Senior Convertible Preferred Stock) with respect to any distributions if we liquidate, dissolve or wind up. If we liquidate, dissolve or wind up, whether voluntary or involuntary, each holder of Series A Senior Convertible Preferred Stock will receive, in exchange for each share, out of legally available assets of the company, a preferential amount, or liquidation value, in cash equal to the stated value of $35.00 plus the aggregate amount of all accrued and unpaid dividends or distributions with respect to that share.

Dividends.  The holder of a share of Series A Senior Convertible Preferred Stock will be entitled to receive dividends and distributions at an annual rate of 3.25% of the liquidation value, payable quarterly in cash. Unpaid dividends will accrue. In addition, if any dividends are declared on the common stock, the Series A Senior Convertible Preferred Stock will be entitled to receive, in addition to the 3.25% annual dividend, the dividends that would have been payable on the number of shares of common stock that would have been issued upon conversion of the preferred stock immediately prior to the record date for that dividend. Before any dividend may be paid on the common stock or any other class of capital stock ranking junior to the Series A Senior Convertible Preferred Stock, each holder of Series A Senior Convertible Preferred Stock will be entitled to be paid in full the dividends and distributions payable in respect of the Series A Senior Convertible Preferred Stock.

Optional Conversion.  Each share of Series A Senior Convertible Preferred Stock will be convertible at any time, without any payment by the holder thereof, into a number of shares of common stock equal to (1) the liquidation value divided by (2) the conversion price. The conversion price initially will be $35.00, subject to adjustment from time to time pursuant to the anti-dilution provisions of the Series A Senior Convertible Preferred Stock. The anti-dilution provisions will contain customary provisions with respect to stock splits, recombinations and stock dividends and customary weighted average anti-dilution provisions in the event of, among other things, the issuance of rights, options or convertible securities with an exercise or conversion or exchange price below the conversion price, the issuance of additional shares at a price less than the conversion price and other similar occurrences.

Mandatory Conversion.  We will be required to convert all, but not less than all, of the Series A Senior Convertible Preferred Stock to common stock on or after the seventh anniversary of the effective date of the Plan at the conversion price then in effect, provided, however, that no such conversion may be made unless the closing price for the common stock for at least 35 trading days in the period of 45 consecutive trading days immediately preceding the date of the notice of conversion will be in excess of 150% of the initial per share plan value. We may not effect the conversion unless we have at the conversion date an effective shelf registration covering resales of the shares of common stock received upon such conversion of the Series A Senior Convertible Preferred Stock. The holders of the Series A Senior Convertible Preferred Stock will agree not to take any action to delay or prevent that registration statement from becoming effective.

Conversion into Series B Senior Convertible Preferred Stock.  If at any time Cerberus and Appaloosa cease to beneficially own, in the aggregate, Series A Senior Convertible Preferred Stock with a liquidation value of $250.0 million or more, then all of the shares of Series A Senior Convertible Preferred Stock will automatically convert into shares of Series B Senior Convertible Preferred Stock, on a one-for-one basis, without any action on the part of the holder, provided, however, if at such time we do not have in effect a registration statement covering resales of the Series B Senior Convertible Preferred Stock and the common stock issuable upon conversion of the preferred stock, the conversion will occur at the time the registration statement becomes effective. The holders of the Series A Senior Convertible Preferred Stock will agree not to take any action to delay or prevent that registration statement from becoming effective. If any holder transfers shares of Series A Senior Convertible Preferred Stock to any person other than an affiliate (or there is a direct or indirect transfer of ownership interests in any holder that owns Series A Senior Convertible Preferred Stock so the holder ceases to be an affiliate), then all of the shares of Series A Senior Convertible Preferred Stock so transferred will automatically, upon such transfer, convert into shares of Series B Senior Convertible Preferred Stock, on a one-for-one basis. In addition, any holder of Series A Senior Convertible Preferred Stock may convert all or any portion of its Series A Senior Convertible Preferred Stock into shares of Series B Senior Convertible Preferred Stock, on a one-for-one basis, at any time at its option. Subject to compliance with applicable securities laws, such shares of Series B Senior Convertible Preferred Stock will be freely transferable.

Voting Rights.  Except with respect to the election of directors, who will be elected as set forth under “Board Of Directors — Board of Directors Structure” and “Board Of Directors — Executive Chairman,” the holders of the Series A Senior Convertible Preferred Stock will vote, on an “as converted” basis, together with the holders of the common stock, on all matters submitted to shareholders.

So long as the Series A Senior Convertible Preferred Stock is outstanding, the Series A Senior Convertible Preferred Stock will have the right to designate members of the Board of Directors of reorganized Delphi as set forth under “Board Of Directors — Board of Directors Structure” and “Board Of Directors — Executive Chairman.”

In addition, until the liquidation value of the preferred stock beneficially owned by ADAH and Dolce or their respective affiliates, together with all common stock directly owned by ADAH and Dolce or their respective affiliates (valued for this purpose at the deemed Plan value of $45.00 per share), is less than $600.0 million, the following provisions will be in effect:

•	The holders of the Series A Senior Convertible Preferred Stock will have the right to select, and to cause us to terminate, the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer. The majority of the members of our compensation committee initially will be made up of directors designated by ADAH and Dolce. Pursuant to the shareholders agreement or other arrangements, we will agree to maintain the right of Cerberus and Appaloosa to designate that majority.

•	We will not, and will not permit our subsidiaries to, take any of the following actions (subject to customary exceptions as applicable) unless (1) we have provided the holders of the Series A Senior Convertible Preferred Stock with at least 20 business days advance notice and (2) we have not received, prior to the 10th business day after the receipt of that notice by the holders of Series A Senior Convertible Preferred Stock, written notice from all of the holders of the Series A Senior Convertible Preferred Stock that they object to such action:

•	any new debt or lease financing or guarantees in excess of $100 million in any twelve-month period after the effective date of the Plan;

•	the grant of any new lien, mortgage or security interest in any assets having a value in excess of $100 million in any twelve-month period after the effective date of the Plan;

•	a sale, transfer or other disposition of all or substantially all of the assets of Delphi and its subsidiaries, on a consolidated basis;

•	any merger or consolidation involving a change of control of Delphi;

•	any acquisition of or investment in any other person or entity having a value in excess of $100 million in any twelve-month period after the effective date of the Plan;

•	any action to liquidate Delphi;

•	any issuance of equity securities or rights to acquire equity securities at less than fair market value;

•	other than pursuant to any conversion provisions with respect to the preferred stock, any redemption, repurchase or other acquisition of shares of capital stock involving aggregate payments in excess of $10 million in any twelve-month period after the effective date of the Plan;

•	payment of any dividends in cash or other assets (other than additional shares of common stock); or

•	any amendment of our charter or bylaws.

•	The approval rights set forth above will be in addition to the other voting rights set forth above for the Series A Senior Convertible Preferred Stock and any voting rights to which the holders of the shares of Series A Senior Convertible Preferred Stock are entitled under Delaware law. In a merger or consolidation involving a change of control of us, however, the Series A Senior Convertible Preferred Stock will be converted into the greater of (1) the consideration with a value equal to the fair market value of the Series B Senior Convertible Preferred Stock into which such Series A shares are then convertible (or a preferred security of equivalent economic value) and (2) the liquidation preference.

•	The foregoing limitations will not apply to debt or lease financing or guarantees or lien, mortgage or security interests which constitute refinancings, replacements and extensions thereof that are (1) on prevailing market terms with respect to the economics thereof and (2) on substantially the same terms (including with respect to the obligors, tenor, security and ranking) as the obligations being refinanced, replaced or extended with respect to other terms.

•	Appaloosa and Cerberus will not receive compensation or remuneration of any kind in connection with their exercise or non-exercise of voting or other rights under the Series A Senior Convertible Preferred Stock.

Transferability and Right of First Offer.  Holders of Series A Senior Convertible Preferred Stock will be able to sell or otherwise transfer their Series A Senior Convertible Preferred Stock to an affiliate. Holders of Series A

Senior Convertible Preferred Stock also may transfer their Series A Senior Convertible Preferred Stock to any other person subject to the right of first offer provided below. Upon any such transfer, however, the shares of Series A Senior Convertible Preferred Stock so transferred will automatically convert into shares of Series B Senior Convertible Preferred Stock. If any transfer or conversion of Series A Senior Convertible Preferred Stock would result in the holders of the Series A Senior Convertible Preferred Stock owning insufficient shares of Series A Senior Convertible Preferred Stock to avoid the mandatory conversion of the Series A Senior Convertible Preferred Stock, then the other holders of Series A Senior Convertible Preferred Stock will have the right to purchase the shares of Series A Senior Convertible Preferred Stock proposed to be transferred or converted at a purchase price equal to the current market value. The selling holder will give the other holders at least 15 days’ notice of a proposed transfer or conversion to which these rights apply. Upon such notice, the holders may elect to purchase the shares, pro rata, on the terms offered within 15 days following the date of such notice.

Restriction on Redemption of Junior Stock.  So long as shares of Series A Senior Convertible Preferred Stock or Series B Senior Convertible Preferred Stock having a liquidation value of $250.0 million or more remain outstanding, we will not be permitted to purchase, redeem or otherwise acquire for value any shares of common stock or any shares of any other class of capital stock ranking junior to the Series A Senior Convertible Preferred Stock or the Series B Senior Convertible Preferred Stock, except customary provisions with respect to the repurchase of employee equity upon termination of employment.

Series B Senior Convertible Preferred Stock

On the effective date of the Plan, we will have outstanding a total of 17,142,858 shares of Series B Senior Convertible Preferred Stock. We refer to the Series B Senior Convertible Preferred Stock as the “Series B Senior Convertible Preferred Stock.”

The Series B Senior Convertible Preferred Stock will be identical in all respects to Series A Senior Convertible Preferred Stock except for the rights described above under “Description of Capital Stock — Series A Senior Convertible Preferred Stock — Conversion into Series B Senior Convertible Preferred Stock” and “— Voting Rights” and the following:

•	Voting Rights: The Series B Senior Convertible Preferred Stock will have no voting rights other than (1) the right to vote, together with the common stock as one class on an “as converted basis,” on all matters submitted to a vote of holders of the common stock (subject to restrictions on voting by holders of Series A Senior Convertible Preferred Stock for common directors as set forth above under “Board Of Directors — Board of Directors Structure”) and (2) as required by law.

•	Transferability. Subject to compliance with applicable securities laws, the Series B Senior Convertible Preferred Stock will be freely transferable.

Certain Limitations on Changes in Control

The obligations of the Investors to make their equity investments in reorganized Delphi, including their backstop commitment of the rights offering and the $1.4 billion additional equity investments, are subject to our having adopted an Amended and Restated Certificate of Incorporation and Amended Bylaws that are consistent with the EPCA and the PSA and are otherwise reasonably satisfactory to ADAH and Dolce to the extent that the material terms of the certificate of incorporation or bylaws would have a material impact on the Investors’ proposed investment in reorganized Delphi.

The form of our Amended and Restated Certificate of Incorporation and Amended Bylaws will be filed as exhibits to the registration statement of which this prospectus forms a part, at such time as they are available. We expect that the terms of our Amended and Restated Certificate of Incorporation and Amended Bylaws will contain some of the same provisions as our current Certificate of Incorporation and our current Bylaws, as well as the provisions required by the EPCA and PSA. See “Certain Relationships and Related Transactions — Amended and Restated Certificate of Incorporation” above. We can give no assurance, however, as to what the terms of our Amended and Restated Certificate of Incorporation and Amended Bylaws will be or to what extent, if any, such documents will contain any of the same provisions as our current Certificate of Incorporation or our current Bylaws.

We have summarized below certain provisions of the DGCL, our current Certificate of Incorporation and our current Bylaws that may have an anti-takeover effect.

Section 203 of the Delaware General Corporation Law

We are a Delaware corporation and subject to Section 203 of the DGCL. Generally, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time such stockholder became an interested stockholder unless, as described below, certain conditions are satisfied. Thus, it may make acquisition of control of our company more difficult. The prohibitions in Section 203 of the DGCL do not apply if:

•	prior to the time the stockholder became an interested stockholder, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the Board of Directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203 of the DGCL, a “business combination” includes:

•	any merger or consolidation of the corporation with the interested stockholder;

•	any sale, lease, exchange or other disposition, except proportionately as a stockholder of such corporation, to or with the interested stockholder of assets of the corporation having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation;

•	certain transactions resulting in the issuance or transfer by the corporation of stock of the corporation to the interested stockholder;

•	certain transactions involving the corporation which have the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by the interested stockholder; or

•	certain transactions in which the interested stockholder receives financial benefits provided by the corporation.

Under Section 203 of the DGCL, an “interested stockholder” generally is

•	any person that owns 15% or more of the outstanding voting stock of the corporation;

•	any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period prior to the date on which it is sought to be determined whether such person is an interested stockholder; and

•	the affiliates or associates of any such person.

Section 203 of the DGCL does not apply to the equity commitments by the Investors or the transactions contemplated by the PSA, the EPCA or the Plan, as these transactions, as required by the EPCA, were approved by a majority of our current Board of Directors who are unaffiliated with the Investors.

Certain Provisions of our Certificate of Incorporation and Bylaws

Our existing Certificate of Incorporation and Bylaws contain provisions that may have an anti-takeover effect, including:

•	requiring that advance notice be delivered to us of any business to be brought by a stockholder before an annual or special meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to our Board of Directors;

•	providing for a classified Board of Directors;

•	providing that, except as may be required in connection with the issuance of preferred stock, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors which Delphi would have if there were no vacancies on the Board of Directors (the “Whole Board”), but will not be less than three;

•	subject to the rights of the holders of any series of preferred stock to elect and remove additional directors under specified circumstances permitting directors to be removed only for cause by the affirmative vote of the holders of at least a majority of the voting power of all our outstanding shares generally entitled to vote on the election of directors (the “Voting Stock”), voting together as a single class, and vacancies on our board may only be filled by the affirmative vote of a majority of the remaining directors then in office;

•	permitting our Board of Directors to specify, from time to time, certain categories of matters which will require prior approval of the Board of Directors or a committee thereof, and further permit our Board of Directors to specify particular matters which require approval of up to 80% of the Whole Board (currently no categories of matters have been specified as subject to this provision);

•	providing that stockholders may not act by written consent in lieu of a meeting, and that special meetings of the stockholders may be called only by a majority of the Whole Board, but may not be called by stockholders;

•	containing a “fair price” provision that applies to certain business combination transactions involving any person or group that is or has announced or publicly disclosed a plan or intention to become the beneficial owner of at least 10% of our outstanding Voting Stock (an “Interested Stockholder”) (the fair price provision does not apply to the equity commitments by the Investors or the transactions contemplated by the PSA, the EPCA or the Plan, as these transactions were approved by a majority of our current Board of Directors who are unaffiliated with the Investors);

•	providing that provisions of our Certificate of Incorporation relating to our board, the limitation of actions by stockholders taken by written consent, the calling of special stockholder meetings and other stockholder actions and proposals may be amended only by the affirmative vote of the holders of at least 80% of the Voting Stock, and providing that the “fair price” provisions of our Certificate of Incorporation may be amended by the affirmative vote of the holders of at least 66 2/3% of the Voting Stock, excluding the Interested Stockholder, unless such amendment is unanimously recommended by our board, a majority of whom are continuing directors; and

•	providing that certain provisions of our Bylaws, including those relating to the limitation of actions by stockholders taken by written consent, the calling of special stockholder meetings, other stockholder actions and proposals and certain matters related to our board, may be amended only by the affirmative vote of holders of at least 80% of the Voting Stock.

Stockholder Rights Plan

We currently have a stockholder rights plan. In accordance with the EPCA, however, this rights plan will be terminated effective as of the effective date of the Plan. The Board of Directors of reorganized Delphi may consider from time to time after the effective date of the Plan adopting a new stockholder rights plan.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is The Bank of New York Mellon Corporation.

SHARES ELIGIBLE FOR FUTURE SALE

Our outstanding common stock was traded through the New York Stock Exchange under the symbol “DPH” until it was delisted by New York Stock Exchange effective October 11, 2005. Since that time, our common stock has been quoted on the Pink Sheets under the symbol “DPHIQ.”

Future sales of substantial amounts of our common stock in the market could adversely affect market prices prevailing from time to time and our ability to raise equity capital in the future. We intend to apply to list the common stock of reorganized Delphi on the New York Stock Exchange or, if approved by each of ADAH and Dolce, the Nasdaq Global Select Market, if and when we meet the respective listing requirements. We do not expect, however, that we will meet the respective listing requirements on the effective date of the Plan. Therefore, the shares of common stock of reorganized Delphi may not be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system at the time they are issued on the effective date of the Plan. Although we have an obligation under the EPCA to use our commercially reasonable efforts to list the shares of common stock of reorganized Delphi on the New York Stock Exchange or, if approved by each of ADAH and Dolce, the Nasdaq Global Select Market, we cannot assure you that the common stock of reorganized Delphi will ever be listed on the New York Stock Exchange, the Nasdaq Global Select Market or any other securities exchange or quotation system. If we are not able to list the common stock of reorganized Delphi on the New York Stock Exchange or any other securities exchange or quotation system, we intend to cooperate with any registered broker-dealer who may seek to initiate price quotations for the common stock of reorganized Delphi on the OTC Bulletin Board. Other than furnishing to registered broker-dealers copies of this prospectus and documents filed as exhibits to the registration statement of which this prospectus forms a part, we will have no control over the process of quotation initiation on the OTC Bulletin Board. We cannot assure you that the common stock of reorganized Delphi will be quoted on the OTC Bulletin Board or that an active trading market for the common stock of reorganized Delphi will exist.

On the effective date of the Plan, all existing shares of our common stock, and any options, warrants, rights to purchase shares of our common stock or other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) outstanding prior to the effective date of the Plan will be canceled. On the effective date of the Plan, following the funding of the Investors’ equity commitments, there will be up to 135,285,716 shares of common stock of reorganized Delphi outstanding, assuming conversion of all of the Investors’ shares of Senior Convertible Preferred Stock. Of these shares:

•	3,000,000 shares of common stock issued to the holders of our common stock on the record date pursuant to section 1145 of chapter 11 of the Bankruptcy Code will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, as of the effective date of the Plan;

•	34,285,716 shares of common stock into which the Senior Convertible Preferred Stock is convertible (based on an initial conversion rate of one-for-one) will be held by the Investors and will be “restricted securities” as defined in Rule 144 under the Securities Act and may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act;

•	up to 35,000,000 shares of common stock issued to GM and certain unsecured creditors, including holders of our senior unsecured debt and subordinated debt pursuant to section 1145 of chapter 11 of the Bankruptcy Code will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one of our “affiliates,” as that term is defined in Rule 144 under the Securities Act, as of the effective date of the Plan (this figure assumes that allowed trade and unsecured claims, other than funded debt claims and other than GM’s claims, total $1.7 billion, the maximum amount permitted under the Plan, and to the extent that these claims total less than $1.7 billion, the 18,000,000 shares of common stock to be issued to holders of our senior unsecured debt will be reduced proportionately);

•	shares of common stock ( shares of common stock if no rights are exercised in the rights offering and the Investors purchase their backstop commitment in full) will be held by the Investors and will be “restricted securities” as defined in Rule 144 under the Securities Act and may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act; and

•	the remaining 56,700,000 shares of common stock (if all of the rights are exercised in the rights offering) will be issued pursuant to the registration statement of which this prospectus forms a part.

Rule 144

In general, under Rule 144 under the Securities Act as currently in effect, a person, or persons whose shares are aggregated, who owns shares that were purchased from us, or any affiliate, at least one year previously, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of our then-outstanding shares of common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice of the sale on Form 144. Sales under Rule 144 under the Securities Act also are subject to manner of sale provisions, notice requirements and the availability of current public information about us. We are unable to estimate the number of shares that will be sold under Rule 144 under the Securities Act since this will depend on the market price for our common stock, the personal circumstances of the stockholder and other factors.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 that were purchased from us, or any affiliate, at least two years previously, would be entitled to sell shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements described above.

Registration Rights

On the effective date of the Plan, we will enter into a registration rights agreement with the Investors pursuant to which they will be entitled to various rights with respect to the registration of their           shares of Senior Convertible Preferred Stock (and the underlying shares of common stock) and any other common stock held by them and the ultimate purchasers of such shares. For a description of some of the provisions of this registration rights agreement, see “Certain Relationships and Related Transactions — Registration Rights Agreement.” Registration of these shares under the Securities Act would result in these shares becoming freely tradeable without restriction under the Securities Act immediately upon the effectiveness of the registration, except for shares purchased by affiliates.

Stock Options

On the effective date of the Plan, all outstanding options, warrants, rights to purchase shares of our common stock and other equity securities (excluding the right to receive shares of common stock of reorganized Delphi as a result of the exercise of rights in the rights offering) will be canceled pursuant to the Plan. The Board of Directors of reorganized Delphi may consider from time to time after the effective date of the Plan adopting a new stock option plan or similar plans or issuing stock options or other equity securities following the effective date of the Plan.

PLAN OF DISTRIBUTION

We are distributing to holders of our common stock, at no charge, rights to purchase a total of 56,700,000 shares of our common stock. Each holder of our common stock will receive one right for each share of our common stock owned of record at 5:00 p.m., New York City time, on          , 2007. Each right entitles the holder to purchase one share of our common stock at a price of $35.00 per share. We will receive gross proceeds of $1,984,500,000 from the rights offering. We will distribute the shares of common stock subscribed for in the rights offering as promptly as practicable following the effective date of the Plan.

The Investors have agreed to purchase from reorganized Delphi, at the exercise price of $35.00 per share, all of the shares of common stock that are not purchased pursuant to the exercise of rights in the rights offering. This backstop commitment of the Investors is subject to the satisfaction of the conditions set forth in the EPCA. We have paid the Investors a fee of $76.125 million for their backstop commitment and their other equity commitments. We also agreed to pay certain of the Investors costs and expenses relating to the Plan. We have agreed to indemnify the Investors from liabilities that they may incur in connection with the rights offering and their backstop commitment.

Our gross proceeds from the rights offering (including proceeds of any shares of common stock purchased by the Investors pursuant to the backstop commitment) will be $1,984,500,000, before deducting the $55.125 million commitment fee paid to the Investors and approximately $           of expenses related to the rights offering. We intend to use the net proceeds from the rights offering, together with other available funds, including an additional approximately $1.4 billion equity investments in reorganized Delphi by the Investors, borrowings under our exit financing and cash-on-hand (after deducting the $21.0 million preferred commitment fee paid to the Investors), to make payments contemplated by the Plan and for general corporate purposes. See “Use of Proceeds” for a complete description of the application of the proceeds of the rights offering and the Plan.

We are offering the rights and the shares of common stock underlying the rights directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the rights offering and no commissions, fees or discounts will be paid in connection with the rights offering.           is acting as rights agent for the rights offering, and           is acting as information agent for the rights offering. Although certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation.

We will pay all customary fees and expenses of the rights agent and the information agent related to the rights offering. We also have agreed to indemnify the rights agent and the information agent from liabilities that they may incur in connection with the rights offering.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material United States federal income tax consequences to holders of common shares in the Company (“Old Common Shares”) relating to the receipt, exercise, disposition and expiration of subscription rights (“Rights”) received by such holders in the rights offering (the “Rights Offering”), and the ownership and disposition of newly-issued common shares received as a result of the exercise of Rights (“Additional New Common Shares”). It addresses only holders that hold Old Common Shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). The following summary does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations that may be relevant to particular holders of Rights or Additional New Common Shares in light of their particular circumstances nor does it deal with persons that are subject to special tax rules, such as brokers, dealers in securities or currencies, financial institutions, insurance companies, tax-exempt entities or qualified retirement plans, holders of more than 5% of a class of our stock by vote or value (whether such stock is actually or constructively owned), regulated investment companies, common trust funds, holders subject to the alternative minimum tax, persons holding Rights or Additional New Common Shares as part of a straddle, hedge or conversion transaction or as part of a synthetic security or other integrated transaction, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, holders that have a “functional currency” other than the United States dollar, and U.S. expatriates. In addition, the discussion below does not address persons who hold an interest in a partnership or other entity that holds Rights or Additional New Common Shares, or tax consequences arising under the laws of any state, local or non-U.S. jurisdiction or other U.S. federal tax consequences (e.g., estate or gift tax) other than those pertaining to the income tax.

The following is based on the Code, the Treasury regulations promulgated thereunder (the “Treasury Regulations”) and administrative rulings and court decisions, in each case as in effect on the date hereof, all of which are subject to change, possibly with retroactive effect.

As used herein, the term “U.S. Holder” means a beneficial holder of Rights or Additional New Common Shares that is (1) a citizen or individual resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have authority to control all of its substantial decisions. A “Non-U.S. Holder” is a beneficial holder of Rights or Additional New Common Shares that is neither a U.S. Holder nor a partnership (or an entity treated as a partnership for U.S. federal tax purposes).

The tax treatment of a partner in a partnership, or other entity treated as a partnership for U.S. federal tax purposes, may depend on both the partnership’s and the partner’s status. Partnerships that are beneficial owners of Rights or Additional New Common Shares, and partners in such partnerships, are urged to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences to them of the receipt, exercise, disposition and expiration of Rights and the ownership and disposition of Additional New Common Shares.

This summary is of a general nature only. It is not intended to constitute, and should not be construed to constitute, legal or tax advice to any particular holder. Holders should consult their own tax advisors as to the tax consequences in their particular circumstances.

U.S. Federal Income Tax Characterization of the Rights Offering

The Company intends to treat the distribution of Rights pursuant to the Rights Offering as a non-taxable transaction for U.S. federal income tax purposes and the remaining portion of this summary describes the U.S. federal income tax consequences of such treatment. Holders of Old Common Shares should be aware, however, that there can be no assurance that the United States Internal Revenue Service (the “IRS”) would take a similar view or would agree with the tax consequences described below. In this connection, it is possible that the IRS might assert that the Rights Offering and the contemplated issuance of newly-issued common shares pursuant to the consummation of the Plan constitute a single integrated “recapitalization” transaction for U.S. federal income tax purposes. Depending upon the particular facts and circumstances of each holder of Old Common Shares, the foregoing alternative U.S. federal income tax treatment could have tax consequences that differ materially from the tax consequences described below. Holders are urged to consult their tax advisors regarding the tax consequences of the Rights Offering.

Consequences to U.S. Holders

Receipt of Rights

A U.S. Holder will not recognize income, gain, deduction or loss on the receipt of Rights in the Rights Offering. A U.S. Holder’s tax basis in its Rights will depend on the relative fair market value of the Rights received by such U.S. Holder and such U.S. Holder’s Old Common Shares at the time the Rights are distributed. If the Rights received by a U.S. Holder have a fair market value equal to at least 15% of the fair market value of such U.S. Holder’s Old Common Shares on the date of the distribution, the U.S. Holder must allocate its adjusted tax basis in its Old Common Shares between its Old Common Shares and the Rights in proportion to their then relative fair market values. If the Rights received by a U.S. Holder have a fair market value that is less than 15% of the fair market value of such U.S. Holder’s Old Common Shares on the date of distribution, the U.S. Holder’s tax basis in its Rights will be zero unless the U.S. Holder elects to allocate its adjusted tax basis in its Old Common Shares in the manner described in the previous sentence. A U.S. Holder makes this election by attaching a statement to its U.S. federal income tax return for the year in which Rights are received. The election, once made, is irrevocable. A U.S. Holder making this election must retain a copy of the election and the tax return with which it was filed to substantiate the gain or loss, if any, recognized on any later disposition of Additional New Common Shares received upon exercise of its Rights. The holding period for Rights received by a U.S. Holder will include the U.S. Holder’s holding period for its Old Common Shares with respect to which the Rights are received.

Exercise of Rights

A U.S. Holder will not recognize gain or loss on the exercise of a Right. The U.S. Holder’s tax basis in Additional New Common Shares received as a result of the exercise of the Right will equal the sum of the exercise price paid for the Additional New Common Shares and the U.S. Holder’s tax basis in the Right determined as described under “— Receipt of Rights” above. The holding period for the Additional New Common Shares received as a result of the exercise of the Right will begin on the exercise date.

A U.S. Holder that exercises Rights should be aware that the exercise of such Rights could result in any loss that would otherwise be recognized with respect to such U.S. Holder’s Old Common Shares to be disallowed under the “wash sale” rules. If the “wash sale” rules apply to a U.S. Holder’s loss with respect to its Old Common Shares, the U.S. Holder’s tax basis in any Additional New Common Shares received as a result of the exercise of the Rights would be increased to reflect the amount of the disallowed loss. U.S. Holders are urged to consult their tax advisors regarding how the “wash sale” rules apply to them in light of their particular circumstances.

Sale, Exchange or Other Taxable Disposition of Rights

If a U.S. Holder sells, exchanges or otherwise disposes of Rights in a taxable disposition, the U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized for the Rights and the U.S. Holder’s tax basis in the Rights. Capital gain of non-corporate U.S. Holders derived with respect to a sale, exchange or other disposition of Rights in which the U.S. Holder has a holding period exceeding one year (determined as described under “— Receipt of Rights” above) may be eligible for reduced rates of taxation. The deductibility of capital loss is subject to limitations under the Code. U.S. Holders are urged to consult their tax advisors regarding such limitations.

Expiration of Rights

A U.S. Holder that allows a Right to expire will not recognize gain or loss and will not allocate any tax basis to the Right as described under “— Receipt of Rights” above.

Dividends on Additional New Common Shares

The gross amount of any distribution of cash or property (other than in liquidation) made to a U.S. Holder with respect to Additional New Common Shares generally will be includible in gross income by a U.S. Holder as dividend income to the extent such distributions are paid out of the current or accumulated earnings and profits of the Company as determined under U.S. federal income tax principles. A distribution which is treated as a dividend for U.S. federal income tax purposes may qualify for the 70% dividends-received deduction if such amount is distributed to a U.S. Holder that is a corporation and certain holding period and taxable income requirements are satisfied. Any dividend received by a U.S. Holder that is a corporation may be subject to the “extraordinary dividend” provisions of the Code. Dividends received by non-corporate U.S. Holders in taxable years beginning before January 1, 2011 may qualify for a maximum 15% rate of taxation if certain holding period and other requirements are met.

A distribution in excess of the Company’s current and accumulated earnings and profits will first be treated as a return of capital to the extent of the U.S. Holder’s adjusted tax basis in its Additional New Common Shares and will be applied against and reduce such basis dollar-for-dollar (thereby increasing the amount of gain and decreasing the amount of loss recognized on a subsequent taxable disposition of the Additional New Common Shares). To the extent that such distribution exceeds the U.S. Holder’s adjusted tax basis in its Additional New Common Shares, the distribution will be treated as capital gain, which will be treated as long-term capital gain if such U.S. Holder’s holding period in its Additional New Common Shares exceeds one year as of the date of the distribution.

Sale, Exchange or Other Taxable Disposition of Additional New Common Shares

For U.S. federal income tax purposes, a U.S. Holder generally will recognize capital gain or loss on the sale, exchange or other taxable disposition of any of its Additional New Common Shares in an amount equal to the difference between the amount realized for the Additional New Common Shares and the U.S. Holder’s adjusted tax basis in the Additional New Common Shares. Capital gain of non-corporate U.S. Holders derived with respect to a sale, exchange or other disposition of Additional New Common Shares held for more than one year may be eligible for reduced rates of taxation. The deductibility of capital loss is subject to limitations under the Code. U.S. Holders are urged to consult their tax advisors regarding such limitations.

Consequences to Non-U.S. Holders

Receipt of Rights

A Non-U.S. Holder generally will not be subject to U.S. federal income tax as a result of the receipt of Rights.

Exercise of Rights

A Non-U.S. Holder will not be subject to U.S. federal income tax as a result of the exercise of Rights.

Sale, Exchange or Other Taxable Disposition of Rights

Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or other taxable disposition of Rights will not be subject to U.S. federal income tax unless: (a) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder; (b) in the case of a Non-U.S. Holder who is an individual and who holds the Rights as capital assets, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; or (c) the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes. The Company does not believe that it is currently a United States real property holding corporation, or that it will become one in the future.

Expiration of Rights

A Non-U.S. Holder will not be subject to U.S. federal income tax as a result of the expiration of Rights.

Dividends on Additional New Common Shares

Dividends paid to a Non-U.S. Holder on Additional New Common Shares generally will be subject to U.S. withholding tax at a rate of 30%. The withholding tax may apply at a reduced rate under terms of an applicable tax treaty. Generally, a Non-U.S. Holder must demonstrate its entitlement to treaty benefits by providing an IRS Form W-8BEN (or other applicable form), certifying under penalty of perjury that such Non-U.S. Holder is not a U.S. person and is entitled to treaty benefits. If the Additional New Common Shares are held through certain foreign intermediaries, other forms of certification complying with the requirements of applicable Treasury Regulations may be required. Special certification and other requirements may apply to certain Non-U.S. Holders that are not individuals.

Sale, Exchange or Other Taxable Disposition of Additional New Common Shares

Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or other taxable disposition of Additional New Common Shares generally will not be subject to U.S. federal income tax unless: (a) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder; (b) in the case of a Non-U.S. Holder who is an individual and who holds the Additional New Common Shares as capital assets, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; or (c) the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes. The Company does not believe that it is currently a United States real property holding corporation, or that it will become one in the future.

Information Reporting and Backup Withholding Tax

A holder may be subject to backup withholding tax on payments of dividends and proceeds received on a sale, exchange or other taxable disposition if certain information reporting requirements are not met. Backup withholding tax is not an additional tax. A holder subject to the backup withholding tax rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability and, if backup withholding tax results in an overpayment of tax, such holder may be entitled to a refund, provided that the requisite information is correctly furnished to the IRS in a timely manner.

The information reporting and backup withholding tax rules do not apply to payments that are subject to the 30% U.S. federal withholding tax on dividends paid to nonresidents, or to payments that are subject to a lower withholding tax rate or exempt from U.S. federal withholding tax by application of a tax treaty or special exception. Therefore, payments of dividends on Additional New Common Shares generally will not be subject to information reporting or backup withholding tax if a Non-U.S. Holder certifies its nonresident status as described under “— Dividends on Additional New Common Shares” above. In addition, payments made to a Non-U.S. Holder by a broker upon a sale of Additional New Common Shares generally will not be subject to information reporting or backup withholding tax as long as the Non-U.S. Holder certifies its foreign status.

Each taxpayer should consult its own tax advisor regarding the information reporting and backup withholding tax rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSEQUENCES RELATING TO THE RECEIPT, EXERCISE, DISPOSITION AND EXPIRATION OF THE RIGHTS AND THE OWNERSHIP AND DISPOSITION OF THE ADDITIONAL NEW COMMON SHARES. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR CONCERNING THE TAX CONSEQUENCES OF ITS PARTICULAR SITUATION.

LEGAL MATTERS

Certain legal matters relating to the rights and the common stock offered hereby will be passed upon for Delphi Corporation by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements and related financial statement schedules for the years ended December 31, 2005 and December 31, 2004, incorporated in this prospectus by reference from the company’s Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the company’s reorganization under Chapter 11 and going concern assumptions), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Delphi Corporation as of and for the year ending December 31, 2006 appearing in its Annual Report (Form 10-K) for the year ended December 31, 2006 (including schedule appearing therein), and Delphi Corporation management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about the company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements, and which conclude, among other things, that Delphi Corporation did not maintain effective internal control over financial reporting as of December 31, 2006, based on Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because of the effects of the material weaknesses described therein), included therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

Amount
to Be Paid

Registration fee	$60,924.15
Printing and engraving expenses
Legal fees and expenses (including Investors’ legal fees and expenses)
Rights Agent fees and expenses
Accounting fees and expenses
Information Agent fees and expenses
Miscellaneous

Total	$

Each of the amounts set forth above, other than the Registration fee, is an estimate.

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VIII of the Registrant’s Bylaws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability.

As required by the Registrant’s bylaws, the Registrant has agreed to advance funds, to the fullest extent permitted and in the manner required by the laws of the State of Delaware, on behalf of certain present and former officers and directors of the Registrant for attorney’s fees and other expenses they incur in connection with the previously disclosed ongoing investigation by the SEC and the Department of Justice into certain accounting matters. The Registrant has also agreed to advance funds to certain former and current employees in the same manner and to the same extent. With respect to former employees and directors, including former officers, the Registrant’s authority to advance such fees and expenses is further subject to conditions stipulated by the Bankruptcy Court, as set forth in certain orders, including in each instance receipt of approval of the Compensation Committee of the Registrant’s Board of Directors, which may be granted only if advances are not available from other sources. Pursuant to the Bankruptcy Court’s orders, total amounts advances on behalf of all former directors and employees are capped at $5 million, without prejudice to the rights of the former employees, directors, the Registrant or any other parties-in-interest to seek or approve additional advancements if and when this aggregate amount has been expended. The Compensation Committee of the Registrant’s Board of Directors has determined to not authorize advancement of funds for certain former officers and employees, including those who resigned after the Audit Committee expressed concerns regarding the role such former officers and employees played in structuring or supervising others with respect to the transactions that were subject of our restatement.

The Registrant’s obligation to advance funds to officers, and to voluntarily advance funds to other employees, is subject to the requirement in the Registrant’s bylaws that these individuals agree to reimburse the Registrant for any expenses advanced in the event such person is ultimately determined to have not acted in good faith and in the best interests of the Registrant.

The Registrant maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 15.	Recent Sales of Unregistered Securities.

Since March 7, 2004, the Registrant has not sold any securities without registration under the Securities Act.

On the effective date of the Plan, the Registrant will issue the following securities in transactions exempt from registration under the Securities Act pursuant to section 1145 of title 11 of the United States Code. As outlined in the Plan:

•	3,000,000 shares of common stock to the holders of the Registrant’s outstanding common stock; such shares will be exchanged for every Class Claim held against the Registrant;

•	7,000,000 shares of common stock to GM; such shares will be exchanged for every Class Claim held against the Registrant;

•	18,000,000 shares of common stock to the holders (other than GM, addressed in the immediately precedent bullet point) of certain unsecured claims and the Registrant’s senior unsecured debt; such shares will be exchanged for every Class Claim held against the Registrant; and

•	10,000,000 shares of common stock to the holders of the Registrant’s subordinated debt; such shares will be exchanged for every Class Claim held against the Registrant.

On the effective date of the Plan, pursuant to the EPCA dated January 18, 2007, the Registrant will issue the following securities in transactions exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act:

•	6,300,000 shares of common stock to be allocated among the Investors;

•	17,142,858 shares of Series A Senior Convertible Preferred Stock to certain of the Investors; and

•	17,142,858 shares of Series B Senior Convertible Preferred Stock to certain of the Investors.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit
Number		Description

2.1		Plan Framework Support Agreement dated December 18, 2006 by and among Delphi Corporation, Cerberus Capital Management, L.P., Appaloosa Management L.P, Harbinger Capital Partners Master Fund I, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and General Motors Corporation, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on December 18, 2006
2.2		Amendment and Supplement to the Plan Framework Support Agreement dated January 18, 2007 by and among Delphi Corporation, Cerberus Capital Management, L.P., Appaloosa Management L.P, Harbinger Capital Partners Master Fund I, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and General Motors Corporation, incorporated by reference to Exhibit 99(c) to the Registrant’s Report on Form 8-K filed on January 23, 2007
2.3		Equity Purchase and Commitment Agreement dated January 18, 2007 by and among Delphi Corporation, Cerberus Capital Management, L.P., Appaloosa Management L.P, Harbinger Capital Partners Master Fund I, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on January 23, 2007
2.4		Supplement to Equity Purchase and Commitment Agreement dated January 18, 2007 by and among Delphi Corporation, Cerberus Capital Management, L.P., Appaloosa Management L.P, Harbinger Capital Partners Master Fund I, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, incorporated by reference to Exhibit 99(b) to the Registrant’s Report on Form 8-K filed on January 23, 2007
2.5		Amendment dated February 28, 2007, to the Equity Purchase and Commitment Agreement dated January 18, 2007, by and among Delphi Corporation, A-D Acquisition Holdings, LLC, Harbinger Del-Auto Investment Company, Ltd., Dolce Investments LLC, Merrill Lynch, Pierce, Fenner & Smith, Incorporated and UBS Securities LLC, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on February 28, 2007
3.1		Amended and Restated Certificate of Incorporation of Delphi Corporation, incorporated by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002
3.2		Certificate of Ownership and Merger dated March 13, 2002 merging Delphi Corporation into Delphi Automotive Systems Corporation, incorporated by reference to Exhibit 3(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002
3	.3*	Form of Amended and Restated Certificate of Incorporation of Delphi Corporation
3.4		Amended and Restated Bylaws of Delphi Corporation, incorporated by reference to Exhibit 99(c) to the Registrant’s Report on Form 8-K filed October 14, 2005
3	.5*	Form of Amended and Restated Bylaws of Delphi Corporation
4.1		Specimen certificate for shares of common stock, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333)
4.2		Indenture, dated as of April 28, 1999, between Delphi Corporation and Bank One, National Association, formerly known as The First National Bank of Chicago, as trustee, incorporated by reference to Exhibit 4(b) to Delphi Corporation’s Annual Report on Form 10-K for the year ended December 31, 2001
4.3		Form of First Supplemental Indenture to Indenture, dated as of April 28, 1999, between Delphi Corporation and Bank One, National Association, formerly known as The First National Bank of Chicago, as trustee, incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-101478)
4.4		Terms of Delphi Corporation’s 6 1/2% Notes due 2009 and 7 1/8% Debentures due 2029, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on May 3, 1999
4.5		Terms of Delphi Corporation’s 6.55% Notes due 2006, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on June 4, 2001
4.6		Terms of Delphi Corporation’s 6.50% Notes due 2013, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on July 25, 2003

Exhibit
Number		Description

4.7		Subordinated Indenture by and between Delphi Corporation and Bank One Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on November 24, 2003
4.8		Terms of Delphi Corporation’s 8 1/4% Junior Subordinated Notes due 2033, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on October 23, 2003
4.9		Terms of Delphi Corporation’s Adjustable Rate Junior Subordinated Notes due 2033, incorporated by reference to Exhibit 4.3 to the Registrant’s Report on Form 8-K filed on November 24, 2003
Instruments defining the rights of holders of debt of the Registrant have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the Registrant and its subsidiaries. The Registrant agrees to furnish a copy of any such instrument to the Securities and Exchange Commission upon request
4	.10*	Form of Registration Rights Agreement among Delphi Corporation and the Investors named therein
4	.11*	Form of Shareholders Agreement among Delphi Corporation and the Investors named therein
5	.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1		Master Separation Agreement among General Motors Corporation, Delphi Corporation, Delphi Corporation LLC, Delphi Technologies, Inc. and Delphi Corporation (Holding), Inc., incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333)
10.2		Component Supply Agreement between Delphi Corporation and General Motors Corporation, incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333)
10.3		U.S. Employee Matters Agreement between Delphi Corporation and General Motors, incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333)
10.4		Agreement for the Allocation of United States Federal, State and Local Income Taxes between General Motors and Delphi, incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333)
10.5		Amended and Restated Agreement for the Allocation of United States Federal, State and Local Income Taxes between General Motors and Delphi, incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333)
10.6		Initial Public Offering and Distribution Agreement dated February 1, 1999 by and between Delphi Corporation and General Motors Corporation, incorporated by reference to Exhibit (10)(g) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998
10.7		Description of Delphi Corporation’s Non-Employee Directors Charitable Gift Giving Plan, incorporated by reference to Exhibit 10(h) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000
10.8		Delphi Corporation Stock Incentive Plan, incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-3 (File No. 333-67333)
10.9		Delphi Corporation Amended and Restated Deferred Compensation Plan for Non-Employee Directors, incorporated by reference to Exhibit 10(j) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004
10.10		Agreement dated December 22, 1999 by and between Delphi Corporation and General Motors Corporation, incorporated by reference to Exhibit 10(q) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999
10.11		Form of Change in Control Agreement between Delphi and its officers, incorporated by reference to Exhibit 10(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000
10.12		Supplemental Executive Retirement Program, incorporated by reference to Exhibit 4(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001
10.13		Stock Option Plan for Non-Executives, incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002
10.14		Delphi Corporation Long-Term Incentive Plan, incorporated by reference to Exhibit 4(d) to the Registrant’s Registration Statement on Form S-8 4 (File No. 333-116729)

Exhibit
Number	Description

10.15	Delphi Corporation Annual Incentive Plan, incorporated by reference to Exhibit 10(c) to the Registrant’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2004
10.16	2005 Executive Retirement Incentive Program Agreement dated May 13, 2005, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on May 18, 2005
10.17	Special Separation Agreement & Release dated May 13, 2005, incorporated by reference to Exhibit 99(b) to the Registrant’s Report on Form 8-K filed on May 18, 2005
10.18	Five Year Third Amended and Restated Credit Agreement, dated as of June 14, 2005, among Delphi Corporation and the lenders named therein, incorporated by reference to Exhibit 99(a) of the Registrant’s Report on Form 8-K filed on June 15, 2005
10.19	Offer letter outlining Mr. Robert S. Miller salary and benefits dated June 22, 2005, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on June 23, 2005
10.20	Form of Employment Agreement for Officers of Delphi Corporation, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on October 7, 2005
10.21	Employment Agreement with an Executive Officer dated October 5, 2005, incorporated by reference to Exhibit 99(b) to the Registrant’s Report on Form 8-K filed on October 14, 2005
10.22	Order Under 11 U.S.C. §§ 105 and 363 entered by the United States Bankruptcy Court for the Southern District of New York Authorizing the Debtors to Implement a Short-Term Annual Incentive Program dated February 17, 2006, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on February 23, 2006
10.23	Delphi Corporation Savings-Stock Purchase Program for Salaried Employees in the United States, incorporated by reference to Exhibit 99(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001
10.24	Delphi Corporation Personal Savings Plan for Hourly-Rate Employees in the United States, incorporated by reference to Exhibit 99(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001
10.25	UAW-GM-Delphi Special Attrition Program Agreement dated March 22, 2006 by and among Delphi Corporation, General Motors Corporation and the International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America (“UAW”), incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on March 27, 2006
10.26	Supplement to UAW-GM-Delphi Special Attrition Program Agreement dated June 5, 2006, incorporated by reference to Exhibit 10(D) of the Registrant’s Report on Form 10-Q filed for the quarter ended June 30, 2006
10.27	IUE-CWA-GM-Delphi Special Attrition Program, dated June 16, 2006, incorporated by reference to Exhibit 10(E) of the Registrant’s Report on Form 10-Q for the quarter ended June 30, 2006
10.28	Order Under 11 U.S.C. §§ 105 and 363 entered by the United States Bankruptcy Court for the Southern District of New York Authorizing the Debtors to Implement a Short-Term Annual Incentive Program dated July 21, 2006, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on July 27, 2006
10.29	Debtor-In-Possession Revolving Credit, Term Loan and Guaranty Agreement by and among Delphi Corporation, the Lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent, dated January 9, 2007, incorporated by reference to Exhibit 99(A) to the Registrant’s Report on Form 8-K filed on January 12, 2007
12	Computation of Ratios of Earnings to Fixed Charges for the Years Ended December 31, 2006, 2005, 2004, 2003 and 2002, incorporated by reference to Exhibit 12 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006
14	The Delphi Foundation for Excellence, a Guide to Representing Delphi with Integrity, approved January 10, 2007, incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006
16 (a)	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated July 12, 2006, incorporated by reference to Exhibit 16(A) to the Registrant’s Report on Form 8-K/A filed on August 2, 2006

Exhibit
Number		Description

16	(b)	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated August 1, 2006, incorporated by reference to Exhibit 16(B) to the Registrant’s Report on Form 8-K/A filed on August 2, 2006
21		Subsidiaries of Delphi Corporation, incorporated by reference to incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006
23	.1†	Consent of Deloitte & Touche LLP
23	.2†	Consent of Ernst & Young LLP
23	.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24	.1†	Power of Attorney (included on signature page)
99	.1*	Form of Rights Certificate
99	.2*	Form of Instructions for Completion of Delphi Corporation Rights Certificate
99	.3*	Form of Notice of Guaranteed Delivery for Rights Certificates
99	.4*	Form of Nominee Holder Certification
99	.5*	Form of Beneficial Owner Election Form
99	.6*	Form of Letter to Stockholders
99	.7*	Form of Letter to Brokers, Banks and Other Nominees
99	.8*	Form of Letter to Clients

†	Filed herewith

*	To be filed by amendment

‡	Previously filed

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or a total, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, a total, the changes in volume and price represent no more than a 20% change in the maximum total offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on the 7th day of March, 2007.

DELPHI CORPORATION

By:	/s/ Rodney O’Neal
Name: Rodney O’Neal

Title:	Chief Executive Officer
and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rodney O’Neal and Robert J. Dellinger, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rodney O’Neal Rodney O’Neal	Chief Executive Officer and President (Principal Executive Officer)	March 7, 2007

/s/ Robert J. Dellinger Robert J. Dellinger	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 7, 2007

/s/ Thomas S. Timko Thomas S. Timko	Chief Accounting Officer and Controller (Principal Accounting Officer)	March 7, 2007

/s/ Robert S. Miller Robert S. Miller	Executive Chairman of the Board of Directors	March 7, 2007

/s/ John D. Opie John D. Opie	Director (Lead Independent Director)	March 7, 2007

/s/ Oscar de Paula Bernardes Neto Oscar de Paula Bernardes Neto	Director	March 7, 2007

/s/ Robert H. Brust Robert H. Brust	Director	March 7, 2007

Signature	Title	Date

/s/ John D. Englar John D. Englar	Director	March 7, 2007

/s/ David N. Farr David N. Farr	Director	March 7, 2007

/s/ Raymond J. Milchovich Raymond J. Milchovich	Director	March 7, 2007

/s/ Craig G. Naylor Craig G. Naylor	Director	March 7, 2007

/s/ John H. Walker John H. Walker	Director	March 7, 2007

/s/ Martin E. Welch III Martin E. Welch III	Director	March 7, 2007

EXHIBIT INDEX

Exhibit
Number		Description

2.1		Plan Framework Support Agreement dated December 18, 2006 by and among Delphi Corporation, Cerberus Capital Management, L.P., Appaloosa Management L.P, Harbinger Capital Partners Master Fund I, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and General Motors Corporation, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on December 18, 2006
2.2		Amendment and Supplement to the Plan Framework Support Agreement dated January 18, 2007 by and among Delphi Corporation, Cerberus Capital Management, L.P., Appaloosa Management L.P, Harbinger Capital Partners Master Fund I, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and General Motors Corporation, incorporated by reference to Exhibit 99(c) to the Registrant’s Report on Form 8-K filed on January 23, 2007
2.3		Equity Purchase and Commitment Agreement dated January 18, 2007 by and among Delphi Corporation, Cerberus Capital Management, L.P., Appaloosa Management L.P, Harbinger Capital Partners Master Fund I, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on January 23, 2007
2.4		Supplement to Equity Purchase and Commitment Agreement dated January 18, 2007 by and among Delphi Corporation, Cerberus Capital Management, L.P., Appaloosa Management L.P, Harbinger Capital Partners Master Fund I, Ltd., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, incorporated by reference to Exhibit 99(b) to the Registrant’s Report on Form 8-K filed on January 23, 2007
2.5		Amendment dated February 28, 2007, to the Equity Purchase and Commitment Agreement dated January 18, 2007, by and among Delphi Corporation, A-D Acquisition Holdings, LLC, Harbinger Del-Auto Investment Company, Ltd., Dolce Investments LLC, Merrill Lynch, Pierce, Fenner & Smith, Incorporated and UBS Securities LLC, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on February 28, 2007
3.1		Amended and Restated Certificate of Incorporation of Delphi Corporation, incorporated by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002
3.2		Certificate of Ownership and Merger dated March 13, 2002 merging Delphi Corporation into Delphi Automotive Systems Corporation, incorporated by reference to Exhibit 3(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002
3	.3*	Form of Amended and Restated Certificate of Incorporation of Delphi Corporation
3.4		Amended and Restated Bylaws of Delphi Corporation, incorporated by reference to Exhibit 99(c) to the Registrant’s Report on Form 8-K filed October 14, 2005
3	.5*	Form of Amended and Restated Bylaws of Delphi Corporation
4.1		Specimen certificate for shares of common stock, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333)
4.2		Indenture, dated as of April 28, 1999, between Delphi Corporation and Bank One, National Association, formerly known as The First National Bank of Chicago, as trustee, incorporated by reference to Exhibit 4(b) to Delphi Corporation’s Annual Report on Form 10-K for the year ended December 31, 2001
4.3		Form of First Supplemental Indenture to Indenture, dated as of April 28, 1999, between Delphi Corporation and Bank One, National Association, formerly known as The First National Bank of Chicago, as trustee, incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-101478)
4.4		Terms of Delphi Corporation’s 6 1/2% Notes due 2009 and 7 1/8% Debentures due 2029, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on May 3, 1999
4.5		Terms of Delphi Corporation’s 6.55% Notes due 2006, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on June 4, 2001
4.6		Terms of Delphi Corporation’s 6.50% Notes due 2013, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on July 25, 2003
4.7		Subordinated Indenture by and between Delphi Corporation and Bank One Trust Company, National Association, as trustee, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on November 24, 2003

Exhibit
Number		Description

4.8		Terms of Delphi Corporation’s 8 1/4% Junior Subordinated Notes due 2033, incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on October 23, 2003
4.9		Terms of Delphi Corporation’s Adjustable Rate Junior Subordinated Notes due 2033, incorporated by reference to Exhibit 4.3 to the Registrant’s Report on Form 8-K filed on November 24, 2003
Instruments defining the rights of holders of debt of the Registrant have been omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the Registrant and its subsidiaries. The Registrant agrees to furnish a copy of any such instrument to the Securities and Exchange Commission upon request
4	.10*	Form of Registration Rights Agreement among Delphi Corporation and the Investors named therein
4	.11*	Form of Shareholders Agreement among Delphi Corporation and the Investors named therein
5	.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1		Master Separation Agreement among General Motors Corporation, Delphi Corporation, Delphi Corporation LLC, Delphi Technologies, Inc. and Delphi Corporation (Holding), Inc., incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333)
10.2		Component Supply Agreement between Delphi Corporation and General Motors Corporation, incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333)
10.3		U.S. Employee Matters Agreement between Delphi Corporation and General Motors, incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333)
10.4		Agreement for the Allocation of United States Federal, State and Local Income Taxes between General Motors and Delphi, incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333)
10.5		Amended and Restated Agreement for the Allocation of United States Federal, State and Local Income Taxes between General Motors and Delphi, incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-67333)
10.6		Initial Public Offering and Distribution Agreement dated February 1, 1999 by and between Delphi Corporation and General Motors Corporation, incorporated by reference to Exhibit (10)(g) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998
10.7		Description of Delphi Corporation’s Non-Employee Directors Charitable Gift Giving Plan, incorporated by reference to Exhibit 10(h) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000
10.8		Delphi Corporation Stock Incentive Plan, incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-3 (File No. 333-67333)
10.9		Delphi Corporation Amended and Restated Deferred Compensation Plan for Non-Employee Directors, incorporated by reference to Exhibit 10(j) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004
10.10		Agreement dated December 22, 1999 by and between Delphi Corporation and General Motors Corporation, incorporated by reference to Exhibit 10(q) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999
10.11		Form of Change in Control Agreement between Delphi and its officers, incorporated by reference to Exhibit 10(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000
10.12		Supplemental Executive Retirement Program, incorporated by reference to Exhibit 4(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001
10.13		Stock Option Plan for Non-Executives, incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002
10.14		Delphi Corporation Long-Term Incentive Plan, incorporated by reference to Exhibit 4(d) to the Registrant’s Registration Statement on Form S-8 4 (File No. 333-116729)
10.15		Delphi Corporation Annual Incentive Plan, incorporated by reference to Exhibit 10(c) to the Registrant’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2004
10.16		2005 Executive Retirement Incentive Program Agreement dated May 13, 2005, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on May 18, 2005

Exhibit
Number		Description

10.17		Special Separation Agreement & Release dated May 13, 2005, incorporated by reference to Exhibit 99(b) to the Registrant’s Report on Form 8-K filed on May 18, 2005
10.18		Five Year Third Amended and Restated Credit Agreement, dated as of June 14, 2005, among Delphi Corporation and the lenders named therein, incorporated by reference to Exhibit 99(a) of the Registrant’s Report on Form 8-K filed on June 15, 2005
10.19		Offer letter outlining Mr. Robert S. Miller salary and benefits dated June 22, 2005, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on June 23, 2005
10.20		Form of Employment Agreement for Officers of Delphi Corporation, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on October 7, 2005
10.21		Employment Agreement with an Executive Officer dated October 5, 2005, incorporated by reference to Exhibit 99(b) to the Registrant’s Report on Form 8-K filed on October 14, 2005
10.22		Order Under 11 U.S.C. §§ 105 and 363 entered by the United States Bankruptcy Court for the Southern District of New York Authorizing the Debtors to Implement a Short-Term Annual Incentive Program dated February 17, 2006, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on February 23, 2006
10.23		Delphi Corporation Savings-Stock Purchase Program for Salaried Employees in the United States, incorporated by reference to Exhibit 99(a) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001
10.24		Delphi Corporation Personal Savings Plan for Hourly-Rate Employees in the United States, incorporated by reference to Exhibit 99(b) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001
10.25		UAW-GM-Delphi Special Attrition Program Agreement dated March 22, 2006 by and among Delphi Corporation, General Motors Corporation and the International Union, United Automobile, Aerospace, and Agricultural Implement Workers of America (“UAW”), incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on March 27, 2006
10.26		Supplement to UAW-GM-Delphi Special Attrition Program Agreement dated June 5, 2006, incorporated by reference to Exhibit 10(D) of the Registrant’s Report on Form 10-Q filed for the quarter ended June 30, 2006
10.27		IUE-CWA-GM-Delphi Special Attrition Program, dated June 16, 2006, incorporated by reference to Exhibit 10(E) of the Registrant’s Report on Form 10-Q for the quarter ended June 30, 2006
10.28		Order Under 11 U.S.C. §§ 105 and 363 entered by the United States Bankruptcy Court for the Southern District of New York Authorizing the Debtors to Implement a Short-Term Annual Incentive Program dated July 21, 2006, incorporated by reference to Exhibit 99(a) to the Registrant’s Report on Form 8-K filed on July 27, 2006
10.29		Debtor-In-Possession Revolving Credit, Term Loan and Guaranty Agreement by and among Delphi Corporation, the Lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent, dated January 9, 2007, incorporated by reference to Exhibit 99(A) to the Registrant’s Report on Form 8-K filed on January 12, 2007
12		Computation of Ratios of Earnings to Fixed Charges for the Years Ended December 31, 2006, 2005, 2004, 2003 and 2002, incorporated by reference to Exhibit 12 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006
14		The Delphi Foundation for Excellence, a Guide to Representing Delphi with Integrity, approved January 10, 2007, incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006
16	(a)	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated July 12, 2006, incorporated by reference to Exhibit 16(A) to the Registrant’s Report on Form 8-K/A filed on August 2, 2006
16	(b)	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated August 1, 2006, incorporated by reference to Exhibit 16(B) to the Registrant’s Report on Form 8-K/A filed on August 2, 2006
21		Subsidiaries of Delphi Corporation, incorporated by reference to incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006
23	.1†	Consent of Deloitte & Touche LLP

Exhibit
Number		Description

23	.2†	Consent of Ernst & Young LLP
23	.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24	.1†	Power of Attorney (included on signature page)
99	.1*	Form of Rights Certificate
99	.2*	Form of Instructions for Completion of Delphi Corporation Rights Certificate
99	.3*	Form of Notice of Guaranteed Delivery for Rights Certificates
99	.4*	Form of Nominee Holder Certification
99	.5*	Form of Beneficial Owner Election Form
99	.6*	Form of Letter to Stockholders
99	.7*	Form of Letter to Brokers, Banks and Other Nominees
99	.8*	Form of Letter to Clients

†	Filed herewith

*	To be filed by amendment

‡	Previously filed